UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   [X]

Filed by a party other than the Registrant   [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

IMAX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMAX Corporation

902 Broadway, 20th Floor

New York, New York, U.S.A. 10010

Dear Fellow Shareholders:	April 29, 2020

We hope this letter finds you safe and healthy as IMAX joins the world in confronting the extraordinary challenges of COVID-19. At IMAX, we are building on our strong financial position and a record-breaking 2019 to manage through this crisis, and ensure we are ready when our audiences return to theatres.

Our company has been facing COVID-19 longer than many. In January 2020, IMAX® screens across China closed as part of the country’s broader shutdown to slow the spread of the virus. Multiplexes around the world soon followed. At present, most of our 1,616 IMAX theatres across 81 countries and territories are closed in accordance with local public health measures.

IMAX is well-positioned to operate through this temporary shutdown. Our business model is asset-light with a global workforce of under 750 people. Our primary capital expenditures are growth related and controllable. We continue to take incremental cost actions as we manage through this pandemic.

When the virus recedes, we believe consumers around the world will turn to strong, trusted brands like IMAX. Indeed, our brand has never been stronger. In 2019, we set new box office records, delivered solid growth in our theatre network, further diversified our global footprint, and generated robust demand for our cutting-edge IMAX with Laser projection system. As we look at the film slate ahead, a record number of releases were filmed using IMAX cameras, including No Time to Die, Tenet, Top Gun: Maverick, Wonder Woman 1984 and more.

When much of the exhibition industry fell into bankruptcy in 2001, IMAX ushered in a period of innovation in which we invented our proprietary digital re-mastering process, developed the joint venture model in our sales business, and transitioned our operations from analog to digital. Similarly, we are pursuing opportunities through this crisis. We are developing new technologies to bring more interactivity to our theatres, fast-tracking a direct-to-consumer strategy, and codifying our vast troves of film and theatre data from around the world.

Now more than ever, we are grateful for your support. We are exceptionally focused on emerging from COVID-19 as a stronger company and continuing to deliver value for our shareholders. I would like to invite you to attend our 2020 Annual and Special Meeting, scheduled to be held on Wednesday, June 3, 2020 via live audio webcast. Shareholders will be asked to vote on a number of proposals, details of which are set forth in the accompanying Notice of Annual and Special Meeting and Proxy Circular and Proxy Statement.

Your vote is important, and we encourage you to ensure your shares are represented. You may vote by completing and returning the accompanying Form of Proxy. You may also vote over the Internet or by telephone. Please refer to the Proxy Circular and Proxy Statement for instructions and additional details.

Until then, please stay healthy and safe.

Sincerely,

/s/ Richard L. Gelfond

Richard L. Gelfond

CEO, IMAX Corporation

IMAX Corporation

902 Broadway, 20th Floor

New York, New York, U.S.A. 10010

NOTICE of ANNUAL and SPECIAL MEETING of SHAREHOLDERS

to be held on

Wednesday, June 3, 2020

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders of IMAX Corporation (the “Company”) will be conducted as a virtual meeting via live audio webcast at: https://web.lumiagm.com/205601388 on Wednesday, June 3, 2020 at 10:00 a.m. (Eastern Time) (the “Meeting”), for the following purposes:

(1)	to receive the consolidated financial statements for the fiscal year ended December 31, 2019, together with the auditors’ report thereon;
(2)	to elect the nine individuals nominated to serve as directors until the close of the next annual meeting of shareholders or until their successors are elected or appointed;
(3)	to appoint auditors and authorize the directors to fix the auditors’ remuneration;
(4)	to conduct an advisory vote on the compensation of the Company’s Named Executive Officers;
(5)	to approve the Company’s Second Amended and Restated Long-Term Incentive Plan; and
(6)	to transact such other business as may properly be brought before the Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Circular and Proxy Statement accompanying this Notice of Annual and Special Meeting of Shareholders.

Only shareholders of record as of the close of business April 9, 2020 are entitled to notice of and to vote at the Meeting.

By Order of the Board of Directors,

/s/ Kenneth I. Weissman

KENNETH I. WEISSMAN

Senior Vice President, Legal Affairs

& Corporate Secretary

April 29, 2020

To mitigate risks related to the rapidly evolving global COVID-19 (coronavirus) pandemic and based on government recommendations and requirements to avoid large gatherings, the Meeting will be conducted in a virtual-only format via live audio webcast. The live audio webcast will permit all participants to communicate adequately with each other during the Meeting. Shareholders will not be able to attend the Meeting in person. A summary of the information shareholders will need to attend the Meeting online is provided in the Proxy Circular and Proxy Statement accompanying this Notice of Annual and Special Meeting of Shareholders.

The Company is monitoring developments regarding COVID-19. In the event the Company decides to make any changes to the date, time, location or format of the Meeting, the Company will promptly notify shareholders of the change by issuing a news release.

Registered shareholders and duly appointed proxyholders will be able to attend the Meeting, ask questions and vote, all in real time, by going to https://web.lumiagm.com/205601388, provided they are connected to the Internet and comply with all of the requirements set out in the Proxy Circular and Proxy Statement accompanying this Notice of Annual and Special Meeting of Shareholders. Beneficial shareholders who have not duly appointed themselves as a proxyholder will be able to attend the Meeting as guests provided they are connected to the Internet. Guests will be able to listen to the meeting, but will not be able to vote or submit questions at the Meeting.

Shareholders who wish to appoint a person other than the management nominees identified in the accompanying Form of Proxy or Voting Instruction Form (including beneficial shareholders who wish to appoint themselves to attend) must carefully follow the instructions in the accompanying Proxy Circular and Proxy Statement and on their Form of Proxy or Voting Instruction Form. These instructions include the additional step of registering such proxyholder with our transfer agent, Computershare Investor Services Inc., after submitting their Form of Proxy or Voting Instruction Form. Failure to register the proxyholder with our transfer agent will result in the proxyholder not receiving a control number as a username to vote at the Meeting and only being able to attend as a guest.

YOUR VOTE IS IMPORTANT. Shareholders who are unable to attend the Meeting online are requested to complete and return the accompanying Form of Proxy in the envelope provided for that purpose. Proxies must be deposited with Computershare Investor Services Inc., c/o Proxy Unit, 8th Floor, 100 University Avenue, Toronto, Ontario, Canada, M5J 2Y1 or at the Company’s address noted above on or before 10:00 a.m. (Eastern Time) on Monday, June 1, 2020. Shareholders may also vote in advance of the Meeting by following the instructions for voting by telephone or over the Internet in the accompanying Proxy Circular and Proxy Statement.

PROXY CIRCULAR

AND

PROXY STATEMENT

April 29, 2020

IMAX CORPORATION

902 Broadway, 20th Floor, New York, New York, U.S.A. 10010

tel: 212-821-0100 fax: 212-821-0105

www.imax.com

IMAX Corporation

902 Broadway, 20th Floor

New York, New York, U.S.A. 10010

GENERAL INFORMATION

This Proxy Circular and Proxy Statement (the “Circular”) is furnished in connection with the solicitation by the management of IMAX Corporation (the “Company”, “we” or “us”) of proxies to be used at our Annual and Special Meeting of Shareholders, which will be conducted as a virtual meeting to be held via live audio webcast online at: https://web.lumiagm.com/205601388 on Wednesday, June 3, 2020 at 10:00 a.m. (Eastern Time) (the “Meeting”), or at any continuation, postponement or adjournment thereof.

The Notice of Annual and Special Meeting of Shareholders, the Circular and the form of proxy (the “Form of Proxy”) are intended to be released on or about April 29, 2020 to holders of our Common Shares (the “Common Shares”).

To mitigate risks related to the rapidly evolving global COVID-19 (coronavirus) pandemic and based on government recommendations and requirements to avoid large gatherings, the Meeting will be conducted in a virtual-only format via live audio webcast. The live audio webcast will permit all participants to communicate adequately with each other during the Meeting. Shareholders will not be able to attend the Meeting in person. A summary of the information shareholders will need to attend the Meeting online is provided in the Circular.

The Company is monitoring developments regarding COVID-19. In the event the Company decides to make any changes to the date, time, location or format of the Meeting, the Company will promptly notify shareholders of the change by issuing a news release.

Registered shareholders and duly appointed proxyholders who participate at the Meeting online will be able to listen to the Meeting, ask questions and vote, all in real time, provided they are connected to the Internet and comply with all the requirements set out below under “Voting at the Meeting”. Beneficial holders who have not duly appointed themselves as proxyholders may still attend the Meeting as guests provided they are connected to the Internet. Guests will be able to listen to the Meeting, but will not be able to vote or submit questions at the Meeting.

The Meeting, and certain of the requirements and logistics related thereto, are being carried out in accordance with an order of the Superior Court of Justice dated April 6, 2020 (the “Court Order”). Pursuant to the Court Order, any issue relating to the conduct of the Meeting as an online meeting may be resolved by the Chair of the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting to be held on June 5, 2020

Pursuant to the requirement promulgated by the United States Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a form of proxy or voting instruction form. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Meeting.

The definitive proxy materials will be available on the Internet at http://www.imax.com/Proxy.

Regardless of the number of Common Shares you hold, your role as a shareholder is very important, and the Board of Directors strongly encourages you to exercise your right to vote.

INFORMATION ON VOTING

Who Can Vote?

The Board of Directors has fixed April 9, 2020, as the record date for the Meeting. Each Common Share entitles the holder to one vote on all matters presented at the Meeting. As of April 9, 2020, we had 58,786,792 Common Shares issued and outstanding. You are entitled to vote at the Meeting if you were a holder of record of Common Shares as of the close of business on April 9, 2020. You are entitled to one vote on each proposal for each Common Share you held on the record date. The holders of Common Shares are entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Company and to one vote in respect of each Common Share held at all such meetings.

6

Difference between a Shareholder of Record and a Beneficial Holder

If your Common Shares are registered directly in your name, you are considered the shareholder of record with respect to those Common Shares.

If your Common Shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those Common Shares. However, you are still considered the beneficial owner of those Common Shares, and your Common Shares are said to be held in “street name”. Beneficial holders generally cannot submit a proxy or vote their Common Shares directly and must instead instruct the broker, bank, trust or other nominee on how to vote their Common Shares using the methods described below in “Voting by Beneficial Holders” on page 7.

VOTING BEFORE THE MEETING

Shareholders of Record

The following instructions for voting before the Meeting are for shareholders of record only. If you are a beneficial holder (meaning that your Common Shares are held in “street name”), please follow your broker’s instructions on how to vote your Common Shares. See the description in “Voting by Beneficial Holders” on page 7.

Voting in Person

See below under “Voting at the Meeting”.

Voting by Proxy

If you are a shareholder of record but do not plan to attend the Meeting, you may vote by proxy. There are three ways to vote by proxy.

Mail – You may vote by completing, dating and signing the enclosed Form of Proxy and promptly returning it, in the pre-addressed envelope provided to you, to Computershare Investor Services Inc. (“Computershare”), for receipt no later than 10:00 a.m. (Eastern Time) on Monday, June 1, 2020, or on the second to last business day prior to any postponed or adjourned meeting.

Telephone – You may vote by telephone from within the United States or Canada by calling the toll-free number shown on the Form of Proxy no later than 10:00 a.m. (Eastern Time) on Monday, June 1, 2020, or on the second to last business day prior to any postponed or adjourned meeting. Please refer to the holder account number and control number provided on the Form of Proxy.

Internet – You may vote over the Internet by following the login and voting procedures described on the Form of Proxy. Please refer to the holder account number and control number provided on the Form of Proxy. Detailed voting instructions will then be provided via the Internet to those who have completed the login procedure. You may vote (and revoke a previous vote) over the Internet at any time until 10:00 a.m. (Eastern Time) on Monday, June 1, 2020, or on the second to last business day prior to any postponed or adjourned meeting.

The Internet voting procedure is designed to authenticate shareholders’ identities, to allow shareholders to vote their Common Shares and to confirm that shareholders’ votes have been recorded properly. Shareholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from Internet service providers, and that these costs must be borne by the shareholder. Also, please be aware that we are not involved in the operation of the Internet voting procedure and cannot take responsibility for any access or Internet service interruptions that may occur or any inaccuracies or erroneous or incomplete information that may appear.

If you are using a 15-digit control number to login to the Meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies. However, in such a case, you will be provided the opportunity to vote by ballot on the matters put forth at the Meeting. If you DO NOT wish to revoke all previously submitted proxies, do not accept the terms and conditions, in which case, you can only enter the Meeting as a guest.

What is a Proxy?

A proxy is a document that authorizes another person to attend the Meeting and cast votes on behalf of a shareholder of record at the Meeting. If you are a shareholder of record, you can use the accompanying Form of Proxy. You may also use any other legal form of proxy.

How do you Appoint a Proxyholder?

Your proxyholder is the person you appoint to cast your votes for you at the Meeting. The persons named in the enclosed Form of Proxy are directors and officers of the Company. You have the right to appoint one of the persons designated as proxyholders in the accompanying Form of Proxy. In the alternative, you have the right to appoint any other person, who need not be a shareholder of the Company, to attend and act on your behalf at the Meeting, and such right may be exercised by inserting such person’s name in the blank space provided in the enclosed Form of Proxy or by completing another proper form of proxy. The additional registration step outlined below under “Voting at the Meeting” must also be followed.

Your proxy authorizes the proxyholder to vote and otherwise act for you at the Meeting, including any continuation of the Meeting if it is adjourned.

How will a Proxyholder Vote?

If you mark on the proxy how you want to vote on a particular issue (by checking FOR, AGAINST, WITHHOLD, or ABSTAIN), your proxyholder must cast your votes as instructed. If you vote “WITHHOLD” on the proxy it is the equivalent of voting “ABSTAIN”, and you will be abstaining from voting, though you will be treated as present for the purposes of determining a quorum.

The person appointed as proxyholder has discretionary authority and may vote the Common Shares represented thereby as such person considers best with respect to amendments or variations to matters identified in the Notice of Annual and Special Meeting, and with respect to any other matter which may properly come before the Meeting. As of the date of this Circular, we are not aware of any such amendment, variation or other matter proposed or likely to come before the Meeting. If any amendments are proposed to these matters, or if any other matters properly arise at the Meeting, your proxyholder can generally vote your Common Shares as he or she sees fit.

If you do NOT mark on the proxy how you intend to vote on a particular matter, your proxyholder is entitled to vote your Common Shares as he or she sees fit. If your proxy does not specify how you intend to vote on any particular matter, and if you have authorized a director or officer of the Company to act as your proxyholder, your Common Shares will be voted at the Meeting as follows:

•	FOR the election of the nine nominees for the Board of Directors named in this Circular as directors;
•	FOR the appointment of PricewaterhouseCoopers LLP as our independent auditors and authorizing the directors to fix the auditors’ remuneration;
•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers; and
•	FOR the approval of the Second Amended and Restated Long-Term Incentive Plan.

For more information about these matters, please see “Item No. 1 - Election of Directors” on page 11, “Item No. 2 - Appointment of Auditors” on page 16, “Item No. 3 – Advisory Vote on Named Executive Officer Compensation” on page 17 and “Item No. 4 – Approval of the Second Amended and Restated Long-Term Incentive Plan” on page 19.

How do you Revoke your Proxy?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the Meeting by depositing an instrument in writing (including another proxy) executed by the shareholder or the shareholder’s attorney authorized in writing: (i) at IMAX Corporation at 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary, at any time up to and including 10:00 a.m. (Eastern Time) on the last business day prior to the date of the Meeting or any adjournment or postponement thereof; or (ii) in any other manner permitted by law. If you revoke your proxy and do not replace it with another form of proxy that has been properly deposited, you may still vote Common Shares registered in your name at the Meeting. If you are using a 15-digit control number to login to the Meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies. However, in such a case, you will be provided the opportunity to vote by ballot on the matters put forth at the Meeting. If you DO NOT wish to revoke all previously submitted proxies, do not accept the terms and conditions, in which case, you can only enter the Meeting as a guest.

Confidentiality of Voting

Computershare counts and tabulates proxies in a manner that preserves the confidentiality of your votes. Proxies will not be submitted to management unless:

•	there is a proxy contest;
•	the proxy contains comments clearly intended for management; or
•	it is necessary to determine a proxy’s validity or to enable management and/or the Board of Directors to meet their legal obligations to shareholders or to discharge their legal duties to the Company.

Solicitation of Proxies

While we intend to solicit most proxies by mail, some proxies may be solicited by telephone or other personal contact by our directors, officers or employees. Directors, officers and employees will not receive any additional compensation for such activity. We will, upon request, pay brokers and certain other persons who hold our Common Shares for others their reasonable expenses for sending proxy materials to the beneficial owners of our Common Shares. The cost of solicitation will be borne by us. While we have chosen not to engage the services of a proxy solicitor to aid in the solicitation of proxies and verify records relating to the solicitation at this time, should we decide to do so, we will bear all costs of such solicitation.

Voting by Beneficial Holders

For beneficial holders of our Common Shares, copies of this solicitation have been distributed to your broker, bank or other intermediary who are required to deliver them to, and seek voting instructions from, beneficial holders (meaning shareholders who hold Common Shares in “street name”). Intermediaries often use a service company such as Broadridge Investor Communications (“Broadridge”) to forward meeting materials to beneficial holders. If you are a beneficial holder, you can vote your Common Shares at the Meeting through your intermediary by following the instructions your intermediary provides to you. As a beneficial holder, while you are invited to attend the Meeting, you will not be entitled to vote at the Meeting unless you make the necessary arrangements with your intermediary to do so, in addition, if applicable, to following the procedures set out below under “Voting at the Meeting”.

For the purposes of Canadian securities laws, beneficial holders fall into two categories – those who object to their identity being made known to the issuers of securities which they own (“OBOs”) and those who do not object to their identity being made known to the issuers of the securities they own (“NOBOs”). Subject to the provisions of Canadian National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer, issuers may request and obtain a list of their NOBOs from intermediaries and may use the NOBO list in connection with any matters relating to the affairs of the issuer, including the distribution of proxy-related materials directly to NOBOs. We are not sending Meeting materials directly to NOBOs; instead, we use and pay intermediaries and agents to send the Meeting materials.

Voting Online at the Meeting

See below under “Voting at the Meeting”.

Voting through an Intermediary

As a beneficial holder, you will be given a Voting Instruction Form by your intermediary which must be submitted in accordance with the instructions provided by the intermediary. You must follow the intermediary’s instructions (which allow the completion of the Voting Instruction Form by mail, telephone or Internet). Occasionally, as a beneficial holder you may be given a form of proxy that has been signed by the intermediary and which is restricted to the number of Common Shares owned by you as the beneficial holder but that is otherwise not completed. This form of proxy does not need to be signed by you. In this case, you can complete the form of proxy and vote by following the instructions provided by the intermediary.

Mail – You may vote by completing, dating and signing the Voting Instruction Form and promptly returning it in the pre-addressed envelope provided to you for receipt by no later than 10:00 a.m. (Eastern Time) on Friday, May 29, 2020, or on the third to last business day prior to any postponed or adjourned meeting.

Telephone – You may vote by telephone from within the United States or Canada by calling the toll-free number shown on the Voting Instruction Form no later than 10:00 a.m. (Eastern Time) on Friday, May 29, 2020, or on the third to last business day prior to any postponed or adjourned meeting. Please refer to the control number provided on the Voting Instruction Form.

Internet – If your intermediary is registered with Broadridge, you may vote over the Internet by following the login and voting instructions on your Voting Instruction Form no later than 10:00 a.m. (Eastern Time) on Friday, May 29, 2020, or on the third to last business day prior to any postponed or adjourned meeting. Please refer to the control number provided on the Voting Instruction Form.

U.S. Householding

Some brokers, banks or other intermediaries may be participating in the practice of “householding” proxy circulars and annual reports. This means that only one copy of the Circular and the annual report may have been sent to multiple shareholders in the same household. Each shareholder will continue to receive a separate Voting Instruction Form. We will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Investor Relations, 905-403-6500. If you would like to receive separate copies of the proxy circular and proxy statement and the annual report in the future, or if you are receiving multiple copies and want to receive only one copy for your household, you should contact your intermediary.

Information for U.S. Beneficial Holders

If you are a U.S. beneficial holder with an intermediary, you must instruct your U.S. intermediary how to vote your Common Shares. If you do not provide voting instructions, your Common Shares will not be voted on any proposal on which the U.S. intermediary does not have discretionary authority to vote. This is called a “broker non-vote”. In these cases, the broker can register your Common Shares as being present at the Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.

If you do not mark on the Voting Instructional Form how you intend to vote on a particular matter, your broker is entitled to vote your Common Shares as he or she sees fit with respect to “routine” matters such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors. However, your intermediary does not have discretionary authority to vote on the election of the nine nominees for the Board of Directors named in this Circular as directors, on the advisory vote on Named Executive Officer compensation, on the approval of the Second Amended and Restated Long-Term Incentive Plan or with respect to other matters which may properly be brought before the Meeting, if your proxy does not specify how you intend to vote on those particular matters. Accordingly, if you are a U.S. beneficial holder it is particularly important that you instruct your U.S. intermediary how you wish to vote your Common Shares on each matter.

VOTING AT THE MEETING

General

Shareholders of record may vote at the Meeting by completing a ballot online during the Meeting, as further described below under “How Do I Attend and Participate at the Meeting?”.

Beneficial holders who have not duly appointed themselves as proxyholder and do not have a 15-digit control number or Username will not be able to vote or submit questions at the Meeting but will be able to listen to the Meeting. This is because the Company and Computershare, do not have a record of the beneficial holders, and, as a result, will have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as proxyholder.

If you are a beneficial holder and wish to vote at the Meeting, you must appoint yourself as proxyholder by inserting your own name in the space provided on the Voting Instruction Form sent to you and you must follow all of the applicable instructions, including the deadline, provided by your Intermediary. See “Appointment of a Third Party as Proxy” and “How Do I Attend and Participate at the Meeting?” below.

If you are a U.S. beneficial holder, to attend and vote at the Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form. After first obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Meeting, you must submit a copy of your legal proxy to Computershare. Requests for registration should be directed by mail to the attention of the Proxy Department of Computershare Investor Services Inc. at 100 University Avenue, 8th Floor, North Tower, Toronto, Ontario, M5J 2Y1 or by email at uslegalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than June 1, 2020 by 10:00 a.m. (Eastern Time). You will receive a confirmation of your registration by email after Computershare receives your registration materials. Please note that you are required to register your appointment at https://www.computershare.com/IMAX.

Appointment of a Third Party as Proxy

The following applies to shareholders who wish to appoint someone as their proxyholder other than the management nominees named in the Form of Proxy or Voting Instruction Form. This includes beneficial holders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting.

Shareholders who wish to appoint someone other than the management nominees as their proxyholder to attend and participate at the Meeting as their proxy and vote their Common Shares MUST submit their Form of Proxy or Voting Instruction Form, as applicable, appointing that person as proxyholder AND register that proxyholder online, as described below. Registering your proxyholder is an additional step to be completed AFTER you have submitted your Form of Proxy or Voting Instruction Form. Failure to register a duly appointed proxyholder will result in the proxyholder not receiving a username to vote in the Meeting and only being able to attend as a guest.

Step 1:Submit your Form of Proxy or Voting Instruction Form To appoint someone other than the management nominees as proxyholder, insert that person’s name in the blank space provided in the Form of Proxy or Voting Instruction Form (if permitted) and follow the instructions for submitting such Form of Proxy or Voting Instruction Form. This must be completed before registering such proxyholder, which is an additional step to be completed once you have submitted your Form of Proxy or Voting Instruction Form.

If you are a beneficial holder and wish to vote at the Meeting, you have to insert your own name in the space provided on the Voting Instruction Form sent to you by your Intermediary, follow all of the applicable instructions provided by your Intermediary AND register yourself as your proxyholder, as described below. By doing so, you are instructing your Intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your Intermediary. Please also see further instructions below under the heading “How Do I Attend and Participate at the Meeting?”.

Step 2: Register your proxyholder To register a third party proxyholder, shareholders must visit http://www.computershare.com/IMAX by 10:00 a.m. (Eastern Time) on June 1, 2020 and provide Computershare with the required proxyholder contact information so that Computershare may provide the proxyholder with a control number for a username via email to participate in the Meeting. Without a control number for a username, proxyholders will not be able to vote at the Meeting but will be able to participate as a guest.

How Do I Attend and Participate at the Meeting?

The Company is holding the Meeting in a virtual-only format, which will be conducted via live audio webcast. Shareholders will not be able to attend the Meeting in person.

Attending the Meeting online enables shareholders of record and duly appointed proxyholders, including beneficial holders who have duly appointed themselves as proxyholder, to vote at the Meeting and ask questions at the appropriate times during the Meeting, all in real time. In order to participate online, shareholders must have a valid 15-digit control number and proxyholders must have received an email from Computershare containing a Username.

Log in online at: https://web.lumiagm.com/205601388 on your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox. We recommend that you log in at least 15 minutes before the Meeting starts.

If you are a shareholder of record click “I have a login” and then enter your 15-digit control number as the username, which is the control number located on your Form of Proxy or in the email notification you received from Computershare and “imax2020” (case sensitive) as the password.

OR

If you are a duly appointed proxyholder click “I have a login” and then enter your four-digit username that was provided to you by Computershare after the voting deadline passed and “imax2020” (case sensitive) as the password. In order to be a duly appointed proxyholder the proxyholder must be registered as described in “Appointment of a Third Party as Proxy” above.

If you are a beneficial holder that has not appointed yourself as a proxyholder click “I am a Guest” and then complete the online form. Guests can listen to the Meeting but are not able to vote or submit questions.

If you attend the Meeting online, it is important that you are connected to the Internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the Meeting. You should allow ample time to check into the Meeting online and complete the related procedures outlined above.

If you are using a control number as a username to login to the Meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies. However, in such a case, you will be provided the opportunity to vote by ballot on the matters put forth at the Meeting. If you DO NOT wish to revoke all previously submitted proxies, do not accept the terms and conditions, in which case you can only enter the Meeting as a guest.

VOTING REQUIREMENTS TO APPROVE MATTERS TO BE DISCUSSED AT THE 2020 ANNUAL AND SPECIAL MEETING

Item No.	Vote Required	Broker Discretionary Voting Allowed
1.Election of the Nine Nominees for the Board of Directors	Plurality of Votes Cast at the Meeting	No
2.Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors	Majority of Votes Cast at the Meeting	Yes
3.Advisory Vote on Named Executive Officer Compensation	Majority of Votes Cast at the Meeting	No
4.Approval of the Second Amended and Restated Long-Term Incentive Plan	Majority of Votes Cast at the Meeting	No

Withheld/Abstentions or broker non-votes are counted for purposes of establishing a quorum, but they are not counted as votes cast for or against a proposal.

Quorum

The Meeting requires a quorum, which for the purposes of the Meeting means:

•	at least two persons present, each being a shareholder entitled to vote at the Meeting or a duly appointed proxyholder for a shareholder; and
•	persons owning or representing by proxy not less than 33⅓% of the total number of Common Shares entitled to vote at the Meeting.

Pursuant to the Court Order, the quorum will be satisfied through the attendance of shareholders, director or represented by proxy, through the online webcast.

As of April 9, 2020, we had 58,786,792 Common Shares issued and outstanding, each carrying the right to one vote at all meetings of our shareholders.

PROCEDURE FOR CONSIDERING SHAREHOLDER PROPOSALS FOR OUR 2021 ANNUAL MEETING

If a shareholder wishes to propose any matter for a vote by our shareholders at our 2021 Annual Meeting of Shareholders, he or she must send his or her proposal to IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary. We may omit the proposal from next year’s Proxy Circular and Proxy Statement if such proposal does not comply with applicable Canadian corporate law and U.S. securities laws or if it is not received by our Corporate Secretary at the address noted above by December 24, 2020.

SHAREHOLDER COMMUNICATION

Shareholders or other interested parties wishing to communicate with the Board of Directors, or any individual director, may do so by sending a written communication to IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, addressed to the Board of Directors or any individual director, Attention: Corporate Secretary. The Secretary forwards all such communications to the Board of Directors.

PRINCIPAL SHAREHOLDERS OF VOTING SHARES

We are not aware of any persons who as of April 9, 2020 beneficially owned or exercised control or direction over more than 5% of our Common Shares other than:

	Amount and Nature of	Percentage of
	Beneficial Ownership	Outstanding
Name and Address of Beneficial Owner of Common Shares	of Common Shares	Common Shares
Douglas Group	8,905,835 (1)	15.1%
Kevin and Michelle Douglas
James E. Douglas, III
K&M Douglas Trust
Douglas Family Trust
James Douglas and Jean Douglas Irrevocable Descendants’ Trust
Celtic Financial LLC
125 E. Sir Francis Drake Blvd., Suite 400, Larkspur, CA 94939
Franklin Resources, Inc.	5,102,746 (2)	8.7%
Charles B. Johnson
Rupert H. Johnson, Jr.
Templeton Asset Management Ltd.
Franklin Advisers, Inc.
Franklin Templeton Investments Corp.
Fiduciary Trust Company International
One Franklin Parkway, San Mateo, CA 94403-1906 7 Temasek Boulevard, Suntec Tower 1, #38-03, Singapore, 038987
Shapiro Capital Management LLC	5,770,805 (3)	9.8%
3060 Peachtree Road, Suite 1555 N.W., Atlanta, Georgia, 30305

The percentage of outstanding Common Shares is based on dividing the number of Common Shares beneficially owned by such person by 58,786,792 Common Shares outstanding as of April 9, 2020.

(1)

Based solely on information reported in a Schedule 13D/A filed jointly by Kevin Douglas, Michelle Douglas, James E. Douglas, III, K&M Douglas Trust, Douglas Family Trust, James Douglas & Jean Douglas Irrevocable Descendants’ Trust and Celtic Financial LLC on January 27, 2020 with the SEC. As reported in such filing, Kevin Douglas has shared voting power with respect to 6,667,549 Common Shares. Kevin Douglas and his wife, Michelle Douglas, hold 3,820,456 Common Shares jointly as the beneficiaries and co-trustees of the K&M Douglas Trust. In addition, Kevin Douglas and Michelle Douglas are co-trustees of the James Douglas and Jean Douglas Irrevocable Descendants’ Trust, which holds 2,584,441 Common Shares. Kevin Douglas is the Manager of Celtic Financial LLC, which holds 200,000 Common Shares. Kevin Douglas may be deemed to have shared voting/dispositive power over the 62,652 Common Shares held by the KGD IDGT Trust. Michelle Douglas may be deemed to have shared voting/dispositive power over the 62,652 Common Shares held by the MMD IDGT Trust. Kevin Douglas has shared dispositive power with respect to 8,843,183 Common Shares. Kevin Douglas also has shared dispositive power with respect to 923,645 Common Shares held by James E. Douglas, III and 1,251,989 Common Shares held by the Douglas Family Trust.

(2)

Based solely on information reported in a Schedule 13G/A filed by Franklin Resources, Inc. on February 4, 2020 with the SEC. As reported in such filing, Templeton Asset Management Ltd. has sole voting power over 4,246,426 Common Shares. Franklin Advisers, Inc. has sole voting power over 753,755 Common Shares. Franklin Templeton Investments Corp. has sole voting power over 85,165 Common Shares. Fiduciary Trust Company International has sole voting power over 17,400 Common Shares. Franklin Resources, Inc. does not hold shared voting/dispositive power with respect to any Common Shares.

(3)

Based solely on information reported in a Schedule 13G filed by Shapiro Capital Management LLC on February 14, 2020 with the SEC. As reported in such filing, Shapiro Capital Management LLC has sole voting power over 5,009,193 Common Shares, shared voting power over

761,612 Common Shares, and sole dispositive power over 5,770,805 Common Shares. Shapiro Capital Management LLC does not hold shared dispositive power with respect to any Common Shares.

FINANCIAL STATEMENTS AND AUDITORS’ REPORT

The Board of Directors will submit to the shareholders at the Meeting the consolidated financial statements for the fiscal year ended December 31, 2019, and the auditors’ report thereon. A copy of these financial statements and the auditors’ report are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Form 10-K”), which is being mailed to our shareholders together with this Circular.

MATTERS TO BE CONSIDERED AT THE 2020 ANNUAL AND SPECIAL MEETING

BOARD OF DIRECTORS’ RECOMMENDATIONS FOR YOUR VOTE

The following is a summary of matters to be considered at the Meeting together with the Board of Directors’ unanimous recommendations for your votes.

Item No.	Board Recommendation
1. Election of the Nine Nominees for the Board of Directors	FOR
2. Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors	FOR
3. Advisory Vote on Named Executive Officer Compensation	FOR
4. Approval of the Second Amended and Restated Long-Term Incentive Plan	FOR

Item No. 1 - ELECTION OF DIRECTORS

Our articles provide that the Board of Directors may be comprised of a minimum of 1 and a maximum of 15 directors, with the actual number determined from time to time by resolution of the Board of Directors. As of the date of this Circular, the size of the Board of Directors has been set at nine directors.

The Board of Directors is currently composed of Neil S. Braun, Eric A. Demirian, Kevin Douglas, Richard L. Gelfond, David W. Leebron, Michael MacMillan, Dana Settle, Darren Throop and Bradley J. Wechsler. The term of each director will expire at the 2020 Annual and Special Meeting. Each director will be standing for re-election at the 2020 Annual and Special Meeting. Shareholders are not permitted to vote for a greater number of persons than the number of nominees identified below.

In any election or appointment of a director to fill a vacancy created by any director ceasing to hold office, the election or appointment shall be for the unexpired term of the director who has ceased to hold office.

Nominees for Election

Shareholders who wish to have the Board of Directors consider the nomination of any person for director at the 2021 Annual Meeting of Shareholders should communicate with the Corporate Secretary. See the description in “Nomination Process” on page 74 for more information.

At the Meeting, shareholders will be asked to approve the election of directors by ordinary resolution, which requires that a plurality of the votes cast at the Meeting be in favor of the resolution. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the proxy in favor of the resolution. Voting “WITHHOLD” is the equivalent to voting “ABSTAIN”. If any of the nominees is for any reason unable to serve as a director, proxies in favor of management will be voted for another nominee in their discretion unless the shareholder has specified in the Form of Proxy that such shareholder’s Common Shares are to be withheld from voting on the election of directors.

The Board of Directors unanimously recommends a vote FOR the election of each of these nominees as directors.

The nominees for election as directors have indicated to us that they will serve if elected. Each director elected will hold office until the earlier of the close of the 2021 Annual Meeting of Shareholders, until his or her successor is elected or appointed, or until the date of his or her resignation or termination.

The following section lists certain information concerning the persons to be nominated for election to our Board of Directors.

Nominees for Election as Directors for the Term Expiring in 2021

RICHARD L. GELFOND Director (since March 1994) and Chief Executive Officer Age: 64 New York, New York, U.S.A.

Richard Gelfond has been sole Chief Executive Officer of the Company since April 2009. Mr. Gelfond served as Co-Chairman of the Company with Mr. Wechsler from June 1999 to March 2009 and served as Co-Chief Executive Officer with Mr. Wechsler from May 1996 to March 2009. From March 1994 to June 1999, Mr. Gelfond served as Vice Chairman of the Company. Mr. Gelfond has also been the Chairman and Non-Executive Director of the Company’s subsidiary, IMAX China Holding, Inc., since May 27, 2015, and has been a director of IMAX China Holding, Inc. since 2010.

Mr. Gelfond serves as Chairman of the Board of Trustees of the Stony Brook Foundation, Inc., which is affiliated with Stony Brook University. He is also a member of the Academy of Motion Picture Arts and Sciences. Mr. Gelfond serves on the International Advisory Board of the Turkana Basin Institute, a non-profit initiative focusing on field research in the Lake Turkana Basin of Kenya. Mr. Gelfond served as the Chairman of the Columbia Shuttle Memorial Trust Steering Committee, which was established in co-operation with NASA to support the families of the seven crew members of the STS-107 mission of the Space Shuttle Columbia, which came to a tragic end on February 1, 2003.

Key Skills and Experience:

Mr. Gelfond’s long service as Chief Executive Officer of the Company (formerly Co-Chief Executive Officer), as well as his marketing, financial, legal and capital markets expertise, combined with his extensive knowledge of the business, operations and domestic and international markets of the Company and his formidable relationships with studios, exhibitors and other partners and stakeholders of the Company, are valuable assets to the Board.

BRADLEY J. WECHSLER Director (since March 1994) and Chairman of the Board of Directors Age: 68 New York, New York, U.S.A.

Bradley Wechsler has been sole Chairman of the Company's Board of Directors since April 2009. Mr. Wechsler assumed the role of CEO and Managing Partner, Elysium LLC in January 2015. Elysium manages the business affairs of a high-net-worth private family. Mr. Wechsler served as Co-Chairman of the Company with Mr. Gelfond from June 1999 to March 2009 and served as Co-Chief Executive Officer with Mr. Gelfond from May 1996 to March 2009. From March 1994 to June 1999, Mr. Wechsler served as Chairman of the Company.

Mr. Wechsler serves on the board of Apollo Investment Corporation. He also serves on the board of Math for America. Mr. Wechsler also serves on the board of the NYU Langone Hospital and Medical Center, where he is a Vice Chairman and member of the Executive Committee. Mr. Wechsler served on the board of Assay Healthcare Solutions from 2010 to 2014. Mr. Wechsler is a member of the Academy of Motion Picture Arts and Sciences.

Key Skills and Experience:

Mr. Wechsler’s long service as Co-Chief Executive Officer of the Company, as well as his financial, legal and capital markets expertise, combined with his extensive knowledge of the business and operations of the Company are valuable assets to the Board. In addition, Mr. Wechsler brings particular expertise in board leadership and governance given his long service as Co-Chairman and Chairman of the Board.

NEIL S. BRAUN Director (since June 2003) Age: 67 New York, New York, U.S.A. Committee Memberships: Audit Committee Governance Committee

Neil Braun has been the Dean of Pace University’s Lubin School of Business since July 2010 and is also a member of the University Operating Committee. Mr. Braun held the position of Chief Executive Officer of The Carbon Neutral Company from 2008 to June 2010 and Chairman & Chief Executive Officer of The GreenLife Organization from 2007 to 2008. Mr. Braun held the position of President, Distribution & Marketing of Starz Media after it acquired IDT Entertainment in August 2006. He was President, Feature Films and Television of IDT Entertainment from 2005 to 2007 and the President of Vanguard Animation, LLC from 2001 to 2005. Mr. Braun was the President of Vast Video Inc. prior to this and was President of iCast Corporation, a wholly-owned subsidiary of CMGI, Inc., during 1999. From 1994 to 1998, Mr. Braun was President of NBC Television Network. Prior to 1994, Mr. Braun was the Chairman and CEO of Viacom Entertainment, the COO of Imagine Films Entertainment and Senior Vice President of Home Box Office Inc.

Mr. Braun also sits on the Board and is Chairman of the Audit Committee of Share our Strength, a non-profit organization. Until April 2017 he served for 20 years on the Board of the Westhampton Beach Performing Arts Center and served terms as President of the Board and Chair of the Audit Committee. Mr. Braun received his Certificate of Director Education through the National Association of Corporate Directors and is a member of KPMG’s Audit Committee Institute. Mr. Braun is a former director of the GreenLife Organization (2007 - 2008) and The Carbon Neutral Company (2008-2010).

Key Skills and Experience:

Mr. Braun’s experience as a senior executive of a number of entertainment, technology and other companies allows him to provide valuable insight into issues and opportunities facing the Company. Through his role as the Dean of the Lubin School and various other corporate roles, Mr. Braun has gained financial expertise which is valuable to the Audit Committee.

ERIC A. DEMIRIAN Director (since September 2010) Age: 61 Toronto, Ontario, Canada Committee Memberships: Audit Committee (Chair)

Eric Demirian has been President of Parklea Capital Inc., a boutique financial advisory and strategy firm since 2003, and is President of Demicap Inc., a private investment firm. Prior to Mr. Demirian’s position at Parklea Capital, he held the position of Executive Vice President of Group Telecom, Inc. from 2000 to 2003. Mr. Demirian’s previous positions include, partner and head of Information and Communication Practice at PricewaterhouseCoopers (1983 - 2000) and Internal Auditor at the Ontario Lottery and Gaming Corporation (1980 - 1983).

Mr. Demirian serves as non-executive Chair of the Board of Directors of Descartes Systems Group. He also serves on the boards of Enghouse Systems Ltd. and Redline Communications Inc. Mr. Demirian is a former director and Chair of the Audit Committee of Leisure Canada Inc. (2010 - 2011), Menu Foods Income Fund (2005 - 2010) and Keystone North America Inc. (2007 - 2010). Mr. Demirian has also served as a member of the Advisory Council for the School of Accounting & Finance at Ted Rogers School of Management at Ryerson University, advisor to the Accounting Standards Board of CPA (Canada) and as Director and Treasurer for the Parkinson Foundation of Canada. He is a Chartered Professional Accountant, a Chartered Accountant and a Certified General Accountant, and holds a Bachelor of Business Management from Ryerson University.

Key Skills and Experience:

Mr. Demirian’s accounting experience combined with his substantial business and transaction experience make him well suited to assist the Board in its assessment of financial and accounting matters. With his strong financial background, Mr. Demirian meets the SEC definition of an Audit Committee financial expert.

KEVIN DOUGLAS Director (since October 2016) Age: 57 Larkspur, California, U.S.A. Committee Memberships: Compensation Committee

Kevin Douglas has been the Chairman and Founder of Douglas Telecommunications, a family investment office through which Mr. Douglas manages the Douglas family investment portfolio since 1995. Prior to Douglas Telecommunications, he was Chairman of the Board at Rural Cellular Management Corporation. Mr. Douglas has served on the board of KSR International Co. since 1985 and was formerly on the board of Stamps.com from 2003 to 2009. Mr. Douglas is IMAX Corporation’s largest individual investor and has been a shareholder since 2007. In 2014, the Company partnered with Mr. Douglas and his spouse, Michelle Douglas, to donate an IMAX® theater to the University of Southern California’s School of Cinematic Arts. The Michelle and Kevin Douglas IMAX Theatre and Immersive Media Lab serves as a research and teaching facility for students to learn IMAX filmmaking as well as other immersive entertainment experiences.

Key Skills and Experience:

Mr. Douglas’ long association with the Company has given him a broad understanding of the Company’s business, its products and the markets in which it operates. Mr. Douglas’ investment and business experience with technology and other companies, together with his expertise in identifying new opportunities for investment and growth, are valuable resources for the Board.

DAVID W. LEEBRON Director (since September 2003) and Lead Independent Director Age: 65 Houston, Texas, U.S.A. Committee Memberships: Governance Committee (Chair) Audit Committee

David Leebron has been the President of Rice University since July 2004. Prior to July 2004, Mr. Leebron held the position of Dean of Columbia Law School since 1996 and Professor of Law since 1989.

Mr. Leebron is on the Council on Foreign Relations, the board of the Greater Houston Partnership and served as Chair of the Association of American Universities (AAU) from 2016 to 2017.

Key Skills and Experience:

Mr. Leebron brings his broad legal experience, leadership and management skills as President of Rice University and former Dean of Columbia Law School to the Board which make him well suited to assess legal risks and other challenges faced by the Company, as well as to apply his experience to governance issues faced by the Company and the Board.

MICHAEL MACMILLAN Director (since June 2013) Age: 63 Toronto, Ontario, Canada Committee Memberships: Governance Committee

Michael MacMillan is Chief Executive Officer of Blue Ant Media, a Canadian-based media company which he co-founded in 2011. Blue Ant is a producer, distributor and broadcaster with active operations in Toronto, Los Angeles, London and elsewhere internationally. Mr. MacMillan was Chairman and/or CEO of Alliance Atlantis Communications from 1998 to 2007. Mr. MacMillan co-founded Atlantis Films Limited in 1978 which acquired Alliance Communications in a reverse takeover in 1998 and the company subsequently became Alliance Atlantis Communications. Mr. MacMillan retired from Alliance Atlantis in 2007 after selling the company to Canwest Communications and Goldman Sachs. In 2007, he co-founded Samara, a think tank that works to strengthen political engagement in Canada through innovative research and educational programs and serves as Chair.

Mr. MacMillan is co-founder and co-owner of Closson Chase, a vineyard and winery in Prince Edward County, Ontario, Canada. A member of the Order of Canada, Mr. MacMillan has volunteered with numerous community and industry organizations over many years and is currently involved with Open Roof Films and Human Rights Watch, amongst other organizations.

Key Skills and Experience:

Mr. MacMillan’s extensive experience in the entertainment industry as well as his ownership interests in various private companies and involvement with charitable organizations gives him a broad expertise in film and television production, digital publishing and other media, thus bringing additional expertise to the Board in these areas.

DANA SETTLE Director (since July 2015) Age: 47 Los Angeles, California, U.S.A. Committee Memberships: Governance Committee Compensation Committee

Dana Settle has been a Partner and Co-Founder of Greycroft Partners, a venture capital fund based in New York City and Los Angeles focused on investments in the Internet and mobile markets since March 2006. Throughout her career, Ms. Settle has played a key role in the success of many technology startups. Prior to Greycroft, where she heads the firm’s West Coast arm in Los Angeles, Ms. Settle spent several years as a venture capitalist and adviser to startup companies in the Bay Area.

Ms. Settle currently serves on the boards of Greycroft’s investments in AppAnnie, Anine Bing, EBTH.com, Thrive Market, Steelhouse, TheRealReal, Clique Media Group, RocketJump and WideOrbit. She also managed the firm’s investments in Maker Studios (sold to Disney), Trunk Club (sold to JWN), Viddy (sold to FullScreen), AwesomenessTV (sold to Dreamworks), Digisynd (sold to Disney), ContentNext (sold to Guardian Media), Pulse (sold to LinkedIn) and Sometrics (sold to American Express). Ms. Settle’s additional experience includes business development at Truveo (AOL), investment banking at Lehman Brothers and international business development at McCaw Cellular Communications (AT&T).

Key Skills and Experience:

Ms. Settle’s extensive experience in the private equity markets, as well as her Board positions and ownership interests in various digital and other start-up companies, gives her a broad expertise in emerging technology and media markets which is beneficial to the Board as it examines new opportunities. Ms. Settle also has experience in business development and investment banking which is relevant to the Board’s oversight of the Company’s financial matters.

DARREN THROOP Director (since June 2015) Age: 55 Toronto, Ontario, Canada Committee Memberships: Compensation Committee (Chair)

Darren Throop has served as President and CEO of Entertainment One, Ltd. (eOne), a leading entertainment company that specializes in the production and distribution of film, television and family content, since July 2003. In December 2019, Mr. Throop joined diversified play and entertainment company Hasbro, Inc., through its acquisition of eOne. Mr. Throop continues to lead eOne as its President & CEO and he is also an executive officer of Hasbro Inc. He served on the Board of Directors of eOne from 2003 to 2019.

Mr. Throop has over 20 years of executive management experience in the entertainment industry. From 1999 to 2003, Mr. Throop was CEO of Records on Wheels, and prior to that, Mr. Throop owned and operated Canadian music retail chain Urban Sound Exchange.

Mr. Throop was appointed to The Order of Canada in 2019 for his innovative leadership in the entertainment and film industry. He is a member of the International Academy of Television Arts and Sciences, has been inducted into the Canadian Music Hall of Fame, and was recognized as Entrepreneur of the Year by Grant Thornton.

Key Skills and Experience:

Mr. Throop’s experience in the growth of an entrepreneurial and international entertainment and content brand company which is engaged in television, film and music production, distribution, merchandising and licensing further strengthens the Board’s expertise in these areas.

Item No. 2 - APPOINTMENT OF AUDITORS

At the Meeting, shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP, Chartered Accountants (“PwC”), as our independent auditors to hold office until the close of the next Annual Meeting of Shareholders at a remuneration rate to be fixed by the Board of Directors.

Shareholders will be asked to approve the appointment by ordinary resolution, which requires that a majority of the votes cast at the Meeting be in favor of the resolution. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the Form of Proxy in favor of the resolution. Voting “WITHHOLD” is the equivalent to voting “ABSTAIN”.

Representatives of PwC are expected to participate in the Meeting online and to be available to respond to appropriate questions and to make a statement if they desire to do so.

PwC are our principal independent accountants. PwC have been our auditors for more than five years. The following table presents fees for professional services rendered by PwC for the audits of our annual financial statements for the years ended December 31, 2018 and December 31, 2019, and fees billed for other services rendered by PwC during those periods.

Type of Fees	2019 ($)	2018 ($)	Description of Fees
Audit Fees	1,677,000	1,635,000

For professional services rendered by PwC in connection with the audit of our financial statements included in our Annual Report on Form 10-K and of our internal control over financial reporting, the review of our financial statements included in our Quarterly Reports on Form 10-Q, various statutory audits and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees	81,000	75,000

For professional services rendered by PwC in connection with assurance and related services that are reasonably related to the performance of the audit or review of financial statements and which includes consultations concerning financial accounting and reporting standards and review of regulatory matters. In 2019, audit-related fees consisted primarily of reimbursement for 2019 Canadian Public Accountability Board fees; fees for audit of the Company’s pension plan; and various other smaller matters.

Tax Fees	497,000	959,000

For professional services rendered by PwC in connection with tax advice, tax planning and tax compliance. In 2018 and 2019, tax fees consisted primarily of the tax advice related to transfer pricing including APA support and corporate tax consulting in multiple jurisdictions and audit defense. Tax compliance related fees represented $283,000 and $426,000 of the total tax fees in 2019 and 2018, respectively, including corporate tax compliance, indirect tax compliance, expatriate taxes and various smaller items.

All Other Fees	—	22,000	For HKSE requirement-Environmental, Social and Governance and Corporate Governance Code reporting.
Total	2,255,000	2,691,000
Note: Comparatives have been reclassified to conform with the current period classification.

Audit Committee’s Pre-Approval Policies and Procedures

All audit-related services and all other permissible non-audit services provided by PwC were pre-approved by the Audit Committee, and the fees for each category are budgeted. The Audit Committee requires PwC and management to report actual fees versus the budget to the extent that actual fees exceed budgeted and approved fees. The Audit Committee reviews all actual fees at year-end. During the year, circumstances may arise when it may become necessary to engage PwC for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engagement of PwC. The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Item No. 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (“Say-on-Pay”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation program for our Named Executive Officers (“NEOs”) as disclosed in this Circular.

The Board of Directors, including members of the Compensation Committee, considered the results of the 2019 shareholder Say-on-Pay vote at the 2019 annual meeting. At that meeting, a majority of votes cast were not supportive of our executive compensation program. In connection with the Compensation Committee’s ongoing evaluation of our compensation practices and the comments from proxy advisory services that our shareholders use, at the end of 2018 and in early 2019 the Compensation Committee and management developed an aggressive, targeted shareholder engagement plan focused on soliciting detailed feedback on the Company’s executive compensation program. This engagement allowed shareholders to speak to members of our Board of Directors, including the Chairman, our Lead Independent Director and a member of our Compensation Committee. The objective was to hear feedback directly from our shareholders on our existing compensation program and on the views expressed in proxy advisor guidance used by many of our shareholders.

As a result of those meetings, the Compensation Committee has implemented numerous material changes to the Company’s executive compensation program that reflect the feedback it received from shareholders in these discussions, such as:

•	the adoption of performance stock units (“PSUs”) for the CEO and other NEOs, granted to the CEO in January 2020 and other NEOs in March 2020;
•	amending the CEO’s employment agreement to include:
▪	quantifiable metrics to determine the short-term cash bonus for the CEO, beginning with the bonus for 2019;
▪	equal annual long-term incentive awards rather than a front-loaded grant in combination with annual awards;
▪	increased share ownership requirements;
▪	updated equity termination and severance provisions;
▪	updated change-in-control provisions; and
▪	a fixed, rather than variable, value of the Company’s Supplemental Executive Retirement Plan (“SERP”) obligation; and
•	revising the scope of the clawback provision in our CEO’s employment agreement and adopting a corporate clawback policy;

among other changes, as further described below in “Compensation Discussion and Analysis”.

As discussed in this Circular, the objectives of our executive compensation program are to:

•

provide competitive total compensation packages that include short-term cash-based and long-term equity-based incentive components that appropriately encourage and reward performance and retention and that create enduring long-term shareholder value;

•	reward the NEOs for their relative individual contributions to our success;
•	link executive compensation to our long-term strategic objectives; and
•	align the NEOs’ interests with shareholders’ interests through an equity award framework that creates a sense of ownership, mutual goals and shared risk among executives.

Consistent with these goals and as discussed in “Compensation Discussion and Analysis” beginning on page 35 we have structured our overall executive compensation program, which includes annual short-term cash bonuses and long-term equity compensation plans, to motivate executives, particularly through the use of detailed metrics, to achieve results consistent with certain business and individual performance factors, to reward the executives for achieving or exceeding such results and to encourage retention of executives beyond the current year.

We encourage you to carefully review the “Compensation Discussion and Analysis” section, the tabular compensation disclosures and the related narrative disclosures beginning on page 35 for additional information about our compensation programs, including information about the fiscal year 2019 compensation of our NEOs and changes the Compensation Committee has implemented in 2019 that were developed as a result of our recent targeted outreach to shareholders.

Based on the recommendation of shareholders at our 2017 Annual and Special Meeting, and the Board of Directors’ consideration of that recommendation, we have determined that we will hold a Say-on-Pay vote every year, until the next required shareholder vote to recommend the frequency of such votes. Accordingly, we are asking our shareholders to indicate their support for the compensation program for our NEOs as described in this Circular, particularly in light of the numerous material changes made to such program in the past year. The Say-on-Pay vote gives our shareholders the opportunity to express their views on our NEOs’ compensation program. This Say-on-Pay vote is not intended to address any specific item of compensation, but rather the overall compensation program for the NEOs and the philosophy, policies and practices described in this Circular.

Shareholders will be asked to indicate their support for the compensation program for our NEOs, as discussed in this Circular by ordinary resolution, which requires that a majority of the votes cast at the Meeting be in favor of the resolution. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the Form of Proxy in favor of the resolution. Voting “ABSTAIN” is the equivalent to voting “WITHHOLD”.

The Board of Directors asks its shareholders to vote FOR the following resolution at the Meeting:

RESOLVED that the shareholders approve the compensation of the Company’s Named Executive Officers, as discussed and disclosed in the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative disclosure set forth in the Circular of the Company dated April 29, 2020.

Although the vote is advisory and non-binding in nature, the Board of Directors and the Compensation Committee will review the voting results and will consider shareholder views in connection with our executive compensation program. If there are a significant number of negative votes, the Board of Directors and the Compensation Committee will continue to seek to understand and consider the concerns that influenced the vote in making future decisions about executive compensation programs.

Item No. 4 – APPROVAL OF THE SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

The Board of Directors is asking our shareholders to approve the second amendment and restatement (the “Amendment”) of the Company’s 2013 Long-Term Incentive Plan (“IMAX LTIP” or “the Plan”), originally approved by our shareholders at our 2013 annual and special meeting, and subsequently approved by our shareholders at our 2016 annual and special meeting. On April 6, 2020, the Compensation Committee recommended the Amendment to the Board and the Board adopted the Amendment on April 21, 2020, subject to shareholder approval at the Meeting, which we are now seeking. The key amendments to the Plan as provided in the Amendment are:

•	Increase the number of shares authorized under the Plan by 7.2 million;
•	We project that this increase will allow for equity-based compensation awards to be granted to employees for approximately two (2) years, from June 2020 through June 2022;
•	Reduce the value of full-value awards to count as 2.25 shares against the share reserve and eliminate the 4 million share limitation on full-value awards;
•	Requiring one year minimum vesting for all awards granted under the Plan (with a carve out of 5% of the additional 7.2 million shares);
•

Increase the maximum number of shares that may be granted to an individual, eligible employee, officer, director or consultant (collectively, “Participant”) in a calendar year from 1 million to 2 million, solely for awards denominated in shares; and

•	Extend the term of the Plan from the current termination date of June 11, 2023 to the tenth (10th) anniversary of the date that our shareholders approve the Amendment.

Equity incentive awards are a key component of our pay-for-performance philosophy and since the Plan was initially approved, the number of Participants has grown from approximately 100 employees to over 500 employees. We use equity incentive awards to attract, motivate and retain talent as well as align our employees’ and non-employee directors’ interests with those of our shareholders. The purpose of the Amendment is to allow the Company to award the equity incentives important to our compensation program for the next two years, while resulting in a reasonable amount of potential equity dilution. The Board of Directors believes that the proposal to increase the number of shares authorized for issuance is in the best interest of our shareholders and supports this proposal for the following reasons:

•

If the Amendment is approved by our shareholders, the Plan will enable the Compensation Committee to continue to grant equity-based compensation awards that promote the Company’s long-term success and increase shareholder value by closely aligning employee compensation with performance that enhances long-term shareholder returns.

•	The increase to the number of shares authorized under the Plan is projected to last approximately two (2) years, from June 2020 to June 2022.
•

If the Amendment is not approved, we will not have sufficient shares remaining under the Plan for future employee grants and we will be compelled to significantly increase the cash-based component of employee compensation, which could reduce the alignment of employee and shareholder interests and hinder our ability to attract and retain top talent.

Background for Requested Share Authorization

The Board of Directors is asking shareholders to approve the Amendment to authorize an additional 7,200,000 shares for the Plan. This would increase the total number of shares available for issuance under the Plan to 17,700,000 (7,200,000 plus the existing 10,500,000 share reserve) and allowing for equity-based grants to employees, officers, directors and consultants for approximately the next two (2) years, from June 2020 through June 2022. As of April 9, 2020, 155,874 shares of the original 10,500,000 share reserve remained available for future grants, which does not include shares reserved to be granted in the case of maximum achievement of the performance metrics associated with our grants of PSUs in 2020.

While the authorization request is for 7,200,000 shares, the maximum number of full-value awards that can be issued to Participants is actually 3,200,000. This is because, as described in the “Highlights of the Plan as amended by the Amendment” chart below, every full-value award granted, such as an RSU or PSU, will reduce the number of shares available by 2.25.

In reality, even fewer than 3,200,000 shares are likely to be awarded because the Company’s internal tracking of available shares assumes the achievement of the maximum vesting opportunity of 175%. For example, the Company granted approximately 225,613 PSUs in 2020, but we have reserved an additional 169,210 shares for possible overachievement upon settlement of the PSUs. (Note: Some of these PSUs may be returned to the plan pool if PSU metrics are not achieved).

In determining the proposed number of additional shares to request, the Compensation Committee considered a number of factors, which are discussed in further detail below, including:

•	Remaining shares available under the Plan after the March 2020 annual grants;
•

Historical and projected equity granting practices and rates of award cancellations for unexercised or unvested awards that may be added back to our pool of available shares (for example, from options that expire without being exercised or awards that are canceled before they vest), including our three-year average share usage rate; and

•	Current and total potential dilution of outstanding awards, remaining available shares, and newly requested shares.

The increase to the number of shares available to grant under the Plan will enable us to better deliver market competitive compensation packages to our employees and continue to attract and retain top talent that is key to the successful execution of our business strategy. If we do not increase the number of shares remaining under our Plan, we will not have sufficient shares for future grants, thereby significantly impairing our ability to attract and retain top talent.

Highlights of the Plan as amended by the Amendment
Available Shares Authorized for Issuance

Increasing the number of shares authorized for issuance under the Plan by 7,200,000 shares. This would increase the authorized shares from 10,500,000 to a total of 17,700,000 shares. We project that this increase will allow for equity-based compensation awards to be granted to employees for approximately two (2) years, from June 2020 through June 2022.

Fungible Share Pool for Full-value Awards	For every share granted pursuant to a full-value award, the number of shares available will be reduced by 2.25 shares.
No Automatic Share Replenishment or “Evergreen” Provision	There is no evergreen feature pursuant to which the shares authorized for issuance under the Plan can be automatically replenished.
No Liberal Share Counting

Shares withheld by or delivered to the Company to satisfy the exercise or grant price of stock options and SARs, shares withheld to satisfy tax withholding obligations on any award and shares repurchased by the Company using option exercise proceeds, will not be available for future grants.

No Repricing of Options or SARs Without Shareholder Approval

Repricings, exchanges and cash buyouts of underwater options and SARs are generally prohibited without prior shareholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.

No Discounted Options or SARs	Stock options and SARs may not be granted with an exercise or grant price lower than the fair market value of the underlying shares on the date of grant.
Limitation on Term of Options and SARs	The maximum term of a stock option or SAR is 10 years.
No Liberal Change-in-Control Definition	Change-in-control benefits are triggered only by the consummation, rather than shareholder approval, of a merger or other change-in-control event.
Double-Trigger Change-in-Control Vesting

If awards are assumed by a successor company in connection with a change-in-control, such awards will only be accelerated if a Participant’s employment is terminated without cause or for good reason within 24 months following the change-in-control.

No Excise Tax Gross-Ups on Change-in-Control	The Plan does not provide for any excise tax gross-ups.
Minimum vesting Requirements

All Awards are required to meet minimum vesting requirements of at least one year with a carve-out equal to 5% of the Common Shares reserved for issuance. Historically, it has been our general practice to grant stock options that vest within four calendar years of the date of grant and restricted share units that vest within three calendar years of the date of grant, subject to limited exceptions.

Payment of Dividends/Dividend Equivalents	The Plan prohibits the current payment of dividends or dividend equivalent rights on unvested or unearned equity awards.
Share Ownership Guidelines	Our executive officers are subject to share ownership guidelines as described on page 47 under the heading “Share Ownership Guidelines”.
Prohibition on Hedging and Pledging

Directors and executive officers are prohibited from hedging or pledging Company shares as described on page 48 under the heading “Hedging and Pledging” in the “Compensation Discussion and Analysis” section.

Burn Rate	The 3-year average burn rate of the Plan is 2.52%.

Dilution

Our “dilution” at April 9, 2020 was 11.07%. If the 7,200,000 additional shares proposed to be authorized for grant under the Plan were included, our dilution on that date would have been 19.81%. “Dilution” is the sum of the total number of shares (i) underlying all equity awards outstanding and (ii) available for future award grants, divided by: the sum of the total number of shares (a) underlying all equity awards outstanding, (b) available for future award grants, and (c) outstanding at the time of calculation.

Shareholder Approval Requirements

Shareholder approval is required for any amendment, alteration, suspension, discontinuation or termination of outstanding awards and of the Plan if such approval is required under applicable laws, rules and regulations, including the rules of the NYSE and such other securities exchanges.

Clawback Policy

All awards granted under the Plan will be subject to the IMAX Clawback Policy adopted on February 19, 2020 and publicly available on the “Governance” page of our Investor Relations website or, where applicable, more stringent terms included in the employment agreements of our employees.

Independent Oversight	The Plan is administered by the Compensation Committee, which is a committee consisting solely of independent Board members.

Remaining Shares Available under the Plan. Following our 2020 annual grants, as of April 9, 2020, we have a total of 155,874 shares available for grant under the Plan. For information on grants made in 2019, please see the ”2019 Equity Compensation Plan Information” on page 33.

	December 31, 2019	April 9, 2020
Unexercised options outstanding (1)	5,732,209	4,944,077
Weighted average exercise price of outstanding options (1)	$26.82	$26.78
Weighted average remaining term of outstanding options (1)	4.5 years	4.95 years
Unvested RSUs and PSUs outstanding	1,065,347	2,220,650	(2)
Total shares remaining for future grants	2,147,443	155,874
(1)	Includes stock options awarded under our legacy Stock Option Plan (the “SOP”).
(2)	Includes PSUs equal to the amount of maximum achievement of the performance metrics.

Historical Equity Award Granting Practices. In determining how many additional shares to request, we considered our historic equity grant levels over the past three fiscal years.

Year	Options Granted (a)	RSUs Granted (b)	Options + RSUs Granted (a) + (b) = (c)	Weighted Average Common Shares Outstanding (d)	Burn Rate (c) / (d)
2019	1,016,882	687,475	1,704,357	61,310,000	2.78%
2018	1,082,123	659,282	1,741,405	63,075,000	2.76%
2017	854,764	463,010	1,317,774	65,380,000	2.02%
3-year average					2.52%

Our three-year average grant rate of 2.52% of Common Shares outstanding positions us at the 35th percentile of our peers. Under the methodology employed by certain proxy advisory firms, which applies a multiplier to full-value awards, our three-year average grant rate would be well below the proxy advisory firms’ industry thresholds.

Current and Total Potential Dilution. When compared to our peers, our current dilution positions us at the 39th percentile of our peers. Including the requested 7,200,000 shares will position our new total potential dilution for the share proposal year approximately at the 78th percentile of our peers. Note that actual dilution associated with the new reserve will depend on several factors, including the types of awards granted under the Plan.

Summary of the Second Amended and Restated Long-Term Incentive Plan

The following is a summary of the principal features of the Plan as amended by the Amendment. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Amendment, a copy of which is attached to this Circular as Appendix A. Capitalized terms not defined in this summary will have the meaning given to them in the Plan as amended by the Amendment. We encourage you to read the entire Amendment to understand all of its terms. In addition, we will send to you, free of charge, a copy of the Plan upon your request. You may send your request in writing to IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Investor Relations.

Purpose of the Plan

The IMAX LTIP was primarily established to promote the long-term success of the Company and to increase shareholder value by providing Participants with incentives that align their interests with shareholders’ interests and that contribute to the long-term growth and profitability of the Company. In addition, the IMAX LTIP is intended to implement our pay-for-performance philosophy and provide a means to attract, retain and motivate highly qualified individuals who are in a position to make significant contributions to the Company. The IMAX LTIP, which covers virtually all full-time Company employees, provides for the grant of options, restricted shares, restricted share units, stock appreciation rights, performance stock, performance stock units, cash performance units or other awards granted by the Compensation Committee.

Administration

The IMAX LTIP is administered by our Compensation Committee. All members of the Compensation Committee qualify as “independent” under the NYSE rules and Section 1.2 of Canadian National Instrument 58-101. The Compensation Committee has the full authority to construe and interpret the IMAX LTIP, subject to its express provisions, including the authority to select the individuals who will receive awards under the IMAX LTIP, determine the number of Common Shares subject to an award, determine the terms and conditions of awards and approve the individual award documents delivered to individuals in connection with their awards. The Compensation Committee may delegate certain responsibilities and powers to a subcommittee or appropriate officers of the Company, subject to certain conditions, and may revoke the delegation of powers at any time.

Eligibility

The Compensation Committee has the authority to grant awards to officers, employees, directors, and consultants of the Company, its subsidiaries or affiliates. Over 500 Participants are eligible to participate in the Plan. The number of eligible Participants is subject to change depending on the number of new hires, promotions, resignations and retirements that will occur during the term of the IMAX LTIP. To the extent permitted by law, the Compensation Committee may delegate its authority to grant awards (other than to executive officers) to a subcommittee or appropriate officers of the Company.

Number of Common Shares Available for Issuance

If this proposal is approved by shareholders, subject to adjustment in accordance with the IMAX LTIP, the maximum aggregate number of Common Shares that may be issued under the IMAX LTIP will be 17,700,000 Common Shares. The number of Common Shares subject to outstanding awards is counted against the share reserve, and thereby reduces the number of Common Shares remaining available for future awards, on a share-for-share basis, except that to the extent we grant full-value awards (including restricted shares, restricted share units, performance stock, performance stock units, and cash performance units), for every one Common Share granted pursuant to a full-value award, the number of Common Shares available for issuance under the IMAX LTIP will be reduced by 2.25 Common Shares.

Common Shares covered by awards granted under the IMAX LTIP that are forfeited or cancelled or otherwise expire without having been exercised or settled generally will become available for issuance under a new award. In addition, if an award is settled through the payment of cash or other non-share consideration, the Common Shares subject to the award will become available for issuance pursuant to a new award. However, Common Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations, and shares repurchased by the Company using option exercise proceeds, will not be available for issuance pursuant to a new award. In addition, the full number of Common Shares that were subject to a net-settled option or a stock settled SAR (rather than the net number of Common Shares actually delivered upon exercise) are counted against the share reserve. Upon the cancellation of a SAR granted in tandem with an option or the cancellation of an option granted in tandem with a SAR, no Common Shares will become available for issuance pursuant to a new award.

Types of Awards; Limits

The Compensation Committee may grant the following types of awards under the IMAX LTIP: options, restricted shares, restricted share units, performance stock, performance stock units, SARs, and other awards based on, or related to, Common Shares. The IMAX LTIP limits the number of specific types of awards that may be granted to any individual as follows:

•	the maximum number of Common Shares that may be issued pursuant to options and SARs granted to any eligible individual in any calendar year is 1,000,000 Common Shares; and
•

the maximum value of other types of awards that may be awarded to any eligible individual in any calendar year is $5,000,000 measured as of the date of grant with respect to awards denominated in cash and 2,000,000 Common Shares measured as of the date of grant with respect to awards denominated in Common Shares.

Shares pursuant to all awards granted under the IMAX LTIP will be subject to a minimum vesting requirement of at least one year, with a limited carve-out covering no more than 5% of Common Shares reserved for issuance.

Stock Options. A stock option is the right to acquire Common Shares at a fixed exercise price for a fixed period of time. Under the IMAX LTIP, the Compensation Committee fixes the term of the options, which term may not exceed ten years from the date of grant.

The Compensation Committee may grant either incentive stock options or nonqualified stock options. As described below, incentive stock options may entitle the Participant, but not the Company, to preferential tax treatment. The Compensation Committee determines the rules and procedures for exercising options. The exercise price may be paid in cash, Common Shares, a combination of cash and Common Shares, through net settlement (meaning the Company withholds Common Shares otherwise issuable upon exercise to pay the exercise price), or by any other means authorized by the Compensation Committee, including cashless exercise, a procedure whereby vested Common Shares covered by the option are sold by a broker and a portion of the sale proceeds are delivered to the Company to pay the exercise price.

The Compensation Committee sets the exercise price of our stock options, but never less than 100% of the fair market value of a Common Share on the date of grant. Except for adjustments made in connection with a stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, liquidation, merger or other similar corporate event or distribution of stock or property affecting the Common Shares, the exercise price of outstanding options or SARs may not be reduced without shareholder approval, and no option or SAR may be canceled in exchange for cash, options or SARs with a lower exercise price, or other awards.

SARs. SARs are awards that entitle the Participant to receive an amount equal to the excess, if any, of the fair market value on the exercise date of the number of Common Shares for which the SARs is exercised over the grant price. The grant price cannot be less than 100% of the fair market value of a Common Share on the date of grant. Payment to the Participant on exercise may be made in cash or Common Shares, as determined by the Compensation Committee on or following the date of grant. The Compensation Committee fixes the term of the SARs, which term may not exceed ten years from the date of grant.

Restricted Shares. Restricted share awards are shares that are subject to cancellation, restrictions, and vesting (including performance-based vesting) conditions, as determined by the Compensation Committee. The restricted shares may be either granted or sold to the Participant.

Restricted Share Units. Restricted share units entitle a Participant to receive one or more Common Shares in the future upon satisfaction of vesting conditions determined by the Compensation Committee. The Compensation Committee determines whether restricted share units will be settled through the delivery of Common Shares, cash of equivalent value, or a combination of Common Shares and cash.

Performance Stock and Performance Stock Units. Performance stock and performance stock units entitle a Participant to receive a target number of Common Shares if specified performance targets are achieved during a specified performance period. Actual shares delivered to Participants may be more or less than the specified target number of Common Shares depending on the achievement of the performance targets during the performance period. The performance targets and performance period are determined by the Compensation Committee and set forth in the applicable award document.

 Cash Performance Units. Cash performance units entitle a Participant to receive a target amount of cash if specified performance targets are achieved during a specified performance period. As with performance stock and performance stock units, the performance targets and performance period are determined by the Compensation Committee and set forth in the applicable award document.

Other Awards. The Compensation Committee also may grant other forms of awards that generally are based on the value of Common Shares. These other awards may provide for cash payments based in whole or in part on the value or future value of Common Shares, may provide for the future delivery of Common Shares to the Participant, or may provide for a combination of cash payments and future delivery of Common Shares.

Amendment and Termination; Term

Generally, the Board of Directors may terminate, amend, modify, or suspend the IMAX LTIP at any time. The Company will obtain shareholder approval of any termination, amendment, modification, or suspension if required by applicable laws, rules or regulations (including NYSE rules). Subject to limited exceptions, no termination, amendment, modification, or suspension may materially and adversely alter or impair the rights of a Participant with respect to an outstanding award without the Participant’s consent. Unless terminated earlier, the IMAX LTIP will terminate on the tenth (10th) anniversary of the date on which the Amendment is approved by shareholders, and no additional awards may be granted after this date. Awards granted prior to the expiration date will remain outstanding in accordance with their terms.

Change-in-Control

In the event of a transaction constituting a change-in-control of the Company, the IMAX LTIP provides that, if awards are assumed or substituted by the successor entity on an equivalent basis, they will be accelerated only if the Participant’s employment or service relationship with the Company or the successor is terminated without cause or with good reason within twenty-four months following the change-in-control. If awards are not assumed or substituted on an equivalent basis, the Compensation Committee may take steps it considers appropriate with respect to outstanding awards, including accelerating vesting, providing for deemed attainment of performance conditions, providing for the lapse of restrictions on an award, providing that outstanding awards will terminate or expire unless settled in full prior to a specified date, or terminating or cancelling any outstanding award in exchange for a cash payment.

 Termination of Employment

The Compensation Committee will specify, at or after the time of grant of an award, the effect, if any, that a Participant’s termination of employment or the Participant’s death, disability or achievement of a combination of age and service requirements will have on the vesting, exercisability, settlement or lapse of restrictions applicable to an award. The treatment may be specified in the award document or determined at a subsequent time.

Other Provisions

Recoupment. All awards granted under the Plan will be subject to the IMAX Clawback Policy adopted on February 19, 2020 and publicly available on the “Governance” page of our Investor Relations website, where applicable, any more stringent terms included in the employment agreements of our employees.

Dividends and Dividend Equivalents. The Compensation Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding award. Any such dividends or interest may either be paid currently or may be deemed to have been reinvested in Common Shares, and may be settled in Common Shares, cash, or a combination of cash and Common Shares. Notwithstanding the foregoing, no payment of dividends or dividend equivalents may be made unless and until the related award is vested and, in the case of awards conditioned upon the achievement of one or more performance measures, may only become payable if and to the extent the performance goals with respect to the award are achieved. No dividends or dividend equivalents will be paid with respect to cash performance units, options or SARs.

Shareholder Rights. A Participant will have no rights as a shareholder with respect to Common Shares covered by an award until the date the Participant or the Participant’s nominee becomes the holder of record of such Common Shares. Generally, no adjustment will be made for dividends or other rights for which the record date is prior to such date.

Repricing of Options and SARs. The terms of outstanding awards may not be amended, without shareholder approval, to reduce the exercise price of outstanding options or SARs, or to cancel outstanding options or SARs in exchange for cash, other awards, or options or SARs with an exercise price that is less than the exercise price of the original options or SARs.

Adjustments or Changes in Capitalization. In the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividends, recapitalization, reorganization, liquidation, merger or other similar corporate event or distribution of stock or property affecting the Common Shares, the aggregate number of Common Shares available for issuance under the IMAX LTIP, the various IMAX LTIP limits, and the number of Common Shares subject to, and exercise or grant price of outstanding awards will be appropriately adjusted by the Compensation Committee in order to preserve the benefits or potential benefits intended to be made available to the Participants.

Limited Transferability. Generally, an award may only be transferred upon the Participant’s death to a designated beneficiary or in accordance with the Participant’s will or the laws of descent or distribution, and pursuant to a domestic relations order. The Compensation Committee also may permit limited transferability, generally to a Participant’s family member, a trust for the benefit of a family member, a charitable organization, or any other individual or entity permitted under law and the rules of the exchange that lists the applicable award.

U.S. Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to certain awards that may be granted under the IMAX LTIP based on current tax laws. The summary does not include any state, local or foreign tax laws. This discussion is intended for the information of shareholders considering how to vote at the Meeting and not as tax guidance to individuals who participate in the IMAX LTIP.

Nonqualified Stock Options and SARs. A Participant will not recognize taxable income upon the grant of a nonqualified stock option or SAR. The Participant generally will recognize ordinary income upon exercise, in an amount equal to the excess of the fair market value of the Common Shares received at the time of exercise (including any Common Shares withheld by the Company to satisfy tax withholding obligations) over the exercise price. Any appreciation or depreciation in the fair market value of the Common Shares after the exercise date will generally result in a capital gain or loss to the Participant at the time the Participant disposes of the Common Shares.

Incentive Stock Options. A Participant will not recognize taxable income when an incentive stock option is granted or exercised. A Participant’s tax basis in the Common Shares acquired upon exercise of an incentive stock option is the amount paid to exercise the incentive stock option. If the Participant exercises the incentive stock option and holds the acquired Common Shares for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and the Participant’s tax basis will be taxed as long-term capital gain or loss in the year of the sale. If the Participant sells the acquired Common Shares before the end of the two-year and one-year holding periods, the Participant generally will recognize ordinary income at the time of sale equal to the fair market value of the Common Shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain will be capital gain, long-term if the Common Shares have been held for more than one year. The excess of the fair market value of the covered Common Shares over the exercise price on the date of exercise is included in minimum taxable income for the federal alternative minimum tax in the year of exercise.

Restricted Shares. A Participant will not recognize taxable income upon the grant of restricted shares. Instead, the Participant will recognize ordinary income at the time of vesting equal to the fair market value of the Common Shares received. Any subsequent gain or loss will be capital gain or loss, long-term if the Common Shares have been held for more than one year. The Participant may instead elect to be taxed at the time of grant by making an election under Section 83(b) of the Code. If the Participant makes such an election, the one-year long-term capital gains holding period begins on the date of grant.

Restricted Share Units and Performance Stock Units. A Participant will not recognize taxable income upon the grant of restricted share units or performance stock units. The Participant will recognize ordinary income at the time the Common Shares are delivered equal to the fair market value of the Common Shares (or cash) received. Any subsequent gain or loss will be capital gain or loss, long-term if the Common Shares have been held for more than one year.

Tax Effect for the Company. The Company generally will receive a deduction for any ordinary income recognized by a Participant with respect to an award. However, Section 162(m) of the Code limits the deductibility of compensation paid in any taxable year to our Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers (“Covered Employee”) to $1,000,000. Generally, once an executive is classified as a Covered Employee of a public company, that person remains a Covered Employee so long as such person is receiving compensation from the public company.

Canadian Federal Income Tax Consequences

The following is a brief description of the Canadian federal income tax consequences generally arising with respect to certain awards that may be granted under the IMAX LTIP based on current tax laws. The summary does not include any provincial, territorial or foreign tax laws. This discussion is intended for the information of shareholders considering how to vote at the Meeting and not as tax guidance to individuals who participate in the IMAX LTIP. The summary assumes that the Participants are employees at the time the awards are granted.

Incentive Stock Options, Nonqualified Stock Options and SARs. A Participant will not recognize taxable income upon the grant of an incentive stock option, nonqualified stock option or SAR. The Participant generally will be required to include in income an amount equal to the excess of the fair market value of the Common Shares of the Company received at the time of exercise (including any Common Shares withheld by the Company to satisfy tax withholding obligations) over the exercise or grant price. This amount is considered employment income for the year in which the options or rights are exercised. The Participant may be entitled to a deduction for one-half of the amount included in income on the exercise of options in certain circumstances. In the case of SARs paid in cash, a further condition is that this deduction is available only if the Company has filed an election to forego a deduction by it of the cash payment.

Restricted Shares and Restricted Share Units. In the case of restricted share units where the Common Shares of the Company are delivered within three years following the end of the calendar year in which the services were rendered, no amount is required to be included in a Participant’s income until such Common Shares are delivered. At such time, an amount equal to the fair market value of the Common Shares received is included in the Participant’s employment income. Otherwise, a Participant generally will be required to include in employment income, upon the grant of restricted shares or restricted share units, an amount equal to the fair market value of the restricted shares or restricted share units received. Such fair market value will be determined taking into account the vesting and other conditions. A Participant may be entitled to an offsetting deduction if the vesting conditions for restricted share units are not met and the units are canceled. A Participant whose restricted shares are canceled will be deemed to have disposed of the restricted shares to the Company, which may give rise to all or any combination of a deemed dividend, gain or loss.

Performance Stock and Performance Stock Units. A Participant will not recognize taxable income upon the grant of performance stock or performance stock units. The Participant will be required to include in employment income, at the time the Common Shares of the Company are delivered, an amount equal to the fair market value of the Common Shares received.

Cash Performance Units. If the performance period is more than three years, a Participant will be required to include in employment income, upon the grant of cash performance units, an amount equal to the fair market value of the units at the time of grant. The Participant may be entitled to an offsetting deduction if the performance targets are not met. If the performance period is three years or less, no amount is required to be included in a Participant’s employment income until the year the cash is received.

Tax Effect for the Company. The Company generally will not be entitled to any deduction in computing its income in respect to an award granted or Common Shares delivered to a Participant. However, the Company may be entitled to deduct cash payments made to a Participant to the extent that the amount is reasonable in the circumstances and provided that, in the case of SARs paid in cash, the Company has not filed an election to forego a deduction by it of the cash payment.

 The foregoing is not to be considered as tax advice to any person who may be a Participant in the Plan and any such persons are advised to consult their own tax counsel. The foregoing is intended to be a general discussion and does not cover all aspects of an individual’s unique tax situation such as the tax consequences of deferred compensation or state and local taxes.

New Plan Benefits

As of April 9, 2020, there were over 500 Participants who would be eligible to receive awards under the IMAX LTIP. No awards will be granted under the Amendment unless it is approved by our shareholders. The granting of awards under the IMAX LTIP is within the discretion of the Compensation Committee, and therefore it is never possible to predict with certainty the awards that may be made to Participants under the IMAX LTIP in the future.

The proposal to approve the Second Amended and Restated IMAX Long-Term Incentive Plan requires the approval of shareholders by ordinary resolution, which requires that a majority of the votes cast at the Meeting be in favor of the resolution. Voting “WITHHOLD” is the equivalent to voting “ABSTAIN”. If the proposal is approved by the holders of the Common Shares, the Second Amended and Restated IMAX Long-Term Incentive Plan will become effective immediately. If our shareholders fail to approve the proposal, the current Amended and Restated IMAX Long-Term Incentive Plan will continue in force but without giving effect to the amendments. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the Form of Proxy in favor of the ordinary resolution.

The Board of Directors asks its shareholders to vote FOR the following resolution at the Annual Meeting:

RESOLVED that the IMAX Corporation Second Amended and Restated Long-Term Incentive Plan as set forth in Appendix A to the Circular of the Company dated April 29, 2020 be approved.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of April 29, 2020.

NAME	AGE	POSITION
EXECUTIVE OFFICERS:
Richard L. Gelfond	64	Chief Executive Officer (“CEO”) and Director
Patrick McClymont	50	Chief Financial Officer (“CFO”) and Executive Vice President
Megan Colligan	47	President, IMAX Entertainment and Executive Vice President, IMAX Corporation
Robert D. Lister	51	Chief Legal Officer and Senior Executive Vice President, IMAX Corporation
Mark Welton	56	President, IMAX Theatres
Denny Tu	43	Chief Marketing Officer and Senior Vice President, IMAX Corporation
Giovanni M. Dolci	35	Head of Global Sales, IMAX Corporation
Edwin Tan	51	Chief Executive Officer, IMAX China Holding, Inc.
Kenneth I. Weissman	48	Senior Vice President, Legal Affairs and Corporate Secretary
Kevin M. Delaney	47	Senior Vice President, Finance and Controller

OTHER KEY EXECUTIVES:
Pablo Calamera	57	Chief Technology Officer and Executive Vice President
Jacki Bassani	41	Executive Vice President and Chief People Officer
Craig Dehmel	51	Executive Vice President, Head of Global Distribution, IMAX Entertainment and President,
		Senior Vice President, IMAX Corporation
Bruce Markoe	63	Senior Vice President of Post Production, Operations and DMR

RICHARD L. GELFOND Chief Executive Officer and Director

Richard Gelfond has been sole Chief Executive Officer of the Company since April 2009 and has been a director since March 1994. Mr. Gelfond served as Co-Chairman of the Company with Mr. Wechsler from June 1999 to March 2009 and served as Co-Chief Executive Officer with Mr. Wechsler from May 1996 to March 2009. From March 1994 to June 1999, Mr. Gelfond served as Vice Chairman of the Company. Mr. Gelfond has also been the Chairman and Non-Executive Director of the Company’s subsidiary, IMAX China Holding, Inc., since May 27, 2015, and has been a director of IMAX China Holding, Inc. since 2010.

Mr. Gelfond also serves as Chairman of the Board of Trustees of the Stony Brook Foundation, Inc., which is affiliated with Stony Brook University. He is also a member of the Academy of Motion Picture Arts and Sciences. Mr. Gelfond serves on the International Advisory Board of the Turkana Basin Institute, a non-profit initiative focusing on field research in the Lake Turkana Basin of Kenya. Mr. Gelfond served as the Chairman of the Columbia Shuttle Memorial Trust Steering Committee, which was established in co-operation with NASA to support the families of the seven crew members of the STS-107 mission of the Space Shuttle Columbia, which came to a tragic end on February 1, 2003.

PATRICK MCCLYMONT Chief Financial Officer and Executive Vice President

Patrick McClymont joined the Company in August 2016 as Chief Financial Officer and Executive Vice President and leads IMAX’s global financial operations. Prior to joining the Company, Mr. McClymont was Executive Vice President and Chief Financial Officer at Sotheby’s, where he led select P&L activities, corporate strategy, regional Finance Directors in the Americas, Europe and Asia, as well as the finance, accounting, tax, treasury, and investor relations functions. Prior to Sotheby’s, he was Partner and Managing Director at Goldman, Sachs & Co., where he spent 15 years.

Mr. McClymont is a member of the Board of Directors of Standard Motor Products, Inc., (“SMP”) and is a member of the SMP Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee and Strategic Planning Committee.

MEGAN COLLIGAN President, IMAX Entertainment and Executive Vice President, IMAX Corporation

Megan Colligan joined the Company in February 2019 as President, IMAX Entertainment and Executive Vice President, IMAX Corporation. She has also been a director of IMAX China Holding, Inc. since February 2019. Prior to joining the Company, Ms. Colligan served in executive roles at Paramount Pictures from 2006 to 2017, most recently as Worldwide President of Marketing and Distribution. She spearheaded the marketing and distribution efforts for many of Paramount's most successful franchise properties and oversaw Paramount's Home Entertainment division, a $1 billion annual business for the studio.

A member of the Academy of Motion Picture Arts and Sciences, Ms. Colligan was also the winner of the 2013 Sherry Lansing Award from Big Brothers and Big Sisters of Greater Los Angeles. She has served on the organization's Board since receiving the honor. She chairs the marketing committee and serves on the executive committee and fund development committee. She graduated from Harvard University with a B.A. in American history and African American studies.

ROBERT D. LISTER Chief Legal Officer and Senior Executive Vice President, IMAX Corporation

Robert Lister joined the Company in May 1999 as Senior Vice President, Legal Affairs and General Counsel, and currently serves as Chief Legal Officer and Senior Executive Vice President of IMAX Corporation. Mr. Lister has held numerous positions at the Company, including Chief Legal Officer and Chief Business Development Officer, Senior Executive Vice President and General Counsel and Executive Vice President, Business & Legal Affairs, Corporate Communications and General Counsel. Prior to joining the Company, Mr. Lister was Vice President, General Counsel and Secretary of Clearview Cinemas, a film exhibitor, from March 1998 until his employment with the Company. From 1996 to 1998, Mr. Lister served as Associate General Counsel of Merit Behavioral Care Corporation, a behavioral healthcare company.

Mr. Lister serves on the Board of Directors of the Company’s Ireland entity, IMAX Theatres International Limited, and also serves on the Board of TCL-IMAX Entertainment Co., Limited, a joint venture of TCL Corporation and the Company, and until March 2016, served as its Chairman. Mr. Lister is a member of the New York State Bar Association.

MARK WELTON President, IMAX Theatres

Mark Welton joined the Company in July 1997 as Director, Business Affairs and was appointed President, IMAX Theatres in October 2011. Previous to that, Mr. Welton held the position of Executive Vice President, Corporate and Digital Development & Theatre Operation since April 2007. Mr. Welton has held various other positions within the Company including: Senior Vice President, Business Affairs; Senior Vice President, Theatre Operations; and Executive Vice President, Theatre Operations & General Manager, Digital. Prior to joining the Company, Mr. Welton was an associate lawyer at the law firm Stikeman Elliot LLP from 1994 until his employment with the Company. Prior to that, Mr. Welton was an associate accountant at Ernst & Young.

Mr. Welton is a member of the Ontario Bar Association and the Chartered Professional Accountants Canada.

DENNY TU Chief Marketing Officer and Senior Vice President, IMAX Corporation

Denny Tu joined the Company in August 2017 as Executive Vice President, Global Brand & Creative and Senior Vice President, IMAX Corporation and was appointed Chief Marketing Officer in February 2019. Prior to joining the Company, from 2011 to 2017, Mr. Tu was Head of Strategy, Brand & Creative at Sky, Europe's largest entertainment, media, & technology company. Prior to that, he served as Managing Director/Senior Vice President at Autonomy, an advertising & creative agency.

A dual UK and U.S. citizen, he serves on the Board of Trustees for Ditch The Label, a leading global anti-bullying charity.

GIOVANNI DOLCI Head of Global Sales, IMAX Corporation

Giovanni Dolci joined the Company in October 2012 as Vice President, Theatre Development and was appointed Head of Global Sales, IMAX Corporation in January 2020. Mr. Dolci previously held the position of Vice President, Theatre Development and Managing Director, Europe and Africa beginning in January 2017 and became Senior Vice President in March 2018. Prior to joining the Company, he was Director of Business Development and Commercial Operations at Arts Alliance Media. Before his time at Arts Alliance Media, Mr. Dolci worked in film financing focusing on several projects in New Zealand, Italy and the UK. Mr. Dolci also serves on the Board of Directors of IMAX Theatres International Limited, a wholly-owned subsidiary of IMAX Corporation.

Mr. Dolci has a degree in Economics and Management from Bocconi University in Milan and an MSc in Management from Cass Business School in London. He is a former Junior Fellow of the Aspen Institute, Italy.

EDWIN TAN Chief Executive Officer, IMAX China Holding, Inc.

Edwin Tan joined the Company in December 2019 as Chief Executive Officer of IMAX China Holding, Inc., a subsidiary of the Company. Prior to joining the Company, Mr. Tan was the Chief Executive Officer of Messe Muenchen China and South East Asia from March 2017 to July 2019 where he led the strategic planning and growth agenda, including successfully completing the first ever acquisition for the company in China. Prior to that, Mr. Tan was President at Wanda Studios Qingdao from 2016 to 2017 and spent 7 years with Reed Exhibitions Greater China in various roles, including Chief Operating Officer from 2014 to 2016, Senior Vice President of Commercial, Strategy and New Business from 2012 to 2014, Vice President of North China and Business Development, Managing Director of Reed Huayin (RHY) and Managing Director of Reed Huaqun (RHQ) from 2009 through 2011, and Regional Director of Business Development & Planning APAC from 2007 through 2008. Mr. Tan was a Managing Director at Sirivatana International from 2005 to 2007 and also worked in various roles in SNP Corporation from 1996 to 2005.

Mr. Tan graduated from Murdoch University with a Bachelor of Economics in 1992 followed by an MBA in Business Administration and Management from The University of Hull in 1997.

KENNETH I. WEISSMAN Senior Vice President, Legal Affairs and Corporate Secretary

Kenneth Weissman joined the Company in October 2011 as Vice President, Legal Affairs, and has held the position of Senior Vice President, Legal Affairs since 2015. In December 2017, Mr. Weissman was appointed Corporate Secretary, and was also appointed by the Company's Audit Committee as Chief Compliance Officer. Prior to joining the Company, Mr. Weissman was Senior Corporate Counsel at Sony Corporation of America, where he held various positions from 2004 through 2011. Prior to that, Mr. Weissman was an associate lawyer at Skadden, Arps, Slate, Meagher & Flom in New York and Testa, Hurwitz & Thibeault in Boston, and served as a law clerk to the Hon. Judith S. Kaye, Chief Judge of the State of New York.

Mr. Weissman is Corporate Secretary to the Board of Directors of TCL-IMAX Entertainment Co., Limited, a joint venture of TCL Corporation and the Company. Mr. Weissman is a member of the American Bar Association and the Association of Corporate Counsel.

KEVIN M. DELANEY Senior Vice President, Finance and Controller

Kevin Delaney joined the Company in December 2019 as Senior Vice President, Finance and Controller, and was subsequently appointed Principal Accounting Officer effective February 2020. Prior to joining the Company, Mr. Delaney served as the Corporate Controller & Chief Accounting Officer of Sotheby’s from 2007 to 2019 and as Assistant Corporate Controller from 2000 to 2007. Mr. Delaney was employed at Sony Music Entertainment from 1998 to 2000 and at Deloitte & Touche LLP from 1994 to 1998.

Mr. Delaney is a Certified Public Accountant and holds a BBA in Public Accounting from Pace University.

OTHER KEY EXECUTIVES

PABLO CALAMERA Chief Technology Officer and Executive Vice President

Pablo Calamera joined the Company in February 2020 as Chief Technology Officer and Executive Vice President. Prior to joining the Company, Mr. Calamera was Chief Technology Officer for several pioneering startups and public companies, including JW Player from 2017 to 2019, where he oversaw all aspects of technology development and technical operations supporting small businesses to large global enterprises with the best video technology and monetization capabilities on web, mobile and embedded devices. Previous to that, Mr. Calamera served as Chief Technology Officer at Vonage from 2014 to 2017 and at iHeartRadio from 2011 to 2014, where he led technology vision, architecture, R&D and technical operations. Mr. Calamera also held technology leadership roles such as Director at Apple Inc. from 2006 to 2010 and Senior Director at Danger Inc. from 2001 to 2006.

JACKI BASSANI Executive Vice President and Chief People Officer

Jacki Bassani joined the Company in December 2019 as Executive Vice President and Chief People Officer. Prior to joining the Company, Ms. Bassani was the Managing Director, and Head of North America, Talent and Rewards at Willis Towers Watson from 2010 to 2019 where she was responsible for managing and growing the company’s business and colleague experience for over 3,500 employees across North America. In addition to this leadership role, during her tenure at Willis Towers Watson, she also provided consulting services to large global organizations and has extensive experience specializing in organizational transformation and employee research. Prior to that, Ms. Bassani held various leadership positions at MercerSirota from 2003 to 2010 where she held the title of Vice President and led the business development and consulting function for Employee Research.

Ms. Bassani has an MA in Industrial Organizational Psychology and is a member of the Society of Industrial Organizational Psychologists.

CRAIG DEHMEL Executive Vice President, Head of Global Distribution, IMAX Entertainment and Senior Vice President, IMAX Corporation

Craig Dehmel joined the Company in September 2016 as Executive Vice President, Head of Global Distribution, IMAX Entertainment and Senior Vice President, IMAX Corporation. Mr. Dehmel manages the global theatrical release planning and execution of Hollywood, local, documentary, and special content releases to IMAX screens worldwide. Prior to joining the Company, he managed the theatrical release planning and execution of all 20th Century Fox-distributed titles in over 100 countries, worldwide, during his sixteen-year career with Fox. Mr. Dehmel is a member of the Academy of Motion Picture Arts and Sciences. Mr. Dehmel has been a guest lecturer at the Anderson School of Business (UCLA) for the past 15 years, teaching a seminar on the fundamentals of the worldwide theatrical business. He is also a regular guest speaker at the Annenberg School of Communications and Peter Stark Producing Program, both at USC.

Mr. Dehmel has a B.A. in History from Colgate University and an MBA in Entertainment Management and Strategy from the Anderson School at UCLA.

BRUCE MARKOE Senior Vice President of Post Production, Operations and DMR

Bruce Markoe joined the Company in July 2015 as Senior Vice President of Post-Production, Operations and DMR. Prior to joining the Company, and starting in 2011, Mr. Markoe was Senior Vice President of Post-Production at Marvel Studios. Before his role at Marvel Studios, Mr. Markoe was Senior Vice President of Post-Production at Overture Films, and starting in 2007, Executive Vice President of Post-Production at Revolution Studios.

Mr. Markoe is a member of the Academy of Motion Picture Arts and Sciences and has been a guest lecturer at the Anderson School of Business (UCLA) for the past 20 years, teaching a seminar on the fundamentals of the worldwide theatrical business.

2019 EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our Equity Compensation Plans as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	6,797,556		$22.62	2,147,443
Equity compensation plans not approved by security holders	Nil		Nil	Nil
Total	6,797,556	(2)	$22.62	2,147,443	(3)

(1)

The weighted average exercise price under column (b) with respect to equity compensation plans does include Common Shares issuable upon the vesting of outstanding RSUs, which have no exercise price. Excluding RSUs, the weighted average exercise price under column (b) would be $26.82.

(2)	Represents 11.08% of 61,362,872 Common Shares outstanding as of December 31, 2019. This number includes outstanding Options and Restricted Share Units.
(3)	Represents 3.5% of 61,362,872 Common Shares outstanding as of December 31, 2019.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Shares as of April 9, 2020 or as otherwise indicated in the notes below, including: (i) all persons to be nominated for election to the Board of Directors, individually; (ii) all current directors and the NEOs, individually; and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner of Common Shares	Common Shares Beneficially Owned, Controlled or Directed (1)		Common Shares that can be Acquired within 60 days	Total	Percentage of Outstanding Common Shares (2)
Richard L. Gelfond	296,992	(3)	3,396,343	3,693,335	6.3%
Bradley J. Wechsler	204,041	(4)	—	204,041	*
Neil S. Braun	38,632	(5)	—	38,632	*
Eric A. Demirian	40,744	(6)	—	40,744	*
Kevin Douglas	8,905,835	(7)	—	8,905,835	15.1%
David W. Leebron	87,103	(8)	—	87,103	*
Michael MacMillan	18,708	(9)	—	18,708	*
Dana Settle	23,810	(10)	—	23,810	*
Darren Throop	11,197	(11)	—	11,197	*
Patrick McClymont	33,210	(12)	75,710	108,920	*
Megan Colligan	10,916	(13)	34,403	45,319	*
Robert D. Lister	62,452	(14)	268,444	330,896	*
Mark Welton	23,499	(15)	81,926	105,425	*
All directors and executive officers (18 persons)	9,773,144		3,877,687	13,650,831	23.2%

* Less than 1%

(1)

Statements as to securities beneficially owned by directors and executive officers, or as to securities over which they exercise control or direction, are based upon information obtained from such directors and executive officers and from records available to us.

(2)

The percent of outstanding Common Shares is based on dividing the number of Common Shares beneficially owned by the individual by 58,786,792 Common Shares outstanding as of April 9, 2020, adjusted for Common Shares issuable through the exercise of vested stock options held by such person, and stock options and restricted share units held by such person that vest within 60 days of that date.

(3)	Mr. Gelfond has sole voting and dispositive power with respect to 271,992 Common Shares and shared voting and dispositive power with respect to 15,100 Common Shares.
(4)	Mr. Wechsler has sole voting and dispositive power with respect to 134,041 Common Shares and shared voting and dispositive power with respect to 70,000 Common Shares.
(5)	Mr. Braun has sole voting and dispositive power with respect to 38,632 Common Shares.
(6)	Mr. Demirian has sole voting and dispositive power with respect to 40,744 Common Shares.

(7)	Mr. Douglas has shared voting power with respect to 6,667,549 Common Shares and shared dispositive power with respect to 8,843,183 Common Shares.
(8)	Mr. Leebron has sole voting and dispositive power with respect to 85,803 Common Shares and shared voting and dispositive power with respect to 1,300 Common Shares.
(9)	Mr. MacMillan has sole voting and dispositive power with respect to 18,708 Common Shares.
(10)	Ms. Settle has sole voting and dispositive power with respect to 23,810 Common Shares.
(11)	Mr. Throop has sole voting and dispositive power with respect to 11,197 Common Shares.
(12)	Mr. McClymont has sole voting and dispositive power with respect to 33,210 Common Shares.
(13)	Ms. Colligan has sole voting and dispositive power with respect to 10,916 Common Shares.
(14)	Mr. Lister has sole voting and dispositive power with respect to 62,452 Common Shares.
(15)	Mr. Welton has sole voting and dispositive power with respect to 23,499 Common Shares.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary	Page 35
Overview of our Executive Compensation Program	Page 48
Additional Information	Page 58
Excecutive Compensation Processes	Page 41
Pay and Performans in 2019	Page 52

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of the compensation program for our Named Executive Officers (“NEOs”), the associated rationale, and key decisions and activities for the year ended December 31, 2019. For 2019, our NEOs were:

Name	Role
Richard L. Gelfond	Chief Executive Officer
Patrick McClymont	Chief Financial Officer and Executive Vice President
Megan Colligan (1)	President, IMAX Entertainment and Executive Vice President, IMAX Corporation
Robert D. Lister	Chief Legal Officer and Senior Executive Vice President, IMAX Corporation
Mark Welton	President, IMAX Theatres

(1)	Appointed on February 19, 2019.

See “Non-GAAP Financial Measures” on page 81 for a reconciliation of all non-GAAP measurements to the most directly comparable U.S. GAAP measures in this “Compensation Discussion and Analysis” and a description of how the non-GAAP numbers are calculated from our audited financial statements.

Executive Summary

•	Record annual revenue ($396M, +6%), strong net income ($58.6M, +74%) and adjusted EBITDA ($149M, +12%)
•	All time global box office record of $1.108B with $366M in Greater China
•	Changes to executive compensation approved in response to shareholder feedback: PSUs introduced in 2020 and CEO employment agreement amended

Performance in 2019

The Company’s performance in 2019 reflected continued focus on its core business, strong execution of its strategy and disciplined cost management. The Company posted several new records, including record annual revenue and adjusted EBITDA. The Company delivered on the initial guidance provided for 2019 and turned in a strong financial performance. These results demonstrate the strength of the IMAX brand and unique value we create across the global entertainment ecosystem.

Key Performance Indicator	Performance	Key Performance Indicator	Performance
Revenue	+6%	GAAP Net Income / EPS	+74% / +79%
Global Box Office	+7%	Net Income / EPS (1)	+105% / +111%
Global Commercial Theater Network	+9%	Adjusted EPS (1)	+15%
Gross Margin ($)	+3%	Adjusted EBITDA ($) (1)	+12%
Gross Profit Margin (%)	-140bps

(1)Attributable to common shareholders.

In 2019, our rapidly expanding Greater China and rest of world markets out-grossed our domestic business for the first time. We set new yearly records in 2019 for local language box office, China box office and international box office outside of China and saw new IMAX box office records in 27 countries worldwide. We also saw a very strong reception from exhibitors and audiences around our state-of-the-art IMAX with Laser technology that was introduced in 2018. We installed nearly 100 laser systems for the full year 2019, including a record number of system installations in the fourth quarter of 2019. We also signed up clients in key strategic markets like India, Japan, China, Saudi Arabia and Indonesia. Overall, as of December 31, 2019, we had 1,529 commercial multiplex theaters worldwide.

The Company’s financial performance reflected this strong execution. In 2019, total revenue increased 6% to $396 million and global box office increased by 7% to a record $1.1 billion. Operating expenses decreased by 2.9% compared to 2018. Net income increased 74% to $58.6 million, or $0.95 per diluted share, and adjusted net income attributable to common shareholders for the year ended December 31, 2019 increased 12% to $64.8 million, or $1.05 per diluted share. Adjusted EBITDA attributable to common shareholders increased 12% from 2018 to $149.3 million.

IMAX Theater Network

The IMAX global footprint as of December 31, 2019 consisted of 1,624 IMAX theater systems (1,529 commercial multiplexes, 14 commercial destination, and 81 institutional) operating across 81 countries and territories. The following graph shows a 17.0% compound annual growth rate in the IMAX network of commercial multiplex theaters from 2010 to December 31, 2019. Network growth and system backlog are two of the key metrics used by the Board of Directors in evaluating management and Company performance, as discussed in greater detail below under “Executive Compensation Components”.

Named Executive Officer Pay in 2019

In 2019, the base salaries for our NEOs were paid pursuant to the terms of their respective employment agreements. There was no change to Mr. Gelfond’s base salary. Mr. McClymont’s base salary increased from $675,000 to $750,000 on August 8, 2019, pursuant to his new employment agreement. Mr. McClymont’s salary had been unchanged since his appointment in 2016 and the approved increase equated to 3.6% on an annualized basis. Mr. Lister’s base salary increased from $700,000 to $715,000. Ms. Colligan, who was appointed to her position as of February 19, 2019, received a base salary of $1,000,000. Mr. Welton received a base salary of $518,706, converted from Canadian dollars to US dollars.

Reflecting the combination of our strong performance during 2019 and the stretching performance goals and expectations in place, annual cash bonus outcomes for our NEOs ranged from 91.7% to 135.0% of target. Mr. Gelfond’s annual cash bonus of 91.7% of target was calculated based on achievements relative to a formulaic scorecard of quantifiable goals, weighted at 80%, and his individual performance in areas of strategic significance to IMAX, weighted at 20%. The metrics included adjusted earnings per share, adjusted EBITDA, free cash flow, signings and global box office goals, as disclosed below in “—Annual Cash Bonus Awards—CEO Performance Assessment” on page 52.

Long-term incentive awards were made to the NEOs comprising stock options and RSUs. As discussed later in this report, 2019 marks the last year of this equity mix with the introduction of PSUs in 2020 in lieu of granting stock options. In association with her appointment, Ms. Colligan also received a one-time appointment award comprised of stock options and RSUs intended to immediately align her interests with those of IMAX shareholders. While we believe that stock options have been an effective tool in aligning our executives’ interests with an objective of building long-term sustainable growth for our shareholders in the past, we are confident that PSUs will further this goal in the future.

It is worth noting that the compensation decisions disclosed above in summary and in more detail throughout this Circular reflect individual and Company performance during the year ended December 31, 2019. Accordingly, it does not address the impact that COVID-19 is having on our business and financial results, or on our executive compensation program in 2020. The Compensation Committee will carefully consider this during 2020 and in assessing executive compensation at the end of the year, reporting back on those decisions in our Circular next year.

CEO Realizable Compensation and Performance

A central tenet of our compensation philosophy is a pay-for-performance culture that rewards superior performance. The following chart demonstrates this by illustrating the relationship between Mr. Gelfond’s compensation in his capacity as our CEO for the last five years with total shareholder return, indexed to $100 on January 1, 2015. For the purpose of this chart, CEO compensation is the data contained in our Summary Compensation Table for the relevant year, which reflects the aggregate grant date fair values of stock options and RSUs in the year of grant.

In addition to showing correlation on an absolute basis, this is also true when we compare IMAX’s CEO realizable compensation and performance to our compensation comparator group over the last three years, as illustrated in the table below.

Realizable pay reflects actual cash compensation earned and the intrinsic value of equity grants from the three most recent fiscal years for which data was available. Total Shareholder Return represents the three-year compound annual growth rate in dividend-adjusted close price, using the close price on the last day of the period for which pay was collected. Financial data was sourced from S&P’s Capital IQ financial database and compensation data was sourced from applicable proxy filings.

The Compensation Committee is confident that this data demonstrates the alignment of pay and performance in keeping with our compensation philosophy.

Reviewing the Chief Executive Officer’s Employment Agreement

One of the main areas of focus for the Compensation Committee in 2019 was reviewing the Chief Executive Officer’s employment agreement, which was due to expire December 31, 2019. The Compensation Committee was aware that this was an area of focus for our shareholders, and an important factor in the result of our 2019 advisory “say-on-pay” vote.

In preparation for the review of Mr. Gelfond’s employment agreement, the Compensation Committee laid the groundwork in 2018 and early 2019, engaging with our shareholders directly to hear their feedback firsthand. These conversations were highly productive and that feedback is now reflected in Mr. Gelfond’s employment agreement as amended on November 1, 2019, (the “Gelfond Agreement”) which is effective for three years from January 1, 2020 ending on December 31, 2022. Of particular note:

Feedback Received	CEO Employment Agreement Change	Other Related Changes
Lack of clearly articulated performance-based metrics in the incentive plans

Short-Term Incentive

✓Formulaic quantitative bonus scorecard introduced to determine 80% of the short-term bonus incentive opportunity

✓Discretionary portion reduced to 20% of the short-term bonus incentive opportunity and now based on achievements in non-quantifiable areas of performance clearly connected to our strategy

Long-Term Incentives

✓Introduction of PSUs, accounting for 50% of the long-term incentive mix (replacing stock options) with the remaining 50% granted in the form of RSUs

✓Removal of front-loaded RSU award; replaced with annual awards of RSUs (same aggregate value over contract term) that vest at a rate of 1/3 per annum

✓PSUs subject to stretching three-year EBITDA growth (60%) and relative TSR performance (40%) conditions

✓Target vesting of 2020 PSUs requires 12.5% annual EBITDA growth and IMAX TSR ranking at the 70th percentile vs. the Russell 2000 (see more below)

✓Enhancements to short-term incentive design accelerated to 2019, as described later in this report, with 80% of the CEO’s 2019 short-term incentive based on a formulaic scorecard and improved disclosure of goals, outcomes and judgement

✓Introduction of PSUs for all NEOs, replacing stock options and accounting for 25% of the long-term incentive mix with the first grants in 2020 (compared to the CEO mix of 50% PSUs and 50% RSUs)

✓NEO PSU awards are subject to the same stretching performance goals as CEO

Nature of clawback policy and request for a review	✓Clawback terms expanded to cover at-fault and no-fault restatements (previously at-fault only) ✓Covers annual bonus and equity awards	✓Broader clawback policy approved by the Board of Directors in February 2020 covering all executive officers in association with at-fault restatements
Compensation levels relative to market

✓No increase to any element of compensation (base salary, short-term incentive award, aggregate value of long-term incentive awards)

✓Equal annual long-term incentive awards rather than a front-loaded grant in combination with annual awards reduces up-front spend

✓No increase to CEO target compensation in 2019 from 2018, or under the three-year term of the Gelfond Agreement, subject to increases at the discretion of the Board of Directors

The Compensation Committee also made other changes to the Gelfond Agreement beyond those noted above, to better reflect typical market practices.

Area	CEO Employment Agreement Change (1)
Increased share ownership guideline	✓Increased share ownership guideline from 300% of salary to 400% of salary in 2020 and to 500% of salary in 2021
Updated equity termination and severance provisions

Without cause or resignation for good reason

✓Granted but unvested RSUs vest immediately on a time pro-rata basis

✓Granted but unvested PSUs vest on a time pro-rata basis at the end of the full three-year performance period, subject to the approved performance conditions

✓No entitlement to RSU or PSU awards that are yet to be granted

Death or disability

✓Accelerated vesting of granted but unvested awards, with PSUs settled at target

Non-renewal or retirement

✓Accelerated vesting of granted but unvested RSUs

✓Granted but unvested PSUs vest on a time pro-rata basis at the end of the full three-year performance period, subject to the approved performance conditions

✓No entitlement to RSU or PSU awards that have yet to be granted

Updated change-in-control provisions

✓Annual bonus payable in year of change-in-control based on actual performance annualized over the full year, excluding any costs associated with the change-in-control

✓Double trigger vesting for both RSUs and PSUs

✓Upon a double trigger, granted but unvested RSUs are accelerated in full

✓Upon a double trigger, granted but unvested PSUs vest based on the greater of actual performance immediately preceding the change-in-control or the date of the end of the applicable performance period, the latter being on the basis that the performance conditions remain relevant

✓No entitlement to RSU or PSU awards that have yet to be granted

Fixed value of Company SERP obligation	✓Continued participation in SERP with total benefit fixed at 2018 valuation to better manage IMAX exposure to interest and volatility

(1)

Areas not specifically addressed have not changed, or not changed materially. This summary is qualified in its entirety by reference to the full Gelfond Agreement, which is filed as an exhibit to our Form 10-K for the year ended December 31, 2019.

The Compensation Committee believes these numerous, material changes have resulted in an employment agreement that is better aligned with positive and prevalent market practices and better reflects the views of our shareholders.

(1)

Introduction of PSUs

The review of the CEO’s employment agreement provided an opportunity to review our equity mix. In the past, IMAX made annual equity awards comprised of a combination of stock options and RSUs. In response to shareholder feedback and to better align compensation with our strategic priorities, beginning in 2020, stock options will be replaced with PSUs for certain employees receiving equity grants. In 2020, PSUs will represent 50% of the CEO’s equity mix and 25% of the equity mix for our other NEOs.

In approving the performance metrics of EBITDA growth and relative Total Shareholder Return (“TSR”), the Compensation Committee reflected on the strategic priorities of IMAX and the views of our shareholders. EBITDA (weighted at 60%) is an important metric for us given it reflects our efficiency, operating performance and operating profitability. Relative TSR (weighted at 40%) provides an objective and external assessment of how our returns compare to those of other companies, which also reflects our underlying performance and prospects. For each of these metrics, the Compensation Committee approved goals for the 2020 awards that are stretching to ensure the appropriate alignment of absolute pay with our performance.

Average Annual EBITDA Growth Over the Performance Period	Vesting (% of Target)	Relative TSR Percentile Rank vs. Russell 2000 Over the Performance Period	Vesting (% of Target)
<5.0%	0%	< 40th	0%
5.0%	50%	40th	37.5%
10.0%	75%	50th	50%
12.5%	100%	70th	100%
≥ 20.0%	175%	80th	125%
		≥ 90th	175%

For target vesting, IMAX needs to deliver average annual EBITDA growth of 12.5% over the three-year performance period, and rank at the 70th percentile relative to the Russell 2000. Vesting is calculated on linear interpolation between points on the vesting schedule. It is intended that performance goals in subsequent years will be similarly stretching.

Executive Compensation Processes

Compensation Committee Oversight

The Compensation Committee is comprised solely of independent directors who, at the end of 2019, were Darren Throop (Chair), Kevin Douglas and Dana Settle. Ms. Settle joined the Compensation Committee and Mr. Throop became chair of the Compensation Committee on June 5, 2019 following the passing of Michael Lynne, the former Compensation Committee Chair. The Chairman of the Board, Bradley J. Wechsler, and our Lead Independent Director, David W. Leebron, are invited to attend meetings but are not formal members.

Details of the Compensation Committee’s duties are summarized in “Corporate Governance” on page 72 and are fully documented in the Compensation Committee’s written charter which can be found on the Company’s corporate website.

The overarching purposes of the Compensation Committee are to discharge the responsibilities of the Board relating to the compensation of the Company’s executive officers and to administer the Company’s Management Bonus Plan and long-term incentive plans. Specifically, the Compensation Committee:

•	prepares and approves the compensation package of the CEO;
•	reviews and approves corporate factors relevant to the compensation of the CEO and evaluates the performance of the CEO against these factors;
•	reviews all new employment, consulting, retirement and severance arrangements for the CEO;
•	reviews and discusses shareholder and/or proxy advisor feedback relating to compensation matters;

•	reviews and approves annually the components and the amount of compensation paid to potential NEOs;
•	evaluates and makes recommendations to the Board of Directors regarding our equity-based and incentive compensation plans, policies and programs;
•	performs the functions required of it under the Company’s equity incentive plans, such as the grant of awards;
•	publishes disclosure required by regulations including the annual Compensation Committee Report to shareholders on the Company’s executive compensation policies and programs;
•	periodically assesses the adequacy of the Compensation Committee Charter and recommends changes to the Board;
•	conducts a review and evaluation of the Compensation Committee’s operating effectiveness and reports to the Board the results of the evaluation; and
•	reviews this CD&A and recommends to the Board of Directors its inclusion in this Circular.

Role of Outside Consultants

As set out in its Charter, the Compensation Committee has the authority to retain outside consultants to provide independent advice to the Compensation Committee.

In 2019, the Compensation Committee retained Willis Towers Watson (“WTW”) as its independent compensation consultant. WTW reported directly to the Compensation Committee. WTW provided advice on the Gelfond Agreement, including specific terms and conditions through the lens of shareholder feedback and market norms; the PSU metrics and associated performance conditions; and general ongoing advice related to executive compensation, as requested. The Compensation Committee considers and incorporates the analysis and advice from WTW as well as support and insight from management when making decisions. Other nominal services were provided to management during the year related to CD&A drafting and IMAX LTIP analysis that cost no more than an aggregate total of $120,000 in fees. While pre-approval by the Compensation Committee is not required to authorize such services for management, the Compensation Committee was made aware at the outset of the services WTW provided to management. In considering WTW independence, the Compensation Committee reviewed several factors relating to WTW and the individuals providing services to us and the Compensation Committee. Based on a review of these factors, including those required by the SEC and NYSE, the Compensation Committee determined that (i) WTW is independent and (ii) WTW’s engagement presents no conflicts of interest.

In 2019, Mercer (Canada) Inc. (“Mercer”) provided the Company with services related to secondments of our employees overseas, a review of our global compensation program, and actuarial services for the SERP and the post-retirement medical benefit plan for Mr. Gelfond. Mercer’s aggregate fees for such services did not exceed $120,000. Mercer did not provide any services to the Compensation Committee in 2019.

In 2019, Exequity, an independent executive compensation consulting firm, provided management with services related to the design of the PSUs, Mr. Gelfond’s revised employment agreement and advice on the SERP. Exequity’s aggregate fees for such services did not exceed $120,000. Exequity did not provide any services to the Compensation Committee in 2019.

Role of Management

The Compensation Committee is accountable for any changes in compensation or employment terms for the CEO, who is not included in any committee discussions or decisions regarding changes to his own compensation.

The Board of Directors has determined that to best align executive compensation with our shareholders’ interests and the Company’s business strategy, the CEO should make recommendations to the Compensation Committee with respect to the compensation of the other NEOs, given his familiarity with day-to-day operations and insight into executive performance. Accordingly, for the other NEOs, recommendations are made by the CEO and subsequently reviewed and approved by the Compensation Committee.

Each year, the CEO reviews the performance of each of the senior executives, in consultation with the Chief People Officer and other supervising executives as appropriate, and makes recommendations on all elements of compensation, except for those components of compensation already set out in an NEO’s employment agreement. In such situations, the CEO makes recommendations on the relevant elements of compensation at the time the employment agreement is being negotiated.

Evaluating Compensation

In evaluating the compensation for an NEO, the Compensation Committee or the CEO, as applicable, considers the following:

•

the individual’s skill set, experience, historical performance and expected future contribution, and the impact, including direct and indirect financial and non-financial costs to the Company if the individual were to depart from employment;

•	actual and relative individual performance and contribution;

•	the level of total compensation for our other senior executives; and
•	general market references in the form of pay information from other companies, published surveys and other public compensation disclosures.

In the case of compensation packages for the NEOs other than the CEO, the Compensation Committee reviews and determines whether to approve the components and amount of compensation recommended by the CEO, and the compensation packages are then implemented by the Company. The Board of Directors or the Compensation Committee must approve all equity award grants to NEOs.

Shareholder Engagement

At our 2019 Annual Meeting, 60.7% of shares cast voted against the “Say-on-Pay” advisory vote on executive compensation. The combined outcome of the last two votes underscored that our shareholders have concerns about aspects of our executive compensation and program design. The Compensation Committee understood that the primary focus of shareholder concerns lay in two areas: (i) aspects of the CEO’s compensation that were tied to his previous employment agreement, and (ii) the lack of long-term incentive equity awards subject to performance conditions. As discussed above in “Reviewing the Chief Executive Officer’s Employment Agreement” and “Introduction of PSUs”, both areas have been addressed in a meaningful and expansive way in response to shareholder feedback.

As disclosed in our CD&A last year, the Board of Directors and management of the Company agreed that, to better understand shareholders’ concerns ahead of the CEO’s employment agreement review, an aggressive, detailed, targeted shareholder engagement plan should be implemented. The intent and design of this engagement plan was to provide our major shareholders with an opportunity to connect directly with Board members, to collect views of our shareholders on our current executive compensation approach and to gauge reactions to changes that were being evaluated by the Board of Directors. In preparation for the shareholder engagement meetings, the Compensation Committee reviewed the feedback already received from proxy advisors, whose services are engaged by many of our shareholders, feedback collected by IMAX’s Investor Relations team as part of ongoing broader engagement activities and the input provided to the Compensation Committee by WTW. As part of this shareholder outreach, we contacted eight of our top ten shareholders, which represented approximately 60% of our outstanding Common Shares.

Shareholder Engagement Planning and Execution in early 2019
IMAX contacted eight of our top ten shareholders, representing approximately 60% of our outstanding common shares.

The primary areas of focus in our discussions were our compensation peer group, the use of formal performance metrics for short- and long-term compensation and expanding our existing clawback provisions.

Participants from IMAX included the Chairman of the Board, our Lead Independent Director, an independent Director and a member of our Compensation Committee, our Chief Financial Officer and our Vice President of Investor Relations.

One Board member, either Bradley J. Wechsler, David W. Leebron or Darren Throop, participated in every meeting.

Through the course of conducting these meetings, we received a range of helpful and insightful responses and feedback. More general feedback included the following:

•	Shareholders welcomed the opportunity to discuss compensation-related matters directly with a member of the Board;
•

Shareholders provided specific feedback on performance measures that could be incorporated into short- and long-term performance-based incentive plans for the CEO and other NEOs. Shareholders emphasized that any metrics should align with IMAX’s strategy of creating long-term sustainable value;

•

Shareholders agreed that developing a compensation peer group in the traditional sense remains challenging for IMAX given the lack of directly comparable companies that intersect at the junction of the entertainment and technology industries, as well as the Company’s significant presence in China;

•	Shareholders requested enhanced disclosure of the factors considered for any discretionary compensation paid to executives going forward;
•	Shareholders welcomed the addition of a Lead Independent Director to the Board (David W. Leebron, see page 74);
•	Other points related to our long-term compensation plans and broader disclosure and governance matters were also raised by shareholders; and

•	Shareholders also took this opportunity to discuss their views on the Company’s performance generally, including the value of future stock repurchases and alternative capital allocation.

Other more specific feedback was also received, which is summarized below. After reviewing and synthesizing the feedback received, the Compensation Committee diligently assessed and implemented several changes in response.

Feedback Received	Change in Response to Feedback
Lack of clearly articulated performance-based metrics in the incentive plans

CEO’s Short-Term Incentive

✓Formulaic quantitative bonus scorecard introduced to determine 80% of the short-term incentive bonus opportunity

✓Discretionary potion reduced to 20% of the bonus and is based on achievements in non-quantifiable areas of performance clearly connected to our strategy

Effective: Used to determine the bonus reflecting performance in 2019 and now formally incorporated into the Gelfond Agreement for 2020 to 2022

CEO’s Long-Term Incentives

✓Removal of front-loaded RSU award and annual stock option award

✓Introduction of PSUs, accounting for 50% of the long-term incentive mix with the remaining 50% granted in the form of RSUs

✓PSUs subject to stretching EBITDA growth performance condition and relative TSR market condition

Effective: Incorporated into the Gelfond Agreement with first awards granted in January 2020

NEOs’ Long-Term Incentives

✓Introduction of PSUs, initially accounting for 25% of the long-term incentive mix with the remaining 75% granted in the form of RSUs, with a possibility of increasing the proportion of PSUs in the future

✓PSUs subject to the same stretching EBITDA growth and relative TSR performance conditions as the CEO’s award

Effective: 2020 fiscal year with first awards in March 2020

Nature of clawback policy and request for a review

✓Clawback terms reviewed with new policy introduced in February 2020

✓Clawback expanded to cover at-fault and no-fault restatements for the CEO and to cover both cash and equity compensation for the CEO

✓Clawback policy for other executive officers covers at-fault restatements in relation to both cash and equity compensation

Effective: 2020 fiscal year

CEO compensation levels relative to market

✓No increase to CEO compensation in 2019, or under the three-year term of the employment agreement that expired December 31, 2019

✓No increase to CEO compensation in 2020, or commitment to do so, other than subject to the discretion of the Board, in the Gelfond Agreement that expires December 31, 2022

Effective: No increase since 2017

Nature of compensation peer group constituents, noting inherent challenges of lack of relevant comparators

✓Compensation peer group revised to better reflect IMAX’s size and operations:

•Three larger companies removed due to size and/or limited relevance (Corus Entertainment Inc., Six Flags Entertainment Corporation, Take-Two Interactive Software, Inc.)

•Six companies added to better reflect IMAX’s talent markets through the lens of industry, business and size (Ambarella, Inc., Avid Technology, Inc., Cineplex, Inc., Glu Mobile Inc., Harmonic, Inc., The Marcus Corporation, Zynga Inc.)

Effective: Revised compensation peer group approved in October 2018 to be used for compensation decisions from 2019 onwards

Lack of clarity in disclosure	✓CEO’s short-term incentive scorecard and achievements disclosed ✓Refreshed CD&A to provide greater insight into policies, decision making and processes Effective: 2019 Proxy

In summary, these changes resulted in the introduction of PSUs for the CEO and all other NEOs, less discretion in the determination of short-term incentive outcomes, increased use of quantifiable financial and strategic performance metrics over multiple time horizons, a more size- and industry-appropriate peer group to inform compensation levels, and more robust clawback provisions. The Compensation Committee found the Board’s conversations with shareholders to be extremely constructive and plans to continue robust dialogue with shareholders in the future.

Good Governance Policies and Practices

There are several policies and practices that the Compensation Committee has approved or avoided, to reflect the best interests of our shareholders and take account of the high governance standards to which we hold ourselves accountable. These are summarized below.

What We Do	What We Avoid
✓Link executive pay to IMAX performance and shareholder interests through our annual and long-term incentive plans	✘No single-trigger change-in-control provisions for long-term incentive awards
✓Balance short- and long-term incentives, cash and equity, and fixed and variable pay appropriately	✘No evergreen share reserves
✓Deliver the majority of target compensation based on direct and/or indirect (share price exposure) performance	✘No hedging or pledging of equity holdings
✓Deliver long-term equity compensation in a combination of time-based RSUs and performance-based PSUs	✘No re-pricing of underwater stock options without shareholder approval
✓Use performance metrics that clearly align with our business strategy and key strategic drivers	✘No tax gross-ups on perquisites
✓Compare compensation and performance to a relevant group of comparator companies	✘No 280G excise tax gross-ups
✓Conduct an annual “Say-on-Pay” vote	✘No guaranteed bonuses
✓Require NEOs, a broader group of our executives, and outside directors to meet designated share ownership requirements
✓Maintain a clawback policy and clawback provisions in employment and incentive agreements to provide the ability to recoup unearned incentive compensation
✓Provide only limited and reasonable perquisites
✓Engage an outside independent compensation consultant

Use of Market Data

From time-to-time the Compensation Committee undertakes a review of the companies that are used to provide insight into market competitive compensation levels and practices. Defining a relevant compensation peer group has proved challenging, given our diversified and unique business, history of innovative technology and product offerings, broad success in the worldwide entertainment market and the highly global nature of our employee base and operations. This complexity is magnified by the fact that our subsidiary, IMAX China Holding, Inc. (“IMAX China”), is publicly traded on the Hong Kong Stock Exchange, which results in an additional shareholder base, an additional regulatory framework, and a very distinct market (China) in which to do business.

Compensation Comparator Group

The Compensation Committee, with input from WTW, has developed several guiding principles that can be used to objectively assess potential comparators based on characteristics that are relevant to IMAX.

Comparator Group Guiding Principles

Industry representation and operations related to entertainment and technology	IMAX is an entertainment technology company. We require talent with experience in these areas, and we need to ensure we are competitive with other companies operating in these spaces
Relationships and experience with major motion picture studios and media companies

We require talent that brings the benefit of network and relationships within the motion picture industry to IMAX, along with experience of working in brand-focused businesses, to contribute to our success.

Relationships and experience with major motion picture studios and media companies

We recognize that where possible, our comparator group should include companies of a generally similar size to IMAX, using financial indicators that provide a meaningful and consistent means of assessing size

Global geographic footprints with exposure to growth markets outside North America	With IMAX China and the global nature of our operations, we require executives that have experience in multi-national companies, ideally including China.

The current compensation peer group based on these criteria comprises the following 12 companies

Ambarella, Inc.	Dolby Laboratories, Inc.	The Marcus Corporation
Avid Technology, Inc.	Glu Mobile Inc.	TiVo Corporation
Cinemark Holdings, Inc.	Harmonic, Inc.	World Wresting Entertainment, Inc.
Cineplex, Inc.	Lions Gate Entertainment Corp.	Zynga Inc.

At the time the peer group was approved in October 2018, IMAX ranked at approximately the 40th percentile with respect to market capitalization and EBITDA. We maintained the same peer group in 2019.

When data for the Comparator Group are insufficient or inappropriate for the purpose of market comparisons, due to the limited number of roles for which data is publicly disclosed, alternative references such as survey data are considered instead. The Compensation Committee reviews data for similarly situated roles when assessing and setting target total direct compensation for the NEOs. While comparator group and survey data are both useful tools in assessing compensation, it must ultimately be evaluated using sound business judgment based on specific knowledge of IMAX and its leaders. As such, both target and actual total direct compensation will depend on a variety of factors in addition to market data, including individual and Company performance, critical skills and capabilities, relative contribution, and retention.

Relative TSR Comparator Group

With the introduction of PSUs and a relative TSR market condition, consideration was given to an appropriate peer group for TSR comparisons. While our Compensation Comparator Group provides relevant data for NEO pay levels, given the relatively small nature of our industry and primary sources of talent, it was deemed inappropriate for TSR comparisons. Instead, the Compensation Committee approved a broad index peer group of the Russell 2000 of which IMAX is a constituent. We believe this peer group is relevant in terms of how many of our shareholders invest their funds and it provides a meaningful external comparison of our relative performance.

Managing Compensation Risk

The Compensation Committee has determined, based on an assessment of the Company’s executive compensation programs completed by management, that our compensation policies and programs do not give rise to inappropriate risk taking or risks that are reasonably likely to have a material adverse effect on the Company. Central to that assessment is the fact that our compensation plans balance short-term and long-term incentives with the use of both cash and equity. This exposure to variable pay and the long-term sustainability of our stock price aligns our NEOs’ interests with those of our shareholders.

In addition, there are a number of additional policies that have been implemented with a view to further mitigating any risk that may arise.

Share Ownership Guidelines

•Requires individuals to accumulate a significant ownership stake in IMAX so they are incentivized to maximize sustainable long-term returns for our shareholders

•Applies to the CEO, other NEOs, other executives and members of the Board of Directors

•Four-year time horizon to achieve ownership requirement, with annual milestones of 25% of the guideline

•If an individual does not achieve the ownership guideline within the required time frame, the Company retains the ability to require 100% retention of awards granted under the equity programs or a reduction in incentive awards

As of April 1, 2020, each NEOs had met their respective share ownership requirement within the required time frame.

	Ownership Guideline (% salary)	Current Level of Achievement (% of salary) (1)
Richard L Gelfond	400% (2)	650%
Patrick McClymont	100%	178%
Megan Colligan	100%	36% (3)
Robert D. Lister	100%	234%
Mark Welton	100%	103%

(1)Pursuant to the Company's Share Ownership Guidelines, compliance with such guidelines is measured as of April 1 of each year.

(2)Increases to 500% in 2021.

(3)Ms. Colligan became subject to the Share Ownership Guidelines in 2019 and is currently only required to hold 25% of her salary in the equivalent of shares.

Clawback

•The Gelfond Agreement contains provisions that allows the Company to clawback awards of cash and equity incentive payments in the case of no-fault or at-fault restatements

•In February 2020 the Board of Directors approved a formal standalone Clawback Policy that applies to all other executive officers, which allows the Company to clawback awards of cash and equity payments in the case of restatements of financial statements due to the gross negligence of or any willful act or omission of an executive officer of the Company

•Ability to seek recoupment is subject to the applicable laws, rules or regulations and Company policy

•The Clawback Policy is publicly available on the “Governance” page of the Company’s Investor Relations website

Hedging and Pledging

•Pursuant to our Insider Trading Policy, executive officers, directors, employees and others subject to the policy are prohibited from hedging and pledging

•Hedging includes trading in publicly-traded options, puts, calls or other derivative instruments that are designed to hedge or offset decreases and increases in the value of Company securities, including, without limitation, prepaid variable forward contracts, equity swaps, collars and exchange funds

•Pledging includes pledging Company securities as collateral for a loan, including through the use of margin accounts with a broker

Overview of Our Executive Compensation Program

Our Purpose and Compensation Philosophy

IMAX is a world leader in entertainment technology with a goal of creating entertainment experiences that exceed all expectations. The IMAX® brand represents a promise to deliver what movie audiences crave — a memorable, more emotionally engaging, more thrilling and shareable experience. To achieve these goals, we rely on the knowledge, skills and expertise of our leadership, including our NEOs. Our overarching compensation philosophy is to pay for performance. We endeavor to attract and retain the necessary talent to deliver on our strategic objectives, to motivate performance achievement by promoting a pay-for-performance culture, to align executives’ interests to those of our shareholders by having a significant portion of total compensation tied to company performance and to reward superior performance. The following principles have guided us in developing our compensation programs and in determining the total compensation for our NEOs.

Our business is unique, dynamic and complex given our rapid growth, increasingly global footprint and critical relationships within the world-wide entertainment industry	Our NEOs should act in a manner that balances short-term growth and investments with sustainable long-term value creation for our shareholders, without creating undue risk

Aligning Compensation with our Strategic Objectives

In assessing an individual executive’s performance and aligning it to his or her compensation, the achievement of individual, department and corporate strategic objectives are taken into consideration. As of 2020, NEOs including the CEO will receive annual grants of PSUs as a component of their annual equity grants along with other equity vehicles as determined by the Compensation Committee. These PSUs will vest subject to the achievement of pre-agreed performance goals tied to EBITDA growth and our TSR performance relative to the Russell 2000.

Performance Metric	Where It Is Used	Why It Matters to IMAX
Adjusted EPS	•Annual Cash Bonus	Measure of overarching corporate performance, is a key metric used by our investors and is a good indicator of our profitability as it affects share price
Adjusted EBITDA	•Annual Cash Bonus •PSUs (from 2020)	Used by investors to evaluate the Company’s operating performance
Free Cash Flow	•Annual Cash Bonus	Measure of the Company’s after-tax cash flow available to reduce debt, add to cash balance and fund other financing activities
Signings	•Annual Cash Bonus	Demonstrates the growth of our network and the geographic and system mix of installations
Global Box Office	•Annual Cash Bonus	Reflects significant driver of revenue from IMAX DMR films and joint revenue sharing arrangements
Relative TSR	•PSUs (from 2020)	Ensures that long-term compensation payouts are aligned with our shareholders’ experience of investing in our stock relative to other companies

Compensation Elements

Core Compensation Elements

The IMAX executive compensation program consists of three core elements. Depending on an individual’s role, he or she may be eligible to participate in other plans either in addition to or instead of one or more detailed below.

These three core elements are supplemented by additional benefits that include retirement and pension plans, and perquisites.

Element	Purpose	Key Features
Base Salary	Compensate for services during the year Provide a base level of income and cash flow Take into consideration the competition for top talent in the industry

•Specified within an NEO’s employment agreement and/or reviewed and amended during the Company’s annual review period. In all cases, the Compensation Committee reviews and approves all NEO base salaries

•Takes account of a number of factors including:

▪the role and its associated responsibilities

▪the NEO’s capability, knowledge, skills and experience within the context of the role requirements

▪market data for similar roles

▪actual and relative performance and contributions

▪the overall total compensation for the role

Element	Purpose	Key Features
Annual Cash Bonus

Link short-term incentive compensation to the achievement of specific performance metrics that are consistent with corporate strategic priorities and objectives

Recognize and reward individual performance and relative contribution, in addition to rewarding Company performance

•No guaranteed bonuses

•Target bonuses specified within an NEO’s employment agreement and range from 60% to 100% of salary

•CEO bonus capped at two-times salary

•Performance assessment takes account of a combination of Company and individual performance

•For NEOs other than the CEO, these are generally weighted equally

•Subject to clawback policy

Long-Term Incentives	Create alignment between NEOs and shareholders Recognize scope of responsibilities Reward demonstrated performance Encourage retention

•The more senior an executive, the greater the portion of total compensation should be at-risk, equity-based and tied to performance

•Award values specified within an NEO’s employment agreement or determined during the annual performance review and equity grant process and consider performance, total compensation, scope of responsibility, importance of retention, market data and internal relativities

•All awards granted pursuant to the LTIP are subject to potential clawback as permitted or mandated by applicable laws, employment agreements and/or the company clawback policy

•Awards subject to time-vesting and continued employment requirements

•All NEOs have minimum share ownership requirements

•Subject to clawback policy

Prior to 2020 (including 2019)

•Provided through a combination of stock options and RSUs

•Stock options have an exercise price equal to the fair market value on the date of grant and have a seven-year term

•Awards to the CEO vest over periods of between one and three years in accordance with his employment agreement

•For other NEOs, stock options and RSUs vest over three or four years, in accordance with their employment agreements or the LTIP

From 2020

•Provided through a combination of PSUs and RSUs

•PSUs represent 50% of the CEO’s equity mix and 25% of the equity mix for the other NEOs

•PSUs vest after three years subject to the achievement of EBITDA (60%) and relative TSR versus the Russell 2000 (40%) conditions

•RSUs vest in equal thirds over three years

Non-core Compensation Elements

Element	Purpose	Key Features
Retirement and Pension Plans	Provide for long-term financial security Encourage retention

•All employees are offered the opportunity to participate in a plan, based on their role and country of residence, including defined contribution employee retirement plans under Section 401(k) of the Internal Revenue Code in the United States and Registered Retirement Savings Plan in Canada

•Additionally, the CEO participates in the SERP and is the beneficiary of an unfunded retiree health benefit plan

Perquisites and Other Benefits	Enable a NEO to focus fully on their role Provide for well-being and security Contribute to competitive overall pay practice

•Executive supplemental health plan

•Executive wellness program

•Car-related benefits (company car or car allowance) and the ability to be reimbursed for reasonable car-related expenses

•For certain NEOs, death in service benefits (lump sum payment under company life insurance policies), premiums on supplemental life insurance policies and reimbursement of qualifying expenses related to tax, financial and estate planning services, charitable giving, business club memberships and incidentals

Target Compensation Mix

The three core elements of compensation are assessed separately and in combination relative to the market, typically upon entry into or the renewal of an employment agreement, or in association with a promotion or change in role scope or during the Company’s annual performance review and compensation review process. The Compensation Committee believes that an NEO’s compensation levels and mix should reflect the scope and impact of his or her role in contributing to Company performance. As a role’s scope and impact increase, the following principles take hold:

A higher percentage of short-term and long-term compensation should be variable and at risk and based on specific metrics of Company performance, as well as individual performance and contribution.

A higher percentage of total compensation should be long-term in nature, to motivate actions conducive to long-term growth and success aligned to shareholder interests and tied to increasing shareholder value in a sustainable manner.

Equity compensation should increase as a percentage of total compensation, to further align an NEO’s interests with those of our shareholders, encouraging sustainable growth, long-term profits and an ownership mentality.

We annually determine the appropriate level of incentive compensation based on an NEO’s performance, relative contribution and company performance. Other factors we consider in determining the appropriate mix of an NEO’s incentive compensation include the ability of the executive to further corporate business objectives, particularly key strategic and operational initiatives, their management and budgetary responsibility, the importance of retention and his or her level of seniority.

In 2019, target total direct compensation for the CEO and other NEOs placed significant emphasis on equity compensation (58% for the CEO and 52% for the other NEOs on average) and on overall variable compensation (LTIP and target bonus together, which accounted for 79% for the CEO and 73% for the other NEOs on average).

CEO (1)	Other NEOs (2)

(1)	Reflects target compensation for 2019 – base, bonus and stock option award.
(2)	Reflects target compensation for 2019 assuming individuals were in role for the full year; excludes one-time awards.

Pay and Performance in 2019

Base Salary

NEOs’ base salaries are set out in their employment agreements, where applicable. The following base salaries were in place during 2019.

Name	Currency	2018 Salary	2019 Salary	Change
Richard L. Gelfond	USD	1,200,000	1,200,000	0%
Patrick McClymont	USD	675,000	706,250 (1)	4.6%
Megan Colligan (2)	USD	ꟷ	1,000,000	ꟷ
Robert D. Lister	USD	700,000	715,000	2.1%
Mark Welton(3)	USD	ꟷ	518,706	ꟷ

(1)

Mr. McClymont’s base salary increased from $675,000 to $750,000 effective as of August 8, 2019, pursuant to his employment agreement. As a result, his base salary paid for 2019 was approximately $706,250.

(2)	Salary effective on appointment on February 19, 2019.
(3)	Mr. Welton’s salary is paid in Canadian dollars. An exchange rate of US$1.00=Cdn$1.3236 has been applied to convert such amounts from Canadian dollars to U.S. dollars.

Annual Cash Bonus Awards

In determining the annual cash bonus, the Compensation Committee assesses a combination of each NEOs’ performance and Company performance and the level of compensation that performance would deliver based on a pre-established target bonus opportunity. The 2019 target bonus as a percentage of base salary for Mr. Gelfond is 100%, for Mr. McClymont is 80%, for Ms. Colligan is 100%, and for Messrs. Lister and Welton is 60%. Mr. Gelfond has a maximum amount of bonus pursuant to his employment agreement, which is 200% of his salary.

CEO Performance Assessment

The CEO’s annual cash bonus is assessed based on two elements: (i) a formulaic component based on a scorecard of financial and strategic metrics weighted at 80%, and (ii) a discretionary component based on an assessment by the Compensation Committee of key achievements during the year weighted at 20%.

Formulaic Component (80%)

Performance Metric (1)	Weight	Threshold	Target	Maximum	Actual	Actual % of Target	Payout
Adj. Earnings Per Share	25%	$0.99	$1.16	$1.39	$1.05	90.5%	70%
Adj. EBITDA	25%	$128M	$150M	$180M	$149M	99.5%	95%
Free Cash Flow	10%	$45M	$50M	$60M	$24M	48.8%	0%
Signings	10%	113	125	150	143	114.4%	172%
Global Box Office	10%	$935M	$1.1B	$1.375B	$1.108B	100.7%	103%

(1)

See “Non-GAAP Financial Measures” on page 81 for a reconciliation of all non-GAAP measurements to the most directly comparable U.S. GAAP measure and a description of how the non-GAAP numbers are calculated from our audited financial statements.

In 2019, this performance resulted in an overall achievement of 85.7% of target in respect of the formulaic component or 68.8% of the total target bonus.

Because of the rapidly evolving global COVID-19 pandemic in the first quarter of 2020, the Compensation Committee has delayed the approval of financial metrics to be used for the CEO’s 2020 annual bonus metrics. The Compensation Committee is committed to its pay-for-performance philosophy and aims to finalize such metrics later in the year at such time as there is more visibility into the reopening of the Company’s global network.

Discretionary Component (20%)

The Compensation Committee believes it is important to also look at the CEO’s individual performance to incentivize and reward efforts in areas that are not necessarily quantifiable yet nonetheless important to our continued success. Areas considered generally reflect key achievements during the year that are leading indicators of our future performance. In reviewing the CEO’s individual performance in 2019, the Compensation Committee noted the following:

•	The performance of IMAX China, with Greater China’s box office materially outperforming the industry and per screen averages (PSAs) exceeding budget;
•	Milestone achievements in new initiatives (IMAX Live and IMAX Enhanced) that were delivered without diluting the strong performance of the core business and provide a platform for future growth;
•	Above budget Commercial Laser installations tied to one of our key strategic objectives of greater IMAX differentiation;
•	Prudent operating expense management with operating expense down and operating profit margin up year-on-year;
•	The successful attraction and integration of senior talent, critical to our future success;
•	An increase in IMAX DNA, another key strategic focal point; and
•	Enhancements in our cloud computing platform, strengthening the Company’s technology infrastructure.

In light of these achievements the Compensation Committee scored the CEO 113.3% of target in respect of the discretionary component or 22.9% of the total target bonus and approved an overall bonus of $1,100,000 (91.7% of target) for 2019.

Other NEOs’ Performance Assessment

In assessing performance and determining a cash bonus awards for other NEOs in respect of 2019, the Compensation Committee considered the following

Name	Key Achievements
Patrick McClymont	•Streamlining of costs resulting in a decrease of operating expenses of approximately 3% •Promoting and maintaining stability of financial controls
Megan Colligan	•Contributing to record box office of $1.1B •Expanding existing relationships with studios, streaming services and other content creators
Robert D. Lister	•Leadership of global legal function of the Company and its public Chinese subsidiary •Oversight of new business initiatives
Mark Welton	•Increasing geographic breadth of theater network •Growing commercial multiplex network to 1,529 theaters, including strong growth in international markets

2019 Annual Cash Bonus Outcomes

The NEOs’ performance in 2019 resulted in the Compensation Committee approving the following annual bonus payments in respect of 2019:

Name	Currency	Actual Bonus	Actual Bonus (% of salary) (1)	Target Bonus (% of salary)	Actual Bonus (% of target)
Richard L. Gelfond	USD	1,100,000	91.7%	100%	91.7%
Patrick McClymont	USD	630,000	84.0%	80%	105.0%
Megan Colligan	USD	822,466	97.6%	100%	97.6%
Robert D. Lister	USD	440,000	61.6%	60%	102.6%
Mark Welton(2)	USD	420,300	81.0%	60%	135.0%

(1)Expressed relative to eligible earnings for the year.

(2)Mr. Welton’s annual cash bonus is paid in Canadian dollars. An exchange rate of US$1.00=Cdn$1.3236 has been applied to convert such amounts from Canadian dollars to U.S. dollars.

Long-Term Incentives in 2019

Long-term incentive awards provide a direct alignment of interests with our shareholders given the exposure to movements in IMAX’s share price over a multi-year period. Such awards additionally recognize the scope of a role’s responsibility, rewards demonstrated performance, and encourages retention of talent and continuity in executive leadership. The level of value ultimately realized will largely reflect their successful execution of our strategy and ability to deliver long-term sustainable growth.

In 2019, NEOs received long-term incentives in the form of two types of equity-based awards that enable the Compensation Committee to achieve a combination of objectives.

•	Stock options enable the Compensation Committee to incentivize and reward sustained share price performance over a multi-year period, with no value realized unless the stock price increases; and
•	RSUs help retain senior leaders, whose experience and contributions are critical to the successful execution of our strategy.

As noted above, the Company will be adjusting its equity compensation to incorporate PSUs tied to specific performance goals for its CEO and other NEOs, which we believe will further link executive compensation to Company performance.

The Compensation Committee approves all long-term incentive awards to NEOs. These approvals are made either when an NEO’s employment agreement is entered into or in connection with their participation in the annual equity grant process as appropriate. All NEOs are subject to share ownership guidelines as discussed in further detail above. In determining the award values the Compensation Committee considers several factors:

Individual performance	Company performance	Role scope and responsibility	Salary	Internal relativities	Market Data and Practices	Equity availability

The key features of the awards made in 2019 were as follows:

Stock Options

•Exercise price equal to grant date fair market value

•Ten-year term for CEO and seven-year term for other NEOs, subject to cancellation or forfeiture if the NEO’s employment terminates

•CEO’s awards vest in accordance with his employment agreement in three equal installments on May 1, September 1 and December 1 of 2019

•Awards to Mr. McClymont, Mr. Welton and Ms. Colligan made in 2019 vest over four years subject to the following schedule:

▪20% on the first anniversary of the grant date;

▪25% on each of the second and third anniversaries of the grant date; and

▪30% on the fourth anniversary of the grant date

•A one-time appointment award to Ms. Colligan in connection with her appointment in February 2019 that vests in three equal installments beginning on the first anniversary of the grant date

•Awards to Mr. Lister made in 2019 vest in four equal installments beginning on the first anniversary of the grant date

RSU’s

•An RSU represents a contingent right to receive one Common Share of IMAX

•Award determined by dividing the target value by the fair market value on the date of grant

•The CEO did not receive RSU awards in 2019 as they had previously been granted at the start of his prior employment agreement

•Awards to Mr. McClymont, Mr. Welton and Ms. Colligan made in 2019 vest subject to the following schedule:

▪20% on the first anniversary of the grant date;

▪25% on each of the second and third anniversaries of the grant date; and

▪30% on December 1st, immediately prior to the fourth anniversary of the grant date

•A one-time appointment award to Ms. Colligan in association with her appointment in February 2019 that vests in three equal installments beginning on the first anniversary of the grant date

•Awards to Mr. Lister made in 2019 vest in four equal installments beginning on the first anniversary of the grant date

In 2019, the following awards were granted to NEOs. The size and mix of equity grants are determined in the relevant provision of each NEO’s employment agreement.

Name	Target Grant Value ($)	Total Actual Grant Date Value ($)	2019 Option Award (#)	2019 Option Award Grant Date Value ($)	2019 RSU Award (#)	2019 RSU Award Grant Date Value ($)
Richard L. Gelfond	3,300,000	3,299,997	522,979	3,299,997	--	--
Patrick McClymont	1,350,000	1,349,993	47,736	337,493	45,020	1,012,500
Megan Colligan	1,500,000	1,499,988	51,581	374,994	48,159	1,124,994
Robert D. Lister	1,400,000	1,399,989	50,143	349,998	46,687	1,049,991
Mark Welton	1,400,000	1,399,984	49,504	349,993	46,687	1,049,991

In addition to the awards above, which reflect annual participation in IMAX’s long-term incentive program, Ms. Colligan received the following awards in association with her appointment in February 2019. The awards were intended to immediately align Ms. Colligan’s interests with those of IMAX shareholders.

Name	Target Grant Value ($)	Total Grant Date Value ($)	Appointment Option Award (#)	Appointment Option Award Grant Date Value ($)	Appointment RSU Award (#)	Appointment RSU Award Grant Date Value ($)
Megan Colligan	1,000,000	999,992	72,992	499,995	21,404	499,997

Additional information regarding the treatment on termination can be found in “Potential Payments upon Termination or Change-in-Control” on page 65, which provides details of the NEOs’ employment and change-in-control agreements.

Long-Term Incentives in 2020

As discussed above, in response to feedback from our shareholders, PSUs have been introduced in 2020, replacing stock options. The Compensation Committee believes the use of PSUs for annual equity grants will continue to meet our equity compensation objectives, with PSUs providing a pre-set performance condition that must be achieved rather than options simply requiring stock price appreciation to deliver value. The key features of the awards to be made from 2020 are as follows.

PSUs

•A PSU represents a contingent right to receive one Common Share of IMAX

•Award determined by dividing the target value by the fair market value on the date of grant, which for the relative TSR component is based on a Monte Carlo valuation

•Subject to average annual EBITDA growth (60%) and relative TSR vs. the Russell 2000 (40%) performance and market conditions

•Performance is measured over three years starting on January 1 in the year of grant

RSUs

•An RSU represents a contingent right to receive one Common Share of IMAX

•Award determined by dividing the target value by the fair market value on the date of grant

•Awards vest in three equal installments on the first, second and third anniversaries of the grant date

The following performance conditions have been approved for 2020 PSU awards:

Average Annual EBITDA Growth Over the Performance Period	Vesting (% of Target)	Relative TSR Percentile Rank vs. Russell 2000 Over the Performance Period	Vesting (% of Target)
<5.0%	0%	< 40th	0%
5.0%	50%	40th	37.5%
10.0%	75%	50th	50%
12.5%	100%	70th	100%
≥ 20.0%	175%	80th	125%
		≥ 90th	175%

Other Elements of Compensation

Retirement and Pension Plans

All of our employees are offered the opportunity to participate in at least one capital accumulation plan, to aid them in preparation for their future retirement. The exact nature of the plans offered for which an employee is eligible, including our NEOs, varies based on both their country of residence and level of seniority.

Retirement Plans

•Available to eligible employees, which we believe allows our employees to benefit from tax-advantaged savings plans and is part of providing a competitive compensation package to retain talent

•Defined contribution employee retirement plans in various jurisdictions, including under Section 401(k) of the U.S. Internal Revenue Code (the “401(k) Plan”) and Registered Retirement Savings Plans in Canada

•Contributions are made to the plan based on a fixed percentage of each employee’s earnings

•NEOs participate on terms consistent with all other eligible employees

Arrangements for our CEO

•The Company provides supplemental benefits for the CEO, which we believe is a way to help retain our CEO by contributing to a competitive overall compensation package

•SERP

▪Unfunded defined benefit arrangement

▪The value of the SERP is fixed at the amount of $20.3 million pursuant to the Gelfond Agreement

▪Benefits are 100% vested such that in the event of employment termination, other than for cause (as defined in the Gelfond Agreement), our CEO is entitled to receive the benefits as a lump sum

•Unfunded Retiree Medical Benefit Plan

▪Covers Mr. Gelfond and his eligible dependents

▪Provides that the Company will maintain retiree health benefits until Mr. Gelfond becomes eligible for Medicare

▪Thereafter, the Company will provide Medicare supplemental coverage, as selected by Mr. Gelfond. If such supplemental coverage is not permitted, Mr. Gelfond will be entitled to an annual cash payment equal to the value of such coverage

▪Mr. Gelfond is fully vested in this plan

•For more information on the SERP and the retiree medical benefit plan, please see the section entitled “2019 Pension Benefits” on page 64

Other Benefits

We periodically review the levels of personal benefits and perquisites provided to the NEOs to ensure competitiveness and value to the employees and to promote their health and wellness. The benefits provided are intended to be market competitive, with the goal of ensuring that our senior executives are focused on their health and well-being which we hope will better enable them to discharge their duties and effectively focus on their contributions to IMAX. At present, we do not provide significant perquisites to our NEOs. The costs associated with these items ranging from $32,915 to $134,227 per NEO during 2019.

The supplemental health plan and executive wellness allowance were implemented to ensure that our medical benefits remain competitive in the market, and to ensure that our most senior executives are focused on health and well-being.

•

Executive Supplemental Health Plan: This plan, which covers certain of our senior executives located in the United States including all of our NEOs, provides expanded coverage and reimbursement of services not covered by our medical, dental and vision plans.

•	Executive Wellness Allowance: Certain senior executives, including all of our NEOs, can submit for reimbursement up to $2,500 in qualifying wellness costs each year.
•	Car Benefits: Certain senior executives are provided either with use of Company car or a car allowances, along with the opportunity to submit reasonable car-related expenses for reimbursement.
•

Death-in-Service Benefit: Certain senior executives are entitled to receive a cash death benefit through our life insurance policies. In the event of the executive’s death prior to actual retirement at age 65, the executive’s designated beneficiaries would be entitled to receive a lump sum payment amount equal to two times the executive’s base salary, subject to prescribed maximums. In addition to our broader policy covering all executives, we have agreed to reimburse Mr. Gelfond for the costs of premiums associated with additional life insurance policies.

•

Reimbursement of Qualifying Expenses: Certain senior executives are eligible to submit for reimbursement qualifying expenses related to tax, financial and estate planning services, charitable giving, as well as business club memberships and incidentals.

•	Tax Gross-up: We have no tax gross-up obligations with respect to the CEO or any NEO.

Additional Information

Employment and Change-In-Control Agreements

Currently, we have written employment agreements or offer letters with all our NEOs, which are described in detail below in “Potential Payments upon Termination or Change-in-Control” on page 65. We believe that these agreements are critical to attract and retain talent and to motivate and properly incentivize our NEOs, while still allowing the Compensation Committee and the CEO requisite discretion to determine overall compensation in a given year. These employment agreements specify details of the approach to salary, bonus, equity awards, and restrictive covenants surrounding executive officer employment, including non-competition and non-solicitation provisions. Generally, the agreements are established at the time of hire and are amended from time to time to extend or modify the terms of employment, including to reflect compensation decisions resulting from a promotion or other change in job responsibility.

Each NEO’s employment arrangement requires that we make certain payments to the relevant NEO in the event of a termination of employment for various reasons, including, for several NEOs, upon a change-in-control of the Company. The provisions are designed to promote stability and continuity of senior management in the event of a transaction involving a change-in-control. Our severance and change-in-control benefits were determined on the basis of market practices to provide this stability as well as competitive overall compensation packages to the NEOs. No NEO has a “single-trigger” change-in-control benefit; all such provisions require a qualifying termination of employment following a change-in-control event. The employment agreements for Mr. Gelfond and Mr. McClymont were reviewed in 2019, with changes to Mr. Gelfond’s agreement being effective January 1, 2020 and changes to Mr. McClymont’s agreement being effective August 8, 2019. Mr. Lister’s employment agreement was modified as of March 11, 2020. The employment agreement for Ms. Colligan became effective February 19, 2019. Mr. Welton’s offer letter was provided to him in 2011.

For a description of these agreements, please see “Potential Payments upon Termination or Change-in-Control” on page 65.

Tax and Accounting Considerations

To the extent that any compensation paid to the NEOs constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, we intend to cause the compensation to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the participant receiving the award.

In determining the form and amount of compensation awarded we look mainly to the compensation principles and objectives outlined above while also giving consideration to the impact of Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation – Stock Compensation”.

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation paid to certain top executives to $1.0 million per taxable year. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), there was an exemption from this $1.0 million deduction limit for compensation payments that qualified as “performance-based” under applicable regulations. In 2017, we modified our annual bonus program to comply with the requirements of Section 162(m), including Compensation Committee approval of metrics and targets at the beginning of the fiscal year. However, the enactment of the Tax Act eliminated the performance-based compensation exemption, except with respect to certain grandfathered arrangements. Therefore, grants of equity awards in 2018 did not receive the performance-based compensation exemption under Section 162(m) and the Company’s possible tax deduction was limited to a maximum of $1.0 million per taxable year.

COMPENSATION COMMITTEE REPORT

The members of the Compensation Committee hereby state that they have reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2019, with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Circular.

April 29, 2020	Respectfully submitted,

Darren Throop (Chair)
Kevin Douglas Dana Settle

2019 SUMMARY COMPENSATION TABLE

The table below sets forth the compensation earned by the NEOs during the last three completed fiscal years.

Name and Principal Position of Named Executive Officer	Year ended December 31	Salary ($)		Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (1)		Change in Pension Value ($)		All Other Compensation ($)		Total ($)
Richard L. Gelfond	2019	1,200,000		1,100,000	(2)	—		3,299,997	(3)	1,377,679	(4)	134,227	(5)	7,111,903
Chief Executive Officer	2018	1,200,000		1,700,000		—		3,300,001		—		86,122		6,286,123
and Director	2017	1,198,077		850,000		—		3,300,002		—		86,085		5,434,164
Patrick McClymont	2019	706,250	(6)	630,000	(2)	1,012,500	(7)	337,493	(8)	—		40,859	(9)	2,727,102
Chief Financial Officer and	2018	675,000		550,000		1,012,497		337,497				37,911		2,612,905
Executive Vice President	2017	675,000		475,000		1,012,505		337,497		—		36,181		2,536,183
Megan Colligan	2019	842,308		822,466	(2)	1,624,991	(10)	874,989	(11)	—		32,915	(12)	4,197,669
President, IMAX Entertainment
and Executive Vice President, IMAX Corporation
Robert D. Lister	2019	714,654		440,000	(2)	1,049,991	(13)	349,998	(14)	—		53,678	(15)	2,608,321
Chief Legal Officer and Senior	2018	700,000		440,000		1,049,985		349,997		—		40,894		2,580,876
Executive Vice President, IMAX Corporation	2017	699,519		275,000		1,049,985		350,002		—		33,627		2,408,133
Mark Welton	2019	518,706	(16)	420,300	(2)(16)	1,049,991	(17)	349,993	(18)	—		43,648	(16)(19)	2,382,638
President, IMAX Theatres
(1)

As required by SEC rules, the “Option Awards” and “Stock Awards” columns in this Summary Compensation Table reflect the aggregate grant date fair values of stock options and RSUs respectively, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (with no reductions for forfeitures). See note 16(c) to the audited consolidated financial statements in Item 8 of the 2019 Form 10-K, for the assumptions used to calculate the fair value of the stock options and RSUs. Whether, and to what extent, an NEO realizes value with respect to stock option or RSU awards will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment.

(2)	This amount was determined by the Compensation Committee as described in "Pay and Performance in 2019 - Annual Cash Bonus Awards" on page 52.
(3)

This amount reflects the grant date fair value of the 522,979 stock options granted on January 2, 2019. The stock options vest and become exercisable in three installments: 174,326 on each of May 1, 2019 and September 1, 2019 and 174,327 on December 31, 2019. This award was granted pursuant to Mr. Gelfond’s 2016 employment agreement.

(4)

The value of Mr. Gelfond’s pension benefits under the SERP increased by $1,377,679 compared to December 31, 2018 values, primarily due to a change in plan provisions. See note 23(a) to the audited consolidated financial statements in Item 8 of the 2019 Form 10-K, for more information related to this calculation.

(5)

This amount reflects: (i) $22,545 for the payment of life insurance premiums on the life of Mr. Gelfond; (ii) $7,000 for contributions to his 401(k) retirement plan; (iii) $14,736 for the supplemental health reimbursement premiums; (iv) $28,124 for allowance for personal automobile use; (v) $19,100 for accountant advisory services;  (vi) $31,453 for charitable donations;  (vii) $8,769 for other incidentals; and (viii) $2,500 reimbursement under the Executive Wellness Plan.

(6)	Mr. McClymont’s base salary increased from $675,000 to $750,000 effective as of August 8, 2019 pursuant to his employment agreement dated as of December 17, 2019.
(7)

This amount represents the grant date fair value of 45,020 RSUs granted on March 7, 2019. The RSUs vest and will be converted to Common Shares in four installments: 9,004 on March 7, 2020; 11,255 on each of March 7, 2021 and March 7, 2022 and 13,506 on March 7, 2023. This award was granted pursuant to Mr. McClymont’s 2016 employment agreement.

(8)

This amount represents the grant date fair value of the 47,736 stock options granted on March 7, 2019. The stock options become exercisable in four installments: 9,547 on March 7, 2020, 11,934 on each of March 7, 2021 and March 7, 2022 and 14,321 on March 7, 2022.This award was granted pursuant to Mr. McClymont’s 2016 employment agreement.

(9)

This amount reflects: (i) $15,336 for the supplemental health reimbursement premiums; (ii) $16,023 for the allowance for personal automobile; (iii) $7,000 for contributions to his 401(k) retirement plan; and (iv) $2,500 reimbursement under the Executive Wellness Plan.

(10)

This amount represent the grant date fair value of a total of 69,563 RSUs granted on March 14, 2019. 48,159 of the RSUs vest and convert to Common Shares in four installments: 9,631 on March 7, 2020, 12,039 on each of March 7, 2021 and March 7, 2022 and 14,450 on December 1, 2022. 21,404 of the RSUs vest and convert to Common Shares in three installments: 7,063 on each of March 7, 2020 and March 7, 2021 and 7,278 on March 7, 2022. These awards were granted pursuant to Ms. Colligan’s 2019 employment agreement.

(11)

This amount represents the grant date fair value of a total of 124,573 stock options granted on March 14, 2019. 51,581 of the stock options become exercisable in four installments: 10,316 on March 7, 2020, 12,895 on each of March 7, 2021 and March 7, 2022 and 15,475 on March 7, 2023. 72,992 of the stock options become exercisable in three installments: 24,087 on each of March 7, 2020 and March 7, 2021 and 24,818 on March 7, 2022. These awards were granted pursuant to Ms. Colligan’s 2019 employment agreement.

(12)

This amount reflects: (i) $13,508 for the supplemental health reimbursement premiums; (ii) $12,407 for the allowance for personal automobile; and (iii) $7,000 for contributions to her 401(k) retirement plan.

(13)

This amount reflects the grant date fair value of the 46,687 RSUs granted on March 7, 2019. The RSUs vest and will be converted to Common Shares in four installments: 11,671 on each of March 7, 2020, March 7, 2021 and March 7, 2022 and 11,674 on March 7, 2023. This award was granted pursuant to Mr. Lister’s 2017 employment agreement.

(14)

This amount reflects the grant date fair value of the 50,143 stock options granted on March 7, 2019. The stock options become exercisable in four installments: 12,535 on each of March 7, 2020, March 7, 2021 and March 7, 2022 and 12,538 on March 7, 2023. This award was granted pursuant to Mr. Lister’s 2017 employment agreement.

(15)

This amount reflects: (i) $7,000 for contributions to his 401(k) retirement plan; (ii) $14,736 for the supplemental health reimbursement premiums; (iii) $26,298 for allowance for personal automobile use; (iv) 3,500 for professional tax services; and (v) $2,144 reimbursement for the Executive Wellness Plan.

(16)

Mr. Welton’s salary, bonus and “all other compensation” are paid in Canadian dollars. An exchange rate of US$1.00=Cdn$1.3236 has been applied to convert such amounts from Canadian dollars to U.S. dollars.

(17)

This amount reflects the grant date fair value of the 46,687 RSUs granted on March 7, 2019. The RSUs vest and will be converted to Common Shares in four installments: 9,337 on March 7, 2020, 11,671 on each of March 7, 2021 and March 7, 2022 and 14,008 on December 1, 2022.

(18)

This amount reflects the grant date fair value of 49,504 stock options granted on March 7, 2019. The stock options become exercisable in four installments: 9,900 on March 7, 2020, 12,376 on each of March 7, 2021 and  March 7, 2022 and 14,852 on March 7, 2023.

(19)

This amount reflects: (i) $25,935 for contributions to his retirement plan; (ii)  $14,313 for allowance for personal automobile use; (iii) 1,511 for life insurance payments; and (iv) $1,889 reimbursement for the Executive Wellness Plan.

The material terms of the NEOs’ employment agreements are described below in “Potential Payments upon Termination or Change-in-Control” and such summaries are qualified in their entirety by the full text of such agreement.

2019 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information relating to grants of stock options and RSUs made to NEOs during the fiscal year ended December 31, 2019 under any plan, including awards that subsequently have been transferred.

Name	Grant Date	Approval Date (1)	All Other Stock Awards: Number of Shares or Stock or Units (2) (#)		All Other Option Awards: Number of Securities Underlying Options (3) (#)		Exercise or Base Price of Awards (4) ($/Sh)	Grant Date Fair Value of Option/RSU Awards (5) ($)
Richard L. Gelfond	January 2, 2019	November 8, 2016	—		522,979	(6)	18.75	3,299,997
Patrick McClymont	March 7, 2019	March 6, 2019	—		47,736	(7)	22.49	337,493
	March 7, 2019	March 6, 2019	45,020	(8)	—		—	1,012,500
Megan Colligan	March 14, 2019	March 6, 2019	—		51,581	(9)	23.36	374,994
	March 14, 2019	March 6, 2019	—		72,992	(10)	23.36	499,995
	March 14, 2019	March 6, 2019	48,159	(11)	—		—	1,124,994
	March 14, 2019	March 6, 2019	21,404	(12)	—		—	499,997
Robert D. Lister	March 7, 2019	March 6, 2019	—		50,143	(13)	22.49	349,998
	March 7, 2019	March 6, 2019	46,687	(14)	—		—	1,049,991
Mark Welton	March 7, 2019	March 6, 2019	—		49,504	(15)	22.49	349,993
	March 7, 2019	March 6, 2019	46,687	(16)	—		—	1,049,991

(1)

Represents the date the grant was approved by the Compensation Committee, if different from the grant date. In the case of equity grants pursuant to an employment agreement, the Compensation Committee approves the equity grants at the same time as the applicable employment agreement.

(2)	Each RSU represents a contingent right to receive one Common Share. All RSUs were awarded under the LTIP.
(3)	Each stock option, when vested, entitles the NEO to purchase one Common Share. All stock options were awarded under the LTIP.
(4)

Stock options were granted with an exercise price equal to the fair market value of the Common Shares on the applicable date of grant. Fair market value of a Common Share on a given date refers to the closing price of a Common Share on such date (or the most recent trading date if such date is not a trading date) on the NYSE. There is no exercise price associated with the granting of the RSUs.

(5)

This amount represents the aggregate grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (with no reductions for expected forfeitures). See note 16(c) to the audited consolidated financial statements in Item 8 of the 2019 Form 10-K, for the assumptions used to calculate the fair value of the stock options and RSUs. Whether, and to what extent, an NEO realizes value with respect to stock option or RSU awards will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment.

(6)

The stock options became exercisable in three installments: 174,326 on each of May 1, 2019 and September 1, 2019 and 174,327 on December 31, 2019. This award was granted pursuant to Mr. Gelfond’s 2016 employment agreement.

(7)

The stock options will become exercisable in four installments: 9,547 on March 7, 2020, 11,934 on each of March 7, 2021 and March 7, 2022 and 14,321 on March 7, 2022. This award was granted pursuant to Mr. McClymont’s 2016 employment agreement.

(8)

The RSUs will vest and will be converted to Common Shares in four installments: 9,004 on March 7, 2020; 11,255 on each of March 7, 2021 and March 7, 2022 and 13,506 on March 7, 2023. This award was granted pursuant to Mr. McClymont’s 2016 employment agreement.

(9)

51,581 stock options will become exercisable in four installments: 10,316 on March 7, 2020, 12,895 on each of March 7, 2021 and March 7, 2022 and 15,475 on March 7, 2023. This award was granted pursuant to Ms. Colligan’s 2019 employment agreement.

(10)

72,992 stock options will become exercisable in three installments: 24,087 on each of March 7, 2020 and March 7, 2021 and 24,818 on March 7, 2022. This award was granted pursuant to Ms. Colligan’s 2019 employment agreement.

(11)

48,159 RSUs will vest and will be converted to Common Shares in four installments: 9,631 on March 7, 2020, 12,039 on each of March 7, 2021 and March 7, 2022 and 14,450 on December 1, 2022. This award was granted pursuant to Ms. Colligan’s 2019 employment agreement.

(12)

21,404 RSUs will vest and will be converted to Common Shares in three installments: 7,063 on each of March 7, 2020 and March 7, 2021 and 7,278 on March 7, 2022. This award was granted pursuant to Ms. Colligan’s 2019 employment agreement.

(13)

The stock options will become exercisable in four installments: 12,535 on each of March 7, 2020, March 7, 2021 and March 7, 2022 and 12,538 on March 7, 2023. This award was granted pursuant to Mr. Lister’s 2017 employment agreement.

(14)

The RSUs will vest and will be converted to Common Shares in four installments: 11,671 on each of March 7, 2020, March 7, 2021 and March 7, 2022 and 11,674 on March 7, 2023. This award was granted pursuant to Mr. Lister’s 2017 employment agreement.

(15)	The stock options will become exercisable in four installments: 9,900 on March 7, 2020, 12,376 on each of March 7, 2021 and March 7, 2022 and 14,852 on March 7, 2023.
(16)	The RSUs will vest and will be converted to Common Shares in four installments: 9,337 on March 7, 2020, 11,671 on each of March 7, 2021 and March 7, 2022 and 14,008 on December 1, 2022.

Additional terms and conditions of the stock options and RSUs granted listed above are described below in “Potential Payments upon Termination or Change-in-Control” and such summaries are qualified in their entirety by the full text of such agreement.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

The following table sets forth information relating to unexercised equity awards for each NEO outstanding as of December 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Richard L. Gelfond	683,328	—		28.19	December 31, 2020	—		—
	426,695	—		27.20	February 21, 2024	—		—
	467,625	—		29.58	January 5, 2025	—		—
	486,284	—		31.40	June 7, 2026	—		—
	356,757	—		31.90	January 3, 2027	—		—
	452,675	—		23.20	January 2, 2028	—		—
	522,979	—		18.75	January 2, 2029	—		—
Patrick McClymont	15,723	—		32.01	August 8, 2023	—		—
	17,026	20,810	(1)	32.45	March 7, 2024	—		—
	10,647	42,586	(2)	20.85	March 7, 2025	—		—
	—	47,736	(3)	22.49	March 7, 2026	—		—
	—	—		—	—	17,161	(4)	350,599	(5)
	—	—		—	—	38,849	(6)	793,685	(5)
	—	—		—	—	45,020	(7)	919,758	(5)
Megan Colligan	—	51,581	(8)	23.36	March 7, 2026	—		—
	—	72,992	(9)	23.36	March 7, 2026	—		—
	—	—		—	—	21,404	(10)	437,284	(5)
	—	—		—	—	48,159	(11)	983,888	(5)
Robert D. Lister	80,367	—		27.20	February 21, 2021	—		—
	62,850	—		33.80	March 7, 2022	—		—
	41,104	13,701	(12)	31.85	March 7, 2023	—		—
	19,954	19,955	(13)	32.45	March 7, 2024	—		—
	13,978	41,932	(14)	20.85	March 7, 2025	—		—
	—	50,143	(15)	22.49	March 7, 2026	—		—
	—	—		—	—	7,362	(16)	150,405	(5)
	—	—		—	—	16,179	(17)	330,536	(5)
	—	—		—	—	37,769	(18)	771,620	(5)
	—	—		—	—	46,687	(19)	953,815	(5)
Mark Welton	20,834	—		25.44	March 7, 2020	—		—
	17,689	—		27.82	March 7, 2021	—		—
	15,316	6,563	(20)	31.85	March 7, 2023	—		—
	9,459	11,561	(21)	32.45	March 7, 2024	—		—
	7,886	31,546	(22)	20.85	March 7, 2025	—		—
	—	49,504	(23)	22.49	March 7, 2026	—		—
	—	—		—	—	9,533	(24)	194,759	(5)
	—	—		—	—	28,777	(25)	587,914	(5)
	—	—		—	—	46,687	(26)	953,815	(5)

(1)	9,459 of the stock options will vest on March 7, 2020 and 11,351 on March 7, 2021.
(2)	13,308 of the stock options will vest on each of March 7, 2020 and March 7, 2021 and 15,970 on March 7, 2022.
(3)	9,547 of the stock options will vest on March 7, 2020, 11,934 on each of March 7, 2021 and March 7, 2022 and 14,321 on March 7, 2023.
(4)	7,801 of the RSUs will vest and be converted to Common Shares on March 7, 2020 and 9,360 on March 7, 2021.
(5)	Market value of the RSUs is based on the closing price of the Common Shares on the NYSE on December 31, 2019 ($20.43).
(6)	12,140 of the RSUs will vest and be converted to Common Shares on each of March 7, 2020 and March 7, 2021 and 14,569 on March 7, 2022.
(7)	The RSUs vest and will be converted to Common Shares in four installments: 9,004 on March 7, 2020, 11,255 on each of March 7, 2021 and March 7, 2022 and 13,506 on March 7, 2023.

(8)	The stock options become exercisable in four installments: 10,316 on March 7, 2020, 12,895 on each of March 7, 2021 and March 7, 2022 and 15,475 on March 7, 2023.
(9)	The stock options become exercisable in three installments: 24,087 on each of March 7, 2020 and March 7, 2021 and 24,818 on March 7, 2022.
(10)	The RSUs vest and will be converted to Common Shares in three installments: 7,063 on each of March 7, 2020 and March 7, 2021 and 7,278 on March 7, 2022.
(11)	The RSUs vest and will be converted to Common Shares in four installments: 9,631 on March 7, 2020, 12,039 on each of March 7, 2021 and March 7, 2022 and 14,450 on December 1, 2022.
(12)	13,701 of the stock options will vest on March 7, 2020.
(13)	9,977 of the stock options will vest on March 7, 2020 and 9,978 on March 7, 2021.
(14)	13,978 of the stock options will vest on each of March 7, 2020 and March 7, 2021 and 13,976 on March 7, 2022.
(15)	The stock options become exercisable in four installments: 12,535 on each of March 7, 2020, March 7, 2021 and March 7, 2022 and 12,538 on March 7, 2023.
(16)	7,362 of the RSUs will vest and be converted to Common Shares on March 7, 2020.
(17)	8,089 of the RSUs will vest and be converted to Common Shares on March 7, 2020 and 8,090 on March 7, 2021.
(18)	12,590 of the RSUs will vest and be converted to Common Shares on each of March 7, 2020 and March 7, 2021 and 12,589 on March 7, 2022.
(19)	The RSUs vest and will be converted to Common Shares in four installments: 11,671 on each of March 7, 2020, March 7, 2021 and March 7, 2022 and 11,674 on March 7, 2023.
(20)	6,563 of the stock options will vest on March 7, 2020.
(21)	5,255 of the stock options will vest on March 7, 2020 and 6,306 on March 7, 2021.
(22)	9,858 of the stock options will vest on each of March 7, 2020 and March 7, 2021 and 11,830 on March 7, 2022.
(23)	The stock options become exercisable in four installments: 9,900 on March 7, 2020, 12,376 on each of March 7, 2021 and March 7, 2022 and 14,852 on March 7, 2023.
(24)	4,334 of the RSUs will vest and be converted to Common Shares on March 7, 2020 and 5,199 on December 1, 2020.
(25)	8,993 of the RSUs will vest and be converted to Common Shares on each of March 7, 2020 and March 7, 2021 and 10,791 on December 1, 2021.
(26)	The RSUs vest and will be converted to Common Shares in four installments: 9,337 on March 7, 2020, 11,671 on each of March 7, 2021 and March 7, 2022 and 14,008 on December 1, 2022.

All stock options and RSUs in the “Outstanding Equity Awards at 2019 Fiscal Year-End” table were granted under the SOP or the IMAX LTIP as described above in “Compensation Discussion and Analysis – Long-Term Incentive Compensation”.

2019 OPTION EXERCISE AND STOCK VESTED

The following table sets forth information relating to the exercise of stock options and the vesting of RSUs during the fiscal year ended December 31, 2019 for each of the NEOs on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise of Options (#)	Value Realized on Option Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Richard L. Gelfond	—	—	65,283	1,431,220
Patrick McClymont	—	—	21,418	477,824
Megan Colligan	—	—	—	—
Robert D. Lister	—	—	34,255	770,394
Mark Welton	—	—	21,241	472,465

(1)	The value realized is based on the closing price of the Company’s Common Shares on the NYSE on the vesting date.

2019 PENSION BENEFITS

The following table sets forth information relating to each defined benefit pension plan that provides for payments or other benefits at, following, or in connection with retirement, as of December 31, 2019.

		Number of Years	Present Value of	Payments During
Name	Plan Name	of Credited Service (#)	Accumulated Benefits (1) ($)	Last Fiscal Year ($)
Richard L. Gelfond	Supplemental Executive Retirement Plan	18.5	20,098,181	—
	Post-Retirement Medical Benefits	—	321,000	—

(1)	See note 23(a) to the audited consolidated financial statements in Item 8 of the 2019 Form 10-K, for certain assumptions used to calculate the present value of accumulated benefits.

We have an unfunded U.S. defined benefit pension plan, the SERP, covering Mr. Gelfond, which was established in 2000. The SERP provides for a lifetime retirement benefit from age 55. Under the terms of the SERP, if Mr. Gelfond’s employment is terminated other than for cause (as defined in the Gelfond Agreement), he is entitled to receive SERP benefits in the form of a lump sum payment. SERP benefit payments to Mr. Gelfond are subject to a deferral for six months after the termination of his employment, at which time Mr. Gelfond will be entitled to receive interest on the deferred amount credited at the applicable federal rate for short-term obligations. The benefits were 50% vested as at July 2000, the SERP initiation date. The vesting percentage increased on a straight-line basis from inception until age 55. Mr. Gelfond’s SERP benefits became 100% vested on July 10, 2010. Under the terms of the Gelfond Agreement, the total amount of benefit payable to Mr. Gelfond under the SERP has been fixed at $20.3 million. For more information regarding changes in the SERP value, see the 2019 Summary Compensation Table on page 59. For years where the SERP value declined, as was the case for 2017 and 2018, the change is reported as zero. The SERP value is based on certain assumptions required by the SEC. For instance, we are required to assume a retirement date of December 31, 2019 for Mr. Gelfond, even though the Gelfond Agreement runs through December 31, 2022.

The value of Mr. Gelfond’s pension benefits under the SERP increased by $1,377,679 compared to December 31, 2018 values, primarily due to a change in the plan provisions that set the amount of the lump sum equal to a fixed amount that does not vary when the benefit is paid or for what reasons it is paid. See note 23(a) to the audited consolidated financial statements in Item 8 of the 2019 Form 10-K for more information related to this calculation.

We also maintain an unfunded post-retirement medical benefits plan covering Mr. Gelfond. This plan provides that we will maintain retiree health benefits for Mr. Gelfond until he becomes eligible for Medicare and, thereafter, we will provide Medicare supplemental coverage as selected by Mr. Gelfond. If the foregoing coverage is not permitted, Mr. Gelfond will be entitled to an annual cash payment equal to the value of such coverage. Mr. Gelfond is fully vested in this plan.

Further descriptions of the SERP, the unfunded post-retirement medical benefits plan and our defined contribution plans are summarized above in “Compensation Discussion and Analysis – Retirement and Pension Plans”.

PAY RATIO DISCLOSURE

The Dodd-Frank Act requires us to disclose the ratio of the CEO’s annual total compensation to that of the Company’s global median employee (excluding the CEO).

There have been no changes to our employee population or our employee compensation arrangements that would significantly impact the compensation of our median employee or our pay ratio disclosure since the year ended December 31, 2017. Accordingly, we are using the same median employee in the calculation of our pay ratio disclosure that we used for the year ended December 31, 2017. To determine the median employee, we prepared a list of our global employee population as of December 31, 2017. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We excluded certain non-U.S. locations under the de minimis exclusion to the extent that the total number of employees excluded in these locations in aggregate did not exceed 5% of our total employee population. We excluded a total of approximately one employee in Austria, one employee in Hungary, four employees in Ireland, eight employees in Japan, three employees in the Philippines, nine employees in the Russian Federation, two employees in the United Arab Emirates and 11 employees in the United Kingdom. Without applying the de minimis exclusion, we had a total of 755 employees as of December 31, 2017. With the de minimis exclusion, we had a total of 716 employees as of December 31, 2017.

We established a consistently applied compensation measure inclusive of base pay, overtime, incentives, and equity grants, all of which are widely disseminated elements of compensation. Our population was evaluated as of December 31, 2017 and reflects paid compensation from January 1, 2017 through December 31, 2017. We annualized compensation for employees newly hired in 2017. Non-U.S. compensation was converted to U.S. dollars based on the average applicable exchange rates during 2017. Based on this methodology, we identified the median employee.

After identifying the median employee, we then determined the total compensation for the median employee for the year ended December 31, 2019. In making this determination, we used the Summary Compensation Table definition of annual total compensation, as permitted by the rules. In 2019, the median employee received both a merit-based and cost of living salary increase that resulted in an annual total compensation of $94,569.96 as of December 31, 2019. We used the same approach for our CEO, which resulted in annual total compensation of $7,111,903. The resulting ratio is 75:1 for the year ended December 31, 2019.

The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the rule’s flexibility, the method the Company used to determine the median employee may be different from the method used by our peers, so the ratios may not be comparable.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

While we have no formal severance plans, we have entered into written employment agreements or offer letters with certain of our executive officers, including each of the NEOs, which require us to make payments to the NEOs in the event of the termination of their employment in various circumstances, including in the event of a change-in-control, as further described below. These employment agreement provisions are intended to attract, retain and motivate employees, provide stability and continuity among our senior executives, and ensure that our executive officers are able to devote their full time and attention to our operations in the event of an actual or potential change-in-control.

Equity Provisions. In addition to the contractual rights of the NEOs described below, all of the NEOs hold equity awards granted under our equity compensation plans, which describe the impact of certain separation events on equity awards granted, unless provisions in the individual NEO’s employment arrangement override the terms of the relevant plan. These generally applicable termination-related provisions are as follows:

•

Termination without cause; voluntary resignation; death/disability: If the participant’s employment, consulting arrangement or term of office is terminated without cause or by reason of the participant’s voluntary resignation, death or permanent disability, (i) unvested equity awards will be cancelled, and (ii) the participant (or the participant’s estate) will be generally entitled to exercise any vested stock options for a period of thirty days, or such longer period as the Board of Directors or Compensation Committee determines, following the date of termination of employment. Under the equity award agreements, in the event of a participant’s death or permanent disability, a portion of any unvested equity awards will vest such that, when combined with the participant’s previously vested equity awards, an aggregate of 50% of the equity awards granted to the participant will have vested;

•	Termination with cause: If the participant’s employment, consulting arrangement or term of office is terminated with cause, the participant’s vested and unvested equity awards will be cancelled;
•

Termination upon change-in-control: A change-in-control of the Company in itself will have no effect; however, all outstanding unvested equity awards will immediately vest and become fully exercisable in the event that, following the occurrence of a change-in-control, any of the following events occur within 24 months of the change-in-control: (i) the termination of the participant’s employment without cause, (ii) the diminution of the participant’s title and/or responsibilities, or (iii) the participant being asked to relocate more than twenty five miles from his or her existing office. In addition, all outstanding unvested equity awards granted under the LTIP will immediately vest and become fully exercisable in the event that, following a change-in-control, the successor entity does not assume or provide a substitute for such equity awards on substantially the same terms and conditions.

For purposes of the LTIP, the following are considered to be a change-in-control: (i) any person becoming the beneficial owner of 35% or more of the Company’s securities; (ii) a change in the majority of the Board of Directors; (iii) completing certain reorganization, merger, or consolidation transactions or a sale of all or substantially all of the Company’s assets; or (iv) the complete liquidation or dissolution of the Company.

For purposes of the SOP, our primary equity vehicle prior to the adoption of our LTIP in 2013, a change-in-control is defined as any person other than Richard Gelfond and Bradley Wechsler acquiring greater than 50% of the outstanding Common Shares of the Company; and

•

Service Factor: In March 2020, the Compensation Committee approved a change to outstanding equity awards that if, after achieving the “Service Factor” a Participant resigns or is terminated without cause, their outstanding equity will continue to vest in accordance with the applicable vesting schedule of the equity award and retain the other terms of the award. The “Service Factor” is defined as (i) attaining the age of at least 55 and (ii) continuous service with the Company or any of its Subsidiaries and Affiliates for at least 10 years, or such other criteria that are deemed by the Compensation Committee to be an achievement of the Service Factor, provided, however, that, in the case of a resignation, the Participant must provide the Company with a written notice of intent to resign at least six (6) months prior to the final day of employment with the Company.

If the participant is a party to an employment agreement with the Company or any of its subsidiaries and breaches any of the restrictive covenants in such agreement, the participant’s unexercised stock options or unvested RSUs will be cancelled. In certain cases, an NEO’s equity awards are controlled by the terms of his or her employment agreement; in the event of a conflict between such employment agreement and the terms of our equity compensation plans, the terms of the employment agreement will prevail.

Employment Agreement Provisions

The narrative description below reflects potential payments to each of the named executive officers in various termination and change-in-control scenarios based on employment agreements and arrangements, compensation, benefits and equity levels in effect on December 31, 2019.

Payments upon Termination Generally

Regardless of the termination scenario, each named executive officer will receive earned but unpaid base salary through the employment termination date, along with any other accrued or vested payments or benefits owed under any of our plans or agreements covering them as governed by the terms of those plans or agreements, including perquisites and business expenses (such payments, “Accrued Obligations”). Additionally, Mr. Gelfond would also be entitled to his benefits under the SERP (except in the event he is terminated for cause) and his retiree health benefits. Mr. Lister, Mr. McClymont and Ms. Colligan would also be entitled to a prorated target bonus for the year of termination. Mr. Welton may also be entitled to certain compensation under applicable Canadian law.

Payments upon Termination due to Death or Disability

In the event that Mr. McClymont, Mr. Lister and Ms. Colligan’s employment is terminated due to death or disability, each would be entitled to accelerated vesting for a portion of their outstanding equity that, when combined with those already vested, would total an aggregate of 50% of all of their equity granted. For Mr. McClymont and Mr. Lister, any vested options would continue to be exercisable for a period of 180 days. In addition, Mr. McClymont and Ms. Colligan would be entitled to a prorated target bonus for the year of his or her death or disability and Mr. Lister would be entitled to a prorated achieved bonus for the year of his death or disability.

Payment upon Termination without Cause or Resignation for Good Reason

In the event that Mr. Gelfond’s employment is terminated by the Company without cause or by him for good reason, Mr. Gelfond would be entitled to (i) his base salary, automobile allowance and benefits for the greater of the remainder of his employment term and 12 months and (ii) his full or prorated target bonus for each full or partial year remaining in the severance period. All of Mr. Gelfond’s unvested stock options and RSUs would immediately vest.

In the event that Mr. McClymont’s employment is terminated by the Company without cause or by him for good reason, Mr. McClymont would be entitled to (i) his base salary and continued benefits for a period of 14 months, (ii) his full or prorated target bonus for each full or partial year remaining in the severance period, (iii) his target bonus for a period of 14 months, (iv) continued vesting of his outstanding unvested equity awards on their original vesting schedule for 14 months, and (v) exercisability of his vested options until the shorter of (x) the option’s original term and (y) 20 months following his termination.

In the event that Mr. Lister’s employment is terminated by the Company without cause or by him for good reason, Mr. Lister would be entitled to receive (i) his base salary, automobile allowance and benefits for the greater of (i) the remainder of his employment term and (ii) 18 months; and (ii) a cash payment equal to a pro-rated target bonus for the year in which Mr. Lister is terminated and the target bonus for each full year remaining during the term. In the event Mr. Lister were not permitted to continue his participation in our medical plans, Mr. Lister would be entitled to a cash payment equal to the value of the benefit continuation for the severance period, payable in three semi-annual installments. Mr. Lister also would be entitled to the accelerated vesting of all granted but unvested stock options and RSUs. if the termination without cause or resignation for good reason were to occur prior to the 2020 Lister Equity Grants, the entire 2020 Lister Equity Grants would be forfeited. Following a termination without cause or resignation for good reason, Mr. Lister would have 12 months to exercise any vested stock options.

In the event that Ms. Colligan’s employment is terminated by the Company without cause or by her for good reason, Ms. Colligan would be entitled to (i) her base salary, automobile allowance and benefits for a period of 12 months and (ii) her prorated target bonus for the year of her termination.

In the event that Mr. Welton’s employment is terminated by the Company without cause, Mr. Welton would be entitled to (i) the greater of (x) his base salary for a period of 18 months, his prorated target bonus for the year of his termination and his car allowance and (y) one month’s salary for each year of service up to a maximum of 24 years, his prorated target bonus for the year of his termination and his car allowance and (ii) continued healthcare benefits for the duration of his salary continuation period (or earlier, upon Mr. Welton’s obtainment of new employment).

Payment upon Non-Renewal of Employment

If, following the expiration of the Mr. Gelfond’s employment term, we do not offer Mr. Gelfond continued employment on terms substantially similar to his employment agreement, or if Mr. Gelfond elects to retire at the end of the term, his outstanding unvested stock options and RSUs, if any, would be cancelled. In addition, (i) the 2017 Options would remain exercisable for the shorter of their original term, and five years; (ii) the 2018 Options would remain exercisable for the shorter of their original term, and four years; and (iii) the 2019 Options would remain exercisable for the shorter of their original term, and three years. Mr. Gelfond would also be entitled to a lump sum payment owing under the SERP and would be entitled to receive retiree health benefits until he becomes eligible for Medicare. Thereafter, Mr. Gelfond would be entitled to Medicare supplement coverage. In addition, for a period of twelve months from the date of non-renewal or retirement, we have agreed to provide Mr. Gelfond with office space, a full-time assistant and continued automobile benefits.

If, following the expiration of Mr. Lister’s employment term, we do not offer Mr. Lister continued employment on terms substantially similar to his employment agreement and Mr. Lister incurs a separation from service, then for the non-renewal period described below, Mr. Lister would be entitled to receive: (i) his base salary, automobile allowance and benefits; and (ii) a cash payment equal to Mr. Lister’s target bonus for the length of the non-renewal period. In the event Mr. Lister were not permitted to continue his participation in our medical plans, Mr. Lister would be entitled to a cash payment equal to the value of the benefit continuation, payable in three semi-annual installments. The non-renewal period is equal to 12 months, except if the non-renewal occurs within 24 months following a change-in-control, then the non-renewal period will be equal to 18 months. In addition, following a non-renewal, any RSUs or options that remain unvested as of December 31, 2020, but which would have vested by March 31, 2021, would be accelerated to vest as of December 31, 2020. All other unvested options and RSUs would be forfeited.

Mr. McClymont is not entitled to any severance payments or benefits in the event that his employment agreement is not renewed at the end of its term. Ms. Colligan and Mr. Welton’s employment with us are not subject to any specified term period.

Payment upon a Change-in-control

In the event that the Company experiences a change-in-control, Mr. Gelfond would be entitled to a cash bonus (the “Sale Bonus”) in an amount equal to the product of (a) 0.375% and (b) the amount by which the sale or liquidation transaction imputes an equity value in excess of Cdn$150,000,000 to the Common Shares originally issued by the Company (on a fully diluted basis but excluding the Common Shares issued upon the conversion of the Class B convertible preferred shares of the Company formerly outstanding that were converted into Common Shares on June 16, 1994 and the Common Shares issuable upon the exercise of warrants previously owned by Messrs. Gelfond and Wechsler). The Sale Bonus provisions date back to Mr. Gelfond’s and Mr. Wechsler’s original employment agreements in connection with their 1994 acquisition of the Company and would be paid as a result of the Company’s having reached an imputed equity value in excess of Cdn$150,000,000. He would also be entitled to a cash incentive bonus (the “Incentive Bonus”) equal to the product of (a) 225,000 and (b) the difference between the closing price of the Common Shares upon such change-in-control and the closing price of the Common Shares on March 10, 2006, which was $10.67. The Incentive Bonus provision dates back to the extension of Mr. Gelfond’s employment pursuant to a March 8, 2006 amendment agreement. In the event that the change-in-control is by way of a stock-for-stock merger, all of Mr. Gelfond’s outstanding unvested stock options will vest and be converted at the stock merger conversion ratio into stock options of the acquiring company (if it is public) or be cashed out (if the acquiring company is not public). Mr. Gelfond did not have any unvested, in-the-money stock options as of December 31, 2019. Additionally, in the event that Mr. Gelfond’s employment is terminated by the Company without cause or by him for good reason within 24 months following a change-in-control, Mr. Gelfond would also be entitled to his severance payments and benefits detailed under “Payment upon Termination without Cause or Resignation for Good Reason.” Upon a change-in-control, Mr. Gelfond’s benefits under the SERP would be accelerated and become payable.

In the event that Mr. McClymont’s employment is terminated by the Company without cause or by him for good reason within 24 months following a change-in-control, he would be entitled to 100% accelerated vesting on his outstanding unvested equity.

In the event that Mr. Lister’s employment is terminated by the Company without cause or by him for good reason within 24 months following a change-in-control, he would be entitled to receive his severance payments and benefits detailed under “Payments upon Termination without Cause or Resignation for Good Reason.” Mr. Lister would also be entitled to the accelerated vesting of his equity award and would be entitled to receive a cash payment equal to $1,400,000 for each annual equity award that had not been made as of the date of such termination or resignation for good reason. Mr. Lister would also be entitled to an incentive payment of $107,500.

In the event that Ms. Colligan’s and Mr. Welton’s employment is terminated by the Company without cause in connection with a change-in-control, they would be entitled to the same severance payments and benefits as they would be entitled to had the termination not occurred in connection with a change-in-control.

The table below reflects potential payments to each of the named executive officers in various termination and change-in-control scenarios based on compensation, benefits and equity levels in effect on December 31, 2019. The amounts shown assume that the termination or change-in-control event was effective as of December 31, 2019 and all Accrued Obligations up to this date has been paid. We caution that the actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of such individual’s separation from the Company, and in certain cases would be determined under arrangements put in place after December 31, 2019. To the extent that the calculated amounts relate to awards of stock options or RSUs, we have assumed that the price per share is the fair market value of our Common Stock at December 31, 2019, which was $20.43, the closing price on the NYSE on that date. The table below excludes any amounts payable to the named executive officers to the extent that these amounts are available generally to all salaried employees and do not discriminate in favor of our named executive officers.

Name	Triggering Event	Cash Payments (1)	Value of Accelerated Vesting of Equity Awards (2)	Total
Richard L. Gelfond	Resignation Without Good Reason	$20,419,181 (3)	ꟷ	$20,419,181
	Non-Renewal of Agreement	$20,519,181 (4)	ꟷ	$20,519,181
	Termination With Cause	$321,000 (5)	ꟷ	$321,000
	Termination Without Cause or Resignation for Good Reason	$22,836,102 (6)	ꟷ	$22,836,102
	Termination Without Cause following a Change-in-control	$25,634,192 (7)	ꟷ	$25,634,192
Patrick McClymont	Termination Without Cause or Resignation for Good Reason	$2,312,798 (8)	$1,260,531	$3,573,329
	Termination Without Cause Within Two Years of Change-in-control	$2,312,798 (8)	$2,064,042	$4,376,840
Megan Colligan	Termination Without Cause or Resignation for Good Reason	$1,909,091 (9)	ꟷ	$1,909,091
Robert D. Lister	Termination Without Cause or Resignation for Good Reason	$1,976,984 (10)	$2,206,376	$4,183,360
	Termination Without Cause Within Two Years of Change-in-control	$3,484,484 (11)	$2,206,376	$5,690,860
Mark Welton	Termination Without Cause	$1,618,106 (12)(13)	ꟷ	$1,618,106
	Termination Without Cause Within Two Years of Change-in-control	$1,618,106 (12)(13)	$1,736,488	$3,354,594

(1)

This value represents the estimated severance payments to each NEO, not including each NEO’s bonus earned for 2019 and reported in the 2019 Summary Compensation Table on page 61, unless otherwise noted.

(2)

The amounts represent the intrinsic value of the accelerated vesting of the NEO’s outstanding and unvested stock options and RSUs calculated using the December 31, 2019 closing price of our Common Shares ($20.43). All values are in US dollars.

(3)	This value includes an estimated lump sum payment of $20,098,181 reflecting the value of Mr. Gelfond’s vested SERP and the estimated value of Mr. Gelfond’s retiree health benefits of $321,000.
(4)

This value includes an estimated lump sum payment of $20,098,181 reflecting the value of Mr. Gelfond’s vested SERP, the estimated value of Mr. Gelfond’s retiree health benefits of $321,000 and automobile benefits of $100,000.

(5)	This value includes the estimated value of Mr. Gelfond’s retiree health benefits of $321,000.
(6)

This value includes severance benefits totaling $2,416,921, an estimated lump sum payment of $20,098,181 reflecting the value of Mr. Gelfond’s vested SERP and the estimated value of Mr. Gelfond’s retiree health benefits of $321,000.

(7)

This value includes an estimated lump sum payment of $20,098,181 reflecting the value of Mr. Gelfond’s vested SERP, the estimated value of Mr. Gelfond’s retiree health benefits of $321,000, an Incentive Bonus of $2,196,000 based on the closing price of our Common Shares on December 31, 2019 ($20.43) and $3,019,011, which is the average of a Sale Bonus that ranges from $1,747,742 to $4,290,280, depending on the equity assumptions used.

(8)	This value includes Mr. McClymont’s salary for the severance period of $982,798, a target bonus for 2019 of $630,000 and an additional target bonus prorated for 14 months of $700,000.
(9)	This value includes Ms. Colligan’s severance payments of $1,447,946 and automobile payments of $13,200.
(10)	This value includes Mr. Lister’s severance payments.
(11)

This value includes Mr. Lister’s severance payments of $1,976,984, incentive payment of $107,500 and the additional payment of $1,400,000 for Mr. Lister’s annual equity grant not yet granted as of December 31, 2019.

(12)	This value includes Mr. Welton’s severance payments, which is the greater of 18 months and 1 month per year of service, of $1,603,225 and healthcare benefits for the severance period of $14,881.
(13)	Mr. Welton’s compensation is paid in Canadian dollars. An exchange rate of US$1.00=Cdn$1.3236 has been applied to convert such amounts from Canadian dollars to U.S. dollars.

Summary of other employment agreement terms. The summary below describes, for each of the named executive officers, the material terms of their employment agreements other than with respect to the potential payments upon termination or change-in-control.

Richard L. Gelfond, Chief Executive Officer and Director. Mr. Gelfond’s current employment agreement, the Gelfond Agreement, is effective as of January 1, 2020. The Gelfond Agreement provides for a three-year employment term that expires on December 31, 2023. Under the terms of the Gelfond Agreement, Mr. Gelfond’s base salary is equal to $1,200,000 during each year of the term, subject to increases at the discretion of the Board of Directors, and he is eligible to receive an annual cash bonus with a target equal to his base salary, and a maximum bonus equal to two times his base salary. The Compensation Committee reviews the annual cash bonus for Mr. Gelfond in the context of both Company and individual performance. Mr. Gelfond’s bonus will be comprised of the following elements: 80% will be based on pre-established, non-discretionary criteria established by the Compensation Committee, and 20% will be determined at the end of the year at the discretion of the Compensation Committee. In assessing Mr. Gelfond’s performance, the Compensation Committee assesses the non-discretionary portion of his bonus against a scorecard of specific, express objectives that have been established for him by the Compensation Committee. This scorecard is intended to provide the Compensation Committee with an objective means of assessing performance and progress in a number of key financial and strategic areas. The specific financial and operational metrics used to evaluate Mr. Gelfond’s annual cash bonus for 2019 is included in the “Compensation Discussion and Analysis” section above. The Gelfond Agreement contains: (i) a customary non-competition provision; (ii) a provision requiring Mr. Gelfond to provide us with consulting services following the expiration of his employment and (iii) a clawback provision.

Mr. Gelfond has received grants of RSUs, PSUs and stock options under the Gelfond Agreement, as well as grants of RSUs and options under his prior employment agreements. Mr. Gelfond’s equity awards outstanding as of December 31, 2019, and their respective exercise prices and expiration dates, are set forth above in “Outstanding Equity Awards at 2019 Fiscal Year-End”.

Pursuant to the Gelfond Agreement, in January of each of 2020, 2021 and 2022, Mr. Gelfond will be granted PSUs having a grant date value of $2.75 million and RSUs having a grant date value of $2.75 million that vest in three equal installments on the first three anniversaries of the date of grant, subject to Mr. Gelfond’s continued employment. With respect to the PSUs, the number of Common Shares that Mr. Gelfond may receive upon settlement depends upon achievement of pre-specified performance metrics over a three-year performance period and ranges from 0% to 175% of the PSUs granted. The terms of the PSUs granted to Mr. Gelfond are described in the “Compensation Discussion and Analysis” section above.

In 2000, we created a defined benefit pension plan, the SERP, to provide benefits for Mr. Gelfond upon his retirement, resignation or termination other than with cause. See “Compensation Discussion and Analysis – Retirement and Pension Plans” on page 59 for a description of the SERP. Mr. Gelfond is fully vested in his benefits under the SERP. The Gelfond Agreement fixes the total amount of benefit payable to Mr. Gelfond under the SERP at $20,298,168. Mr. Gelfond is also entitled to retiree health benefits for himself and his eligible dependents until he becomes eligible for Medicare and, thereafter, Medicare supplemental coverage selected by Mr. Gelfond, or if such coverage is not permitted, an annual cash payment equal to the value of such coverage.

We have agreed to reimburse Mr. Gelfond for the premiums related to a $15,000,000 term life insurance policy that became effective in January 2010. In 2019, we reimbursed Mr. Gelfond for $22,545 in annual premiums.

Patrick McClymont, Chief Financial Officer and Executive Vice President. The details of Mr. McClymont’s employment are set forth in an employment agreement dated December 17, 2019 (the “McClymont Agreement”), which is effective as of August 8, 2019. Mr. McClymont’s employment term extends through August 8, 2022. Under the terms of the McClymont Agreement, Mr. McClymont’s base salary is $750,000, and he is eligible to receive discretionary annual cash incentive bonuses with a target amount equal to 80% of his base salary, with the potential to overachieve.

Pursuant to his previous employment agreement dated June 6, 2016, Mr. McClymont has received certain RSU and stock option grants in 2016, 2017, 2018 and 2019. Mr. McClymont’s equity awards outstanding as of December 31, 2019 and their respective exercise prices and expiration dates are set forth above in “Outstanding Equity Awards at 2019 Fiscal Year-End”. Pursuant to the McClymont Agreement, Mr. McClymont is eligible to receive in each of 2020, 2021 and 2022, equity awards each with an aggregate grant date fair market value equal to $1,450,000. The annual equity awards will be comprised of a mix of equity vehicles, including PSUs and RSUs that vest in three equal installments on the first three anniversaries of the date of grant, subject to Mr. McClymont’s continued employment. With respect to the PSUs, the number of Common Shares that Mr. McClymont may receive upon settlement depends upon achievement of pre-specified performance metrics over a three-year performance period and ranges from 0% to 175% of the PSUs granted. The terms of the PSUs granted to Mr. McClymont are described in the “Compensation Discussion and Analysis” section above.

Mr. McClymont is also subject to customary non-solicitation and non-competition provisions.

Megan Colligan, President, IMAX Entertainment and Executive Vice President, IMAX Corporation. The details of Ms. Colligan’s employment are set forth in an employment agreement dated October 10, 2018 and became effective on February 19, 2019 (the “Colligan Agreement”). Ms. Colligan’s employment term continues indefinitely until a termination or resignation. Under the terms of the Colligan Agreement, Ms. Colligan’s base salary is $1,000,000, and she is eligible to receive discretionary annual cash incentive bonuses with a target amount equal to 100% of her base salary.

Pursuant to the Colligan Agreement, Ms. Colligan received RSUs and stock options in 2019 in the amount of $2,500,000. Each subsequent year, Ms. Colligan will receive equity awards in an aggregate grant date value of a range between $1,500,000 to $2,000,000 based on a combination of her performance and Company performance in a mix of equity vehicles with vesting schedules consistent with those granted to other senior executives at the time. Ms. Colligan’s equity awards in the year of 2019 comprised of 25% stock options and 75% RSUs and vest as set forth above in “Grants of Plan-Based Awards”. Ms. Colligan’s equity awards outstanding as of December 31, 2019 and their respective exercise prices and expiration dates are set forth above in “Outstanding Equity Awards at 2019 Fiscal Year-End”.

Ms. Colligan is also subject to customary non-solicitation and non-competition provisions.

Robert D. Lister, Chief Legal Officer & Senior Executive Vice President, IMAX Corporation. The details of Mr. Lister’s employment are set forth in an amendment to his employment agreement dated March 11, 2020 (the “Lister Agreement”). Mr. Lister’s employment term extends through Desumcember 31, 2023. Under the terms of the Lister Agreement, Mr. Lister’s base salary beginning in 2020 will be $738,450, subject to annual review, and he is eligible to receive discretionary annual cash incentive bonuses with a target amount equal to 60% of his base salary, with the potential to overachieve.

Pursuant to the Lister Agreement, Mr. Lister received RSUs and stock options each year during his employment term with an aggregate grant date fair market value of $1,400,000. Mr. Lister’s equity awards in 2018 and 2019 were comprised of 25% stock options and 75% RSUs and vest in four equal annual installments beginning on the first anniversary of the applicable grant date. Mr. Lister’s equity awards outstanding as of December 31, 2019 and their respective exercise prices and expiration dates are set forth above in “Outstanding Equity Awards at 2019 Fiscal Year-End”.

Beginning in 2020, Mr. Lister’s equity awards will be comprised of a mix of RSUs and PSUs consistent with grants given to other senior executives. The RSUs granted in 2020 will vest in three equal installments beginning on the first anniversary of the applicable grant date, subject to Mr. Lister’s continued employment. With respect to the PSUs, the number of Common Shares that Mr. Lister may receive upon settlement depends upon achievement of pre-specified performance metrics over a three-year performance period and ranges from 0% to 175% of the PSUs granted. The terms of the PSUs granted to Mr. Lister are described in the “Compensation Discussion and Analysis” section above.

Mr. Lister is also subject to customary non-solicitation and non-competition provisions.

Mark Welton. President, IMAX Theatres. Under the terms of his employment arrangement with the Company in 2011, Mr. Welton was entitled to receive a base salary of Cdn$400,000, which is subject to annual review. Mr. Welton is entitled to participate in the Management Bonus Plan and to receive a target annual performance bonus of 37.5% of his base salary, subject to annual review. Details about Mr. Welton’s compensation are further disclosed in “Compensation Discussion and Analysis.” Mr. Welton has received certain stock option and RSU grants from the Company. Mr. Welton’s equity awards outstanding as of December 31, 2019, and their respective exercise prices and expiration dates are set forth above in “Outstanding Equity Awards at 2019 Fiscal Year End”. Upon a termination without cause, Mr. Welton’s vested stock options remain exercisable for a period of six months.

Mr. Welton entered into a non-compete agreement with the Company which contains customary non-solicitation and non-competition provisions for periods of two years and one year, respectively, after the termination of his employment with the Company.

COMPENSATION OF DIRECTORS

Directors who are also employees of the Company receive no additional fees for service on the Board of Directors.

Our independent directors receive an annual retainer of $50,000. In addition, Committee Chairs receive the following annual retainers: the Audit Committee Chair receives $15,000 and the Compensation Committee Chair and the Governance Committee Chair each receive $10,000. Committee members also receive the following yearly retainers: Audit Committee members receive $10,000; Compensation Committee members receive $7,500; and Governance Committee members receive $5,000. Committee retainers are in addition to any applicable retainer for being a Committee Chair.

Each year, independent directors are granted an annual grant of RSUs with a value of $125,000 on the date of grant, and the Chairman of the Board is granted an annual grant of RSUs with a value of $170,000 on the date of grant. These grants are made following the election of our independent directors at our annual meeting. The grants made in 2019 vested on the date of grant.

Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and Committees of the Board of Directors. The Governance Committee reviews director compensation and benefits on a periodic basis.

The following table sets forth information relating to compensation of our non-executive directors for the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)		All Other Compensation ($)		Total ($)
Bradley J. Wechsler	230,000	(2)	169,992	(3)	75,746	(4)	475,738
Neil S. Braun	65,000		124,987	(5)	—		189,987
Eric A. Demirian	75,000		124,987	(5)	—		199,987
Kevin Douglas	57,500		124,987	(5)	—		182,487
David W. Leebron	75,000		124,987	(5)	—		199,987
Michael Lynne (6)	33,750		—		—		33,750
Michael MacMillan	55,000		124,987	(5)	—		179,987
Dana Settle	58,750		124,987	(5)	—		183,737
Darren Throop	62,500		124,987	(5)	—		187,487

(1)

As required by SEC rules, the “Stock Awards” column in this table reflect the aggregate grant date fair values of the RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (with no reductions for expected forfeitures). See note 16(c) to the audited consolidated financial statements in Item 8 of the 2019 Form 10-K, for the assumptions used to calculate the fair value of the RSUs.

(2)	This amount represents the amount paid to Mr. Wechsler pursuant to the services agreement as described below.
(3)	Mr. Wechsler received a grant of 8,374 RSUs on June 6, 2019, in recognition of his position as Chairman of the Board. The RSUs vested on June 6, 2019.
(4)	This amount reflects: (i) $31,843 for personal automobile use; (ii) $29,167 for retiree health benefit premiums; and (iii) $14,736 for the supplemental health plan premiums.
(5)	The director received a grant of 6,157 RSUs on June 6, 2019. The RSUs vested on June 6, 2019.
(6)	Mr. Lynne served as a member of our Board of Directors until he passed away on March 24, 2019. He did not receive any equity compensation during the fiscal year ended December 31, 2019.

On December 11, 2008, we entered into a services agreement with Mr. Wechsler (as amended, the “Services Agreement”) which provides that, effective April 1, 2009, Mr. Wechsler’s employment as Co-CEO was terminated. The Services Agreement, which has been amended from time to time, provides that Mr. Wechsler will serve as Chairman of the Company’s Board of Directors until the Board of Directors determines to terminate the services of Mr. Wechsler. The Services Agreement was most recently amended as of April 1, 2013. Pursuant to that amendment, effective April 1, 2013, Mr. Wechsler’s compensation for each year served as Chairman increased from $200,000 to $230,000. The Services Agreement provides that certain other provisions of Mr. Wechsler’s former employment agreement with the Company continue to survive the termination of such employment agreement.

Among the provisions of Mr. Wechsler’s prior employment agreement that survive are those relating to the Sale Bonus and the Incentive Bonus. Upon a sale of the Company, Mr. Wechsler is entitled to receive a cash Sale Bonus in an amount equal to the product of (a) 0.375% and (b) the amount by which the sale or liquidation transaction imputes an equity value in excess of Cdn$150,000,000 to the Common Shares originally issued by the Company (on a fully diluted basis but excluding the Common Shares issued upon the conversion of the Class B convertible Preferred Shares of the Company formerly outstanding which were converted into Common Shares on June 16, 1994 and the Common Shares issuable upon the exercise of warrants previously owned by Messrs. Gelfond and Wechsler). As of December 31, 2019, we estimated the Sale Bonus to be between $1,747,724 and $4,290,280, depending upon the equity assumptions used in the relevant calculations.

In addition, following a change-in-control, Mr. Wechsler would receive a cash Incentive Bonus equal to the product of (a) 225,000 and (b) the difference between the closing price of the Common Shares upon such change-in-control and the closing price of the Common Shares on March 10, 2006, which was $10.67. As of December 31, 2019, the Incentive Bonus would have been $2,196,000, based on the closing price of the Common Shares on that date ($20.43).

We maintain an unfunded retiree medical benefit plan covering Mr. Wechsler. The plan provides that we will maintain retiree health benefits for Mr. Wechsler until he becomes eligible for Medicare, and thereafter we will provide Medicare supplemental coverage as selected by Mr. Wechsler. As of December 31, 2019, the estimated value of Mr. Wechsler’s retiree health benefits was $307,000.

Effective January 1, 2012, we implemented an executive supplemental health reimbursement plan which covers Mr. Wechsler. The plan provides expanded coverage and reimbursement of services not covered by our medical, dental and vision plans. We reimbursed Mr. Wechsler for $14,736 in health premiums in 2019 in connection with this plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently composed of Messrs. Throop (Chair) and Douglas and Ms. Settle, each of whom is an independent director. Mr. Lynne was the Chair of the Compensation Committee until his passing on March 24, 2019. Mr. Throop was appointed Chair and Ms. Settle was appointed as a member of the Compensation Committee on June 5, 2019 following Mr. Lynne’s passing. All compensation decisions for Mr. Gelfond in 2019 were made by the Compensation Committee. None of the members of the Compensation Committee during 2019 is a current or former officer or employee of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K.

During the fiscal year ended December 31, 2019, none of our executive officers served on compensation committees or boards of directors of any other entity that had or has had one or more of its executive officers serving as a member of our Compensation Committee or Board of Directors.

CORPORATE GOVERNANCE

The Board of Directors believes that good corporate governance is fundamental to our overall success. The Governance Committee of the Board of Directors, which is currently composed of Messrs. Leebron (Chair), Braun, MacMillan and Ms. Settle, all of whom are independent directors, reviews our corporate governance practices from time to time, as further described in our “Corporate Governance Guidelines”.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which outline the Board of Directors’ authority, responsibilities, composition and procedures.

The role of the Board of Directors is to supervise the business and affairs of the Company, including:

•

overseeing the strategic and business planning process(es) and reviewing, approving and monitoring the annual and long-term operating plans, including fundamental financial and business strategies and objectives;

•	reviewing and assessing the major risks we face and reviewing, approving and monitoring our approach to addressing such risks;
•

developing and reviewing the CEO’s corporate objectives, annually evaluating the performance of the CEO against these objectives, determining his performance-based compensation annually and developing appropriate succession plans, from time to time; and

•

reviewing, monitoring, and maintaining the integrity of the Company’s controls and procedures, including its disclosure controls and procedures, its internal controls and procedures for financial reporting, and its compliance with the Code of Business Conduct and Ethics.

From time to time, the Board of Directors retains the services of external consultants to assist in the review of its governance practices. A current copy of the Corporate Governance Guidelines, the text of which is incorporated by reference into this Circular, is available, without charge, at www.imax.com and www.sedar.com or provided within one business day upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary, tel: 905-403-6500.

Director Independence

The Board of Directors is comprised of a majority of independent directors as defined under applicable legal, regulatory and stock exchange requirements. Section 303A of the NYSE Listed Company Manual provides that no director qualifies as “independent” unless the Board of Directors affirmatively determines that such director has no material relationship with the Company, and Section 1.2 of Canadian National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) provides that an independent director is a person other than an officer or employee of the Company, or an individual having a material relationship with the Company that in the opinion of the Board of Directors would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The NYSE Listed Company Manual and NI 58-101 set forth specific categories of relationships that disqualify a director from being independent.

The Board of Directors has reviewed the independence of each director and considered whether any director has a material relationship with the Company. As a result of this review, the Board of Directors affirmatively determined that each of the following directors, representing seven of our nine directors, is independent within the meaning of the NYSE, Canadian securities regulations, and SEC director independence standards, as currently in effect:

• Neil S. Braun	• David W. Leebron	• Darren Throop
• Eric A. Demirian	• Michael MacMillan	• Dana Settle
• Kevin Douglas

Our Board of Directors’ independence determination was based on information provided by the directors and discussions among the officers and directors.

In making the foregoing independence determination, the Board of Directors noted that Mr. Throop is the President and CEO of Entertainment One Ltd., an entity which paid the Company approximately $19,684 in 2019 as box office royalties for exhibiting IMAX films. The Board of Directors determined that these amounts are immaterial, and Mr. Throop has neither a direct nor indirect material interest in any transactions between the Company and Entertainment One Ltd.

In addition, the Board of Directors considered that Mr. Douglas is our largest individual shareholder, holding approximately 15.1% of our Common Shares as of April 9, 2020. However, the Board determined that, notwithstanding Mr. Douglas’ shareholdings, he has neither a direct nor indirect material interest in any transactions with the Company.

Mr. Wechsler served as Co-Chairman of the Board of Directors, along with Mr. Gelfond, from June 1999 to March 2009. On April 1, 2009, Mr. Wechsler became sole Chairman of the Board. Mr. Wechsler is not an independent director by virtue of his continuing compensation arrangements with the Company. By virtue of Mr. Gelfond’s current role as CEO, IMAX Corporation, he is not considered to be an independent director.

All members of the Compensation Committee, Audit Committee and Governance Committee are considered “independent” under each such Committee’s independence standards pursuant to the relevant U.S. and Canadian regulations. In the event any transaction or agreement is proposed in respect of which a director has a material interest, the director will be recused from voting on that matter and removed from the meeting while the transaction at issue is being considered by the Board of Directors.

Board Size and Composition

Our articles provide that the Board of Directors may be comprised of a minimum of 1 and a maximum of 15 directors with the actual number determined from time to time by resolution of the Board of Directors. As of the date of this Circular, the size of the Board of Directors has been set at nine directors.

The Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal governance structure so as to provide independent oversight of management. The Board of Directors has determined that there is no single, generally accepted approach to providing governance and that given the evolving nature of our business, the right governance structure for the Board of Directors may vary as circumstances warrant. Consistent with this understanding, the independent directors consider the Board of Directors’ size and composition on an annual basis in connection with its annual self-evaluation.

In considering its governance structure, the Board of Directors has taken a number of factors into consideration. The Board of Directors, with a majority of its directors being independent directors, exercises strong, independent oversight. This oversight function is enhanced by the fact that all of the committees of the Board of Directors (the “Board Committees”) and their respective chairpersons are comprised entirely of independent directors. A number of processes and procedures of the Board of Directors and of the Committees provide independent oversight of the CEO’s performance:

•	regular executive sessions of the independent directors;
•	the ability of independent directors to contact one another, the CEO and other executive officers at any time; and
•	the annual evaluations of the performance of the CEO against pre-determined and other criteria.

We also provide instructions for our shareholders and other interested parties to communicate directly with the Board of Directors, see “Shareholder Communication” on page 10. The Board of Directors believes that these factors provide the appropriate balance between the authority of those who oversee the Company and of those who manage it on a day-to-day basis.

Lead Independent Director

In October 2018, Mr. Leebron was chosen as the Lead Independent Director for the Board of Directors. As the Lead Independent Director, Mr. Leebron’s authority and responsibilities include presiding at meetings of the Board of Directors where the Chairman of the Board is not present, including executive sessions, facilitating discussions among independent directors, having the ability to review and approve Board of Director meeting schedules, agendas, and materials and to call meetings of the independent directors, serving in an advisory capacity to the Chairman and a liaison between the Chairman and Chief Executive Officer on the one hand and the independent directors on the other, communicating views expressed by the independent directors in executive sessions or otherwise to the Chairman of the Board and management, and performing other duties or functions that the Board of Directors may delegate. Given Mr. Leebron’s extensive leadership and management experience, the Board of Directors has determined that his appointment as the Lead Independent Director is optimal for the Company as he provides us with independent oversight, facilitates communication between independent directors and other stakeholders in the Company and offers collaborative and objective guidance to the Chairman of the Board and the Board of Directors.

Risk Management

The Board of Directors is responsible for overseeing the various risks that we face. In this regard, the Board of Directors seeks to understand and oversee critical business risks. Risks are considered in virtually every business decision and as part of our overall business strategy.

While the Board of Directors is responsible for reviewing and assessing the major risks that we face and for reviewing, approving and monitoring our approach to addressing such risks, our management is charged with managing risk. We have robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board of Directors through senior management. These include:

•	an enterprise risk management program;
•	regular internal management disclosure committee meetings;
•	a Code of Business Conduct and Ethics;
•	a Whistle Blower Program;
•	an Anti-Bribery and Anti-Corruption Policy;
•	a Clawback Policy;
•	rigorous product quality standards and processes; and
•	a comprehensive internal and external audit process.

The Board of Directors and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board of Directors and the Audit Committee on the significant risks identified and how they are being managed. The Board of Directors implements its risk oversight function both as a whole and through the Audit Committee. The Audit Committee oversees risks related to our financial statements, the financial reporting process, accounting, cybersecurity, data privacy and legal matters. The Audit Committee also oversees the internal audit function and our Whistle Blower Program. The Audit Committee members meet separately with our CEO and representatives of the independent auditing firm a minimum of four times per year.

The Board of Directors regularly engages in discussion of financial, legal, business, technology, economic, political and other risks. Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board of Directors also discusses risk in relation to specific proposed actions. For example, the Board of Directors was actively engaged in reviewing and assessing the risks related to the spread of COVID-19 and its impact on the Company’s business and financial position and overseeing management’s strategies to manage such risks.

Nomination Process

The Governance Committee is responsible for identifying and recommending candidates for election or re-election to the Board of Directors. Such candidates are then nominated for election by a majority of our independent directors. The Governance Committee does not set forth specific, minimum qualifications that nominees must possess in order for the Governance Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated in light of opportunities and risks facing the Company and the competencies, skills and personal qualities that are desirable to contribute to our effective governance. In evaluating potential nominees for election and re-election as members of the Board of Directors, the Governance Committee seeks nominees that:

•	manifest the highest integrity and that possess the highest personal and professional ethics;
•	have significant business experience or other organizational leadership experience that will allow the nominee to contribute significantly to the Company as a member of the Board of Directors;
•	have the willingness and an ability to make the necessary time commitment to actively participate as a member of the Board of Directors;
•	exhibit sound business judgment; and
•	are committed to representing the long-term interests of our shareholders.

Candidates are identified from a number of sources including recommendations from directors, management, shareholders and others. The Governance Committee will consider any nominee recommended by a shareholder under the same criteria as any other potential nominee.

Shareholders who wish to have the Governance Committee consider the nomination of any person for director at the 2021 Annual Meeting of Shareholders should submit a shareholder proposal made in accordance with the provisions of the Canadian Business Corporations Act to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary no later than December 24, 2020, or by submitting a timely notice in compliance with the advance notice procedures set forth in By-Law No. 1 of the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary. We may require that a proposed nominee furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company.

Diversity

The Governance Committee charter mandates that the Governance Committee review, on a periodic basis, the current composition of the Board of Directors in light of the characteristics of independence, diversity, age, competencies, skills, experience, availability of service to the Company and tenure of the directors and of the Board of Directors’ anticipated needs. While the Governance Committee does not have a formal policy specifying how diversity of background and personal experience should be applied in reviewing the current composition of the Board of Directors or in identifying or evaluating candidates for the Board of Directors, the Governance Committee is committed to having a diverse Board of Directors in that it seeks individuals from different backgrounds with varying perspectives, professional experience, education and skills.

The Company has evaluated the number of (i) women; (ii) members of visible minorities; (iii) aboriginal persons; and (iv) persons with disabilities (collectively, the “Designated Groups”) represented on the Board of Directors or in senior management positions. We currently have one female director on the Board of Directors (11%) and no directors who identify as members of the other Designated Groups. We currently have two female members of our management team of fourteen (14%) and two other members of our management team who are members of a visible minority (14%). None of the other members of our management team identify as any of the other types of Designated Groups. The Company has not independently verified the responses of those who have self-identified as members of the Designated Groups. We do not have a policy on the representation of Designated Groups on the Board of Directors or on our management team, as the Board of Directors does not believe that quotas or strict rules necessarily result in the identification or selection of the best candidates. Rather, the Governance Committee takes into account the competencies, skills and personal qualities described above. However, the Board of Directors is mindful of the benefit of diversity in our leadership positions and the need to maximize the effectiveness of the Board of Directors and its decision-making abilities. Accordingly, in searches for new directors, the Board of Directors, and its third-party consultants that may be hired to assist in identifying candidates, consider the level of diversity as one of several factors used in its search process.

Director Term Limits

The Board of Directors has not established any term limits for directors but has adopted a mandatory retirement age of 80. It does not believe there to be a correlation between term of service and effective board performance and renewal. The Board of Directors has adopted processes whereby the Governance Committee, along with the Chairman of the Board, periodically reviews the composition of the Board of Directors and the skills and experience required to best meet the needs of the Company. Where a vacancy in the Board of Directors occurs, the Governance Committee, in conjunction with the Chairman of the Board and the CEO, will be responsible for identifying potential candidates for consideration based on the various experience and skills required as a result of such vacancy. In addition, the Governance Committee oversees an annual assessment of the effectiveness of the Board of Directors and Board Committees and self-assessments completed by the directors evaluating their individual performance and contributions to the Board of Directors.

Meetings of the Board of Directors and its Committees

During the fiscal year ended December 31, 2019, the Board of Directors held nine meetings, the Audit Committee held five meetings, the Compensation Committee held one meeting and the Governance Committee held one meeting. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and Committees of the Board on which such director served during the fiscal year ended December 31, 2019, other than Mr. Throop. The directors are given the opportunity to hold executive sessions (where members of management are not in attendance) at all regularly scheduled Board of Directors meetings. A total of seven such executive sessions of the Board of Directors were held during 2019.

Our Board of Directors does not include a single director chosen to preside over the regularly scheduled (quarterly) executive sessions. Executive sessions which follow Board of Directors meetings are usually informal discussions which are often led by the Chairman of the Board or a chair of one of the Board Committees, depending on the subjects to be discussed. The Chairman of the Board reviews the matters to be discussed in executive sessions and determines which director or Board Committee chair is best placed to preside over the executive session. This process facilitates open and candid discussions among the directors.

The following incumbent directors attended the following number of Board of Directors meetings during the fiscal year ended December 31, 2019:

Richard L. Gelfond	9/9	Eric A. Demirian	9/9	Darren Throop	6/9
Bradley J. Wechsler	9/9	Kevin Douglas	9/9	Michael MacMillan	9/9
Neil S. Braun	7/9	David W. Leebron	9/9	Dana Settle	8/9

All of the members of the Audit Committee are independent directors and hold in camera sessions where members of management are not in attendance at least once each fiscal quarter. A total of four such in camera sessions were held during 2019.

While we encourage directors to attend our Annual Meeting of Shareholders, there is no formal policy concerning such attendance. Eight of the nine incumbent directors attended last year’s Annual Meeting of Shareholders.

Committees of the Board

To assist it in discharging its duties effectively, the Board of Directors has delegated some of its duties to three specific committees of the Board: the Audit Committee; the Compensation Committee and the Governance Committee. Each of these committees and their respective chairs are appointed annually by the Board of Directors. Each committee has a written charter which sets out its principal duties and responsibilities. Each committee has the authority to retain special legal, accounting or other advisors. The following table shows the composition of each of our Board Committees on April 29, 2020.

	Independent Director	Audit Committee	Governance Committee	Compensation Committee
Neil S. Braun	✓	✓	✓
Eric A. Demirian	✓	✓ (Chair)
Kevin Douglas	✓			✓
David W. Leebron	✓	✓	✓ (Chair)
Michael MacMillan	✓		✓
Dana Settle	✓		✓	✓
Darren Throop	✓			✓ (Chair)

Audit Committee

The Audit Committee is currently composed of Messrs. Demirian (Chair), Braun, and Leebron, each of whom is an independent director who meets the independence and other requirements of the NYSE and Canadian National Instrument 52-110 - Audit Committees standards applicable to Audit Committee members. The Board of Directors has established the Audit Committee for the purpose of overseeing:

•	the quality and integrity of our financial statements and related disclosure;
•	our compliance with legal and regulatory requirements;
•	the independent auditors’ qualifications and independence;
•	the effectiveness of our risk management program;
•	the performance of our internal audit function; internal controls and procedures; and
•	the performance of the independent auditors.

Each Audit Committee member has experience with various businesses and professions, which is relevant to their understanding of the accounting principles used by the Company in preparing its financial statements and to their understanding of the general applications of such accounting principles in connection with the accounting for estimates, accruals and reserves. These experiences have been with companies, businesses and professional organizations presenting a breadth and level of complexity of accounting issues generally comparable to those reasonably expected to be raised by our financial statements and have provided them with an understanding of internal controls and procedures for financial reporting. For more information on the education and experience of each Audit Committee member, see “Item No. 1 - Election of Directors” on page 11. The Board of Directors has determined that Mr. Demirian qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K as a result of Mr. Demirian’s qualifications as a Chartered Professional Accountant, a Chartered Accountant and as a Certified General Accountant. Mr. Demirian serves as the Chair of the Audit Committee.

The Audit Committee meets with our external auditors, both with and without management present, to review and discuss our accounting policies, our quarterly and year-end financial statement information and their presentation, and significant financial issues which may arise for our Company. The Audit Committee operates under a written mandate adopted by our Board of Directors. A current copy of the Audit Committee Charter is available, without charge, at www.imax.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary.

Compensation Committee

The Compensation Committee is currently composed of Messrs. Throop (Chair) and Douglas and Ms. Settle, each of whom is an independent director. The Compensation Committee is responsible for evaluating and making recommendations to the Board of Directors regarding our equity-based and incentive compensation plans, policies and programs. In addition, the Compensation Committee approves or recommends to the Board of Directors the compensation package (including components, quantum and timing) for our CEO, sets his performance factors, and assesses his performance on a periodic basis. On an annual basis, the Compensation Committee reviews and approves the components and the amount of compensation paid to certain of our senior executives. The Compensation Committee made recommendations to the Board of Directors with respect to the discretionary and non-discretionary portions of the bonus paid to Mr. Gelfond in respect of 2019. The Compensation Committee has been actively engaged in implementing changes that will promote greater alignment between executive compensation and the long-term priorities of the Company, which include the design and granting of PSUs as part of executive compensation for the CEO and NEOs.

The Compensation Committee is responsible for performing the functions required of it under our equity award plans, including the grant of stock options, RSUs and PSUs from time to time, which grants are subject to guidelines determined by our Human Resources department and the Compensation Committee. The Compensation Committee enacts written resolutions from time to time authorizing the grant of stock options, RSUs and PSUs. The Compensation Committee operates under a written mandate adopted by our Board of Directors. A current copy of the Compensation Committee Charter is available, without charge, at www.imax.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary.

Governance Committee

The Governance Committee is currently composed of Messrs. Leebron (Chair), Braun, MacMillan and Ms. Settle, each of whom is an independent director. The Governance Committee is responsible for monitoring and evaluating our corporate polices and governance practices, monitoring significant developments in the law and practice of corporate governance, monitoring and evaluating our compliance with the law, monitoring and evaluating compliance with our articles, by-laws and governance agreements, and monitoring the effectiveness of the Board of Directors and Board Committees in the discharge of their general oversight responsibilities.

The Governance Committee is responsible for identifying and recommending candidates for election to the Board of Directors. The Governance Committee evaluates potential new candidates for the Board of Directors on an ongoing basis in light of the opportunities and risks facing us and the competencies, skills and personal qualities that are desirable to add value and to contribute to our effective governance. The Governance Committee operates under a written mandate adopted by our Board of Directors. A current copy of the Governance Committee Charter is available, without charge, at www.imax.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary.

Orientation and Education

We have developed and implemented orientation materials and procedures for new directors. In this regard, a Board of Directors Manual is provided to all new directors. New directors also have access to fellow directors and senior management and are invited to attend orientation sessions as necessary. Reports, materials and presentations relating to our business are provided to the Board of Directors on a periodic basis. Directors are also offered annual membership in the National Association of Corporate Directors, at our expense.

Board and Committee Self-Assessment

Periodically, and at least annually, each director and committee member completes a review and self-evaluation of the Board of Directors’ and Board Committees’ operating effectiveness as well as his or her own individual performance as a member of the Board of Directors. The input is summarized on a confidential basis and provided to the Chairman of the Governance Committee. The results of the evaluations are reported to the Board of Directors. Any agreed upon improvements are implemented as applicable.

Written Position Descriptions

Mr. Wechsler’s services agreement includes a written position description for his role as the Chairman of the Board. The Board of Directors is responsible for the appointment of the Chairman of the Board and for the appointment of the Chair and members of each Board Committee. The Board of Directors and Committees of the Board each operate within written mandates established and periodically reviewed by the Board of Directors. The Chair of each committee is responsible for reporting on the activities of that committee to the full Board of Directors on a periodic basis.

The Board of Directors has not developed a written position description for the CEO. The Board of Directors and the CEO develop, on an annual basis, detailed written corporate objectives and parameters pursuant to which the CEO operates our business. The Board of Directors is also responsible for annually evaluating the CEO against these objectives.

Directors’ Share Ownership Guidelines

To support the alignment of directors’ interests with those of our shareholders, non-management directors are required, in accordance with the Share Ownership Guidelines, to achieve and maintain share ownership of at least two times their annual retainer. Directors subject to the policy must satisfy the guidelines within four years of the date such director first became subject to the policy. As of April 1, 2020, all of the non-management directors had met their share ownership guidelines within the required time frame.

Directors’ Share Ownership Guidelines
	Non-Management Directors’ Ownership Guideline (% of annual retainer)	Current Level of Achievement (% of annual retainer) (1)
Bradley J. Wechsler	200%	1,929%
Neil S. Braun	200%	1,292%
Eric A. Demirian	200%	1,181%
Kevin Douglas	200%	448,957%
David W. Leebron	200%	2,525%
Michael MacMillan	200%	739%
Dana Settle	200%	881%
Darren Throop	200%	389%

(1) Pursuant to the Company's Share Ownership Guidelines, compliance with such guidelines is measured as of April 1 of each year.

Mr. Douglas’ holdings in excess of 8 million Common Shares far exceeded his Share Ownership Guideline requirement and have been omitted from the chart above for clarity.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to all employees, including our CEO, CFO, and Controller and all other persons performing similar functions, and all directors and consultants. Any incidents or reports made in connection with a potential violation of the Code of Ethics are reported to the Audit Committee through (i) the Whistle Blower hotline or (ii) our internal audit function. The Code of Ethics is distributed to applicable individuals on commencement of service and annually thereafter. Such individuals are required to acknowledge receipt of, read and agree to abide by the Code of Ethics. A current copy of the Code of Ethics is available, without charge, at www.imax.com or upon written request at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary. Any amendments to, or waivers of, the Code of Ethics which specifically relate to any financial professional will be disclosed promptly following the date of such amendment or waiver at www.imax.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our directors or executive officers, or any security holder of record as of the date of this Circular who owned, of record or to our knowledge, more than 5% of our outstanding Common Shares, or any member of such person’s immediate family, had any material interest, direct or indirect, in any transaction during the last fiscal year, or since the commencement of the current fiscal year, in any completed or proposed transaction, except for the following:

Mr. Douglas is our largest individual shareholder, holding approximately 15.1% of our Common Shares as of April 9, 2020. However, the Board of Directors has determined that, notwithstanding Mr. Douglas’ shareholdings, he has neither a direct nor indirect material interest in any transactions with the Company.

The Company, Wasserstein Perella Partners, L.P., Wasserstein Perella Offshore Partners, L.P., WPPN, Inc., and the Michael J. Biondi Voting Trust (collectively “WP”), and Messrs. Gelfond and Wechsler entered into a registration rights agreement (the “Registration Rights Agreement”) dated as of February 9, 1999, which carried forward the corresponding provisions of the June 16, 1994 shareholders’ agreement. Though numerous provisions of the Registration Rights Agreement were terminated in 2002 when WP ceased to be a shareholder of the Company, each of Messrs. Gelfond and Wechsler retain the right to cause us to use best efforts to register their securities under the Securities Act of 1933, as amended (the “Securities Act”). Messrs. Gelfond and Wechsler are entitled to make two such demand registrations. Messrs. Gelfond and Wechsler also have unlimited piggyback rights to register their securities under the Registration Rights Agreement whenever we propose to register any securities under the Securities Act, other than the registration of securities pursuant to an initial public offering or the registration of securities on Form S-4 or S-8 under the Securities Act or filed in connection with an exchange offer or an offering of securities solely to our existing shareholders.

Messrs. Gelfond and Wechsler and certain other shareholders of the Company entered into another shareholders’ agreement on January 3, 1994 as amended on March 1, 1994 which includes, among other things, registration rights, tag along rights and drag along rights.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

On a regular basis, we require our directors, nominees for director and executive officers to identify to the Board of Directors transactions and/or relationships which could constitute transactions with a related person as defined in Item 404(a) of Regulation S-K. For any potential transaction in which a director, executive officer, nominee for director, 5% or greater beneficial owner, any immediate family members of the foregoing, or other related person would have a material interest that is expected to exceed $120,000 in a single calendar year, such transaction is reviewed, in advance, by our Chief Legal Officer and Chief Compliance Officer to ensure compliance with our Code of Ethics and to evaluate the disclosure requirements under Item 404(a) of Regulation S-K before being considered for approval by the Board of Directors. In the course of its review and approval or ratification of a related person transaction, the Board of Directors considers:

•	the approximate dollar value of the transaction;
•	the related person’s interest in the transaction and the approximate dollar value of such interest without regard to any profit or loss;
•	the position of the related person within the Company or relationship with the Company;
•	the materiality of the transaction to the related person and the Company;
•	whether the transaction was undertaken in the ordinary course of business of the Company;
•	whether the transaction would impair the independence of a non-employee director;
•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to the Company of, the transaction; and
•	any other information regarding the transaction or the related person in the context of the transaction that would be material to investors in light of the circumstances of the particular transaction.

Currently, we do not have a formal written policy governing transactions with related persons. In the event any transaction or agreement occurs in respect of which a director has a material interest, the director will be recused from voting on that matter and will not participate in the meeting while the transaction at issue is being considered by the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2019.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2019 with senior management. The Audit Committee meets privately with PwC on a periodic basis and PwC has unrestricted access to the Audit Committee. The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board (which relate to the accountant’s independence from the Company and related entities) and has discussed with PwC the independence of PwC from the Company. As part of its responsibilities for oversight of the Company’s enterprise risk management process, the Audit Committee has reviewed and discussed the Company’s policies with respect to risk assessment and risk management, including discussions of individual risk areas as well as an annual summary of the overall process.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC and the Company’s Annual Information Form for the fiscal year ended December 31, 2019.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

April 29, 2020	Respectfully submitted,

Eric A. Demirian (Chair)
Neil S. Braun
David W. Leebron

NON-GAAP FINANCIAL MEASURES

(in thousands of U.S. dollars)

In this Circular, the Company presents adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share, EBITDA adjusted EBITDA per Credit Facility, free cash flow and return on invested capital as supplemental measures of performance of the Company, which are not recognized under U.S. generally accepted accounting principles (“GAAP”). The Company presents adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) and non-recurring charges on net income. In addition, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share because it believes that they are important supplemental measures of its comparable financial results and could potentially distort the analysis of trends in business performance and it wants to ensure that its investors fully understand the impact of net income attributable to non-controlling interests, its stock-based compensation (net of any related tax impact) and non-recurring charges in determining net income attributable to common shareholders. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share should be considered in addition to, and not as a substitute for, net income and net income attributable to common shareholders and other measures of financial performance reported in accordance with U.S. GAAP.

The Company is required to maintain a minimum level of “EBITDA”, as such term is defined in the Company’s Fifth Amended and Restated Credit Agreement (and which is referred to herein as “Adjusted EBITDA per Credit Facility”, as the credit agreement includes additional adjustments beyond interest, taxes, depreciation and amortization). EBITDA and Adjusted EBITDA per Credit Facility (each as defined below) should not be construed as substitutes for net income or as better measures of liquidity as determined in accordance with U.S. GAAP. The Company believes that EBITDA and Adjusted EBITDA per Credit Facility are relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry.

	Twelve Months Ended	Twelve Months Ended
	December 31, 2019 (1)	December 31, 2018 (1)
Net income	$58,571	$33,595
Add (subtract):
Provision for income taxes	16,768	9,518
Interest expense, net of interest income	423	1,072
Depreciation and amortization, including film asset amortization	63,487	57,437
EBITDA	$139,249	$101,622
Stock and other non-cash compensation	23,570	23,723
Change in fair value of equity investment	517	—
Write-downs, net of recoveries including asset impairments and receivable provisions	6,806	5,338
Exit costs, restructuring charges and associated impairments	850	9,542
Legal arbitration award	—	11,737
Executive transition costs	—	2,994
Loss from equity accounted investments	(3)	492
Adjusted EBITDA before non-controlling interests	$170,989	$155,448
Adjusted EBITDA attributable to non-controlling interests (2)	(21,661)	(22,220)
Adjusted EBITDA per Credit Facility	$149,328	$133,228

(1)	Senior Secured Net Leverage Ratio calculated using twelve months ended Adjusted EBITDA per Credit Facility.
(2)

The Adjusted EBITDA per Credit Facility calculation specified for purpose of the minimum Adjusted EBITDA covenant excludes the reduction in Adjusted EBITDA from the Company’s non-controlling interests.

Return on Invested Capital

Return on Invested Capital (“ROIC”) is not defined under U.S. GAAP. Therefore, ROIC should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines ROIC as earnings before interest after taxes (before non-controlling interests) divided by total invested capital (total equity plus total debt less goodwill and other intangible assets). The Company believes ROIC is meaningful to investors as it focuses on shareholder value creation. A reconciliation of ROIC is presented in the table below.

	Twelve Months Ended December 31,
	2019	2018
Income from operations	$77,278	$45,176
Provision for income taxes	(16,768)	(9,518)
EBIAT Return	$60,510	$35,658
Total shareholders' equity	$637,187	$592,918
Total bank indebtedness	18,229	37,753
Less: Goodwill	39,027	39,027
Less: Other intangible assets	30,347	34,095
Total Invested Capital	$586,042	$557,549
Return on Invested Capital (Non-GAAP measure)	10.33%	6.40%

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Year Ended December 31, 2019 vs. 2018

A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below.

	Twelve Months Ended December 31,
	2019		2018
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net income	$58,571	$0.95	$33,595	$0.53
Adjustments:
Stock-based compensation	22,830	0.37	22,211	0.35
Exit costs, restructuring charges and associated impairments	850	0.01	9,542	0.15
Legal arbitration award	—	—	11,737	0.19
Executive transition costs	—	—	2,994	0.05
Change in fair value of equity investment	517	0.01	—	—
Impact of enactment of U.S. Tax Cuts and Jobs Act	—	—	—	—
Tax impact on items listed above	(5,614)	(0.09)	(9,873)	(0.16)
Adjusted net income	77,154	1.25	70,206	1.11
Net income attributable to non-controlling interests (1)	(11,705)	(0.19)	(10,751)	(0.17)
Stock-based compensation (net of tax of $0.1 million, and $0.1 million, respectively) (1)	(480)	(0.01)	(394)	(0.01)
Exit costs, restructuring charges and associated impairments (net of tax of $nil and $0.4 million, respectively) (1)	—	—	(1,262)	(0.02)
Change in fair value of equity investment	(184)	—	—	—
Adjusted net income attributable to common shareholders	$64,785	$1.05	$57,799	$0.91
Weighted average diluted shares outstanding		61,489		63,207

(1)	Reflects amounts attributable to non-controlling interests.

Free Cash Flow

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statement of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities.

12 Months Ended
December 31, 2019
Net cash provided by operating activities	$90,376
Net cash used in investing activities	(65,994)
Free cash flow	$24,382

AVAILABLE INFORMATION

We make available free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as soon as reasonably practicable after such filing has been made with the SEC. Reports are available at www.imax.com or by calling Investor Relations at 905-403-6500. Additional information relating to the Company is available at www.sedar.com. Financial information is provided in our comparative financial statements and MD&A for our most recently completed financial year. The text of the current copy of the Corporate Governance Guidelines is incorporated by reference into this Circular.

APPROVAL BY BOARD OF DIRECTORS

The contents and the sending of this Circular to each shareholder entitled to receive notice of the Meeting, to each director and to the auditors of the Company have been approved by the Board of Directors.

April 29, 2020

/s/ Kenneth I. Weissman

Kenneth I. Weissman
Senior Vice President, Legal Affairs
& Corporate Secretary

APPENDIX A

IMAX CORPORATION

SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

1.	Purposes of the IMAX LTIP

The purposes of the IMAX LTIP are to (a) promote the long term success of the Company and its Affiliates and to increase shareholder value by providing Eligible Individuals with incentives to contribute to the long term growth and profitability of the Company, and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Affiliates.

The original version of the IMAX LTIP became effective on June 11, 2013 upon its approval by shareholders and was amended and restated on June 6, 2016. The effectiveness of the original IMAX LTIP terminated any further grants under the Prior Plan. This Second Amended and Restated IMAX LTIP shall become effective upon adoption by the Board and approval by the Company’s shareholders (the “Effective Date”).

2.	Definitions and Rules of Construction
(a)	Definitions: For purposes of the IMAX LTIP, the following capitalized words shall have the meanings set forth below:

“Affiliate” means any Subsidiary and any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

“Award” means an Option, Restricted Share, Restricted Share Unit, Stock Appreciation Right, Performance Stock, Performance Stock Unit, Cash Performance Unit or Other Award granted by the Committee pursuant to the terms of the IMAX LTIP.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Beneficial Owner” and “Beneficially Owned” have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Cash Performance Unit” means a right to receive a Target Amount of cash in the future granted pursuant to Section 10(b).

“Cause” has the meaning determined by the Committee at the time of grant and set forth in the applicable Award Document. In the absence of any alternative definition approved by the Committee, Cause shall mean a termination of the Participant’s employment with the Company or one of its Affiliates (i) for “cause” as defined in an employment agreement applicable to the Participant, or (ii) in the case of a Participant who does not have an employment agreement that defines “cause”, because of:  (A) any act or omission that constitutes a material breach by the Participant of any obligations under an employment agreement with the Company or one of its Affiliates or an Award Document; (B) the continued failure or refusal of the Participant to substantially perform the duties reasonably required of the Participant as an employee of the Company or one of its Affiliates; (C) any willful and material violation by the Participant of any law or regulation applicable to the business of the Company or one of its Affiliates, or the Participant’s conviction of a felony, or any willful perpetration by the Participant of a common law fraud; or (D) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Affiliates.

“Change in Control” means

i.Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then-outstanding securities; or

ii.The following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

iii.There is consummated a merger or consolidation of the Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

iv.The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance promulgated thereunder as amended from time to time.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the IMAX LTIP, which committee shall meet the requirements of Section 16(b) of the Exchange Act, the applicable rules of the NYSE and all other applicable rules and regulations (in each case as amended or superseded from time to time); provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

“Common Share” means a share of Common Stock, as may be adjusted pursuant to Section 13(b).

“Common Stock” means the common stock of the Company, or such other class of share or other securities as may be applicable under Section 13.

“Company” means IMAX Corporation, a Canadian corporation, or any successor to all or substantially all of the Company’s business that adopts the IMAX LTIP.

“Disability” means a physical or mental disability or infirmity of the Participant that prevents the normal performance of substantially all of the Participant’s duties as an employee of the Company or any Affiliate, which disability or infirmity shall exist for any continuous period of 180 days within any twelve (12) month period. Notwithstanding the previous sentence, with respect to an Award that is subject to Section 409A of the Code where the payment or settlement of the Award will accelerate upon termination of employment as a result of the Participant’s Disability, no such termination will constitute a Disability for the purposes of the IMAX LTIP or any Award Document unless such event also constitutes a “disability” as defined under Section 409A of the Code.

“EBITA” means the Company’s earnings before interest, taxes and amortization.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Eligible Individuals” means the individuals described in Section 4(a) who are eligible for Awards under the IMAX LTIP.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended from time to time.

“Fair Market Value” means, with respect to a Common Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee in compliance with Section 409A of the Code, if applicable. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a Common Share on a given date shall equal the average of the closing selling prices of a Common Share on the preceding five trading days on the NYSE or such other securities exchanges, if any, as may be designated by the Board from time to time.

“Full-value Award” means an award of (i) Restricted Shares, (ii) Restricted Share Units, (iii) Performance Stock, (iv) Performance Stock Units, (v) Cash Performance Units or (vi) Other Awards.

“Good Reason” has the meaning determined by the Committee at the time of grant and set forth in the applicable Award Document. In the absence of any alternative definition approved by the Committee, Good Reason shall mean (i) the diminution of the Participant’s title and/or responsibilities or (ii) the Participant being required to relocate more than twenty-five (25) miles from the Participant’s then-existing office.

“IMAX LTIP” means this IMAX Corporation Second Amended and Restated Long-Term Incentive Plan, as amended or restated from time to time.

“IMAX LTIP Limit” means the maximum aggregate number of Common Shares that may be issued for all purposes under the IMAX LTIP as set forth in Section 5(a).

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” means an Option that is not intended to or fails to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“NYSE” means the New York Stock Exchange.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7.

“Other Award” means any form of Award (other than an Option, Performance Stock, Performance Stock Unit, Cash Performance Unit, Restricted Share, Restricted Share Unit or Stock Appreciation Right) granted pursuant to Section 11.

“Participant” means an Eligible Individual who has been granted an Award under the IMAX LTIP.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

“Performance Stock” means a Target Amount of Common Shares granted pursuant to Section 10(a).

“Performance Stock Unit” means a right to receive a Target Amount of Common Shares granted pursuant to Section 10(a).

“Performance Target” means the performance goals established by the Committee, which may be from among the performance criteria provided in Section 6(g), and set forth in the applicable Award Document.

“Permitted Transferees” means, in respect of Participants resident in a province or territory of Canada, a “permitted assign” within the meaning of National Instrument 45-106 (Prospectus and Registration Exemptions) or any successor instrument thereto, and in respect of all other Participants, (i) one or more trusts established in whole or in part for the benefit of one or more of a Participant’s family members and (ii) one or more entities which are Beneficially Owned in whole or in part by one or more of a Participant’s family members.

“Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

“Prior Plan” means the IMAX Corporation Stock Option Plan, as amended from time to time.

“Restricted Share” means a Common Share granted or sold pursuant to Section 8(a).

“Restricted Share Unit” means a right to receive one or more Common Shares (or cash, if applicable) in the future granted pursuant to Section 8(b).

“Service Factor” means the Participant’s (i) attaining the age of at least 55 and (ii) continuous service with the Company or any of its Subsidiaries and Affiliates for at least ten (10) years, or such other criteria that are deemed by the Committee to be an achievement of the Service Factor, provided, however, that, in the case of a resignation, the Participant must provide the Company with a written notice of intent to resign at least six (6) months prior to the Participant’s final day of employment with the Company.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Common Shares granted pursuant to Section 9.

“Subsidiary” means any foreign or domestic corporation, limited liability company, partnership or other entity of which fifty percent (50%) or more of the outstanding voting equity securities or voting power is Beneficially Owned directly or indirectly by the Company. For purposes of determining eligibility for the grant of Incentive Stock Options under the IMAX LTIP, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company or with which the Company combines in connection with a corporate transaction pursuant to the terms of an equity compensation plan that was approved by the shareholders of such company or other entity.

“Target Amount” means the target number of Common Shares or target cash value established by the Committee and set forth in the applicable Award Document.

(b)Rules of Construction:  The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the IMAX LTIP.

3.	Administration

a.Committee:  The IMAX LTIP shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

i.select the Participants from the Eligible Individuals;

ii.grant Awards in accordance with the IMAX LTIP;

iii.determine the number of Common Shares subject to each Award or the cash amount payable in connection with an Award;

iv.determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect or occurrence, if any, of a Participant’s termination of employment, separation from service or leave of absence with the Company or any of its Affiliates or, subject to Section 6(d), a Change in Control of the Company;

v.subject to Sections 15 and 16(e), amend the terms and conditions of an Award after the granting thereof;

vi.specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

vii.make factual determinations in connection with the administration or interpretation of the IMAX LTIP;

viii.adopt, prescribe, establish, amend, waive and rescind administrative regulations, rules and procedures relating to the IMAX LTIP;

ix.employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the IMAX LTIP and to rely upon any advice, opinion or computation received therefrom;

x.vary the terms of Awards to take into account tax and securities laws (or change thereto) and other regulatory requirements or to procure favorable tax treatment for Participants;

xi.correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the IMAX LTIP; and

xii.make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the IMAX LTIP or any Award Document.

b.IMAX LTIP Construction and Interpretation:  The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the IMAX LTIP and any Award Document delivered under the IMAX LTIP.

c.Prohibited Actions:  Notwithstanding the authority granted to the Committee pursuant to Sections 3(a) and 3(b), the Committee shall not have the authority, without obtaining shareholder approval, to:  (i) reprice or cancel Options and Stock Appreciation Rights in violation of Section 6(h); (ii) amend Section 5 to increase the IMAX LTIP Limit or any of the special limits listed therein; or grant Options or Stock Appreciation Rights with an exercise price that is less than 100% of the Fair Market Value of a Common Share on the date of grant in violation of Section 6(j).

d.Determinations of Committee Final and Binding:  All determinations by the Committee in carrying out and administering the IMAX LTIP and in construing and interpreting the IMAX LTIP shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

e.Delegation of Authority:  To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the IMAX LTIP to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Committee may not delegate its authority:  (i) to make Awards to individuals (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act or (B) who are officers of the Company who are delegated authority by the Committee hereunder; or (ii) pursuant to Section 15. For purposes of the IMAX LTIP, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(e).

f.Liability of Committee and its Delegates:  Subject to applicable laws, rules and regulations:  (i) no member of the Board or Committee (or its delegates pursuant to Section 3(e)) shall be liable for any good faith action, omission or determination made in connection with the operation, administration or interpretation of the IMAX LTIP; and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in accordance with applicable law in the manner provided in the Company’s by-laws and any indemnification agreements as they may be amended from time to time. In the performance of its responsibilities with respect to the IMAX LTIP, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

g.Action by the Board:  Anything in the IMAX LTIP to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the IMAX LTIP, may be exercised by the Committee may alternatively be exercised by the Board.

4.	Eligibility

a.Eligible Individuals:  Awards may be granted to officers, employees, directors and consultants of the Company or any of its Affiliates. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant.

b.Grants to Participants:  The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.	Common Shares Subject to the IMAX LTIP

a.IMAX LTIP Limit:  Subject to adjustment in accordance with Section 13, the maximum aggregate number of Common Shares that may be issued for all purposes under the IMAX LTIP shall be 17.7 million (17,700,000) Common Shares. All of the Common Shares subject to the IMAX LTIP Limit may be issued pursuant to Incentive Stock Options.

b.Rules Applicable to Determining Common Shares Available for Issuance:  The number of Common Shares remaining available for issuance will be reduced by the number of Common Shares actually delivered upon settlement or payment of an Award; provided, however, that, notwithstanding the above, every one (1) Common Share issued in respect of a Full-value Award will reduce the number of Common Shares that are available for issuance under the IMAX LTIP by 2.25 Common Shares. For purposes of determining the number of Common Shares that remain available for issuance under the IMAX LTIP:

i.Common Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award shall count against the IMAX LTIP Limit and shall not be made available for issuance or delivery under the IMAX LTIP;

ii.The full number of Common Shares that were subject to a net-settled Option or a stock-settled Stock Appreciation Right (rather than the net number of Shares actually delivered upon exercise) shall count against the IMAX LTIP Limit and shall not be made available for issuance or delivery under the IMAX LTIP;

iii.Common Shares repurchased on the open market with the proceeds of an Option exercise shall count against the IMAX LTIP Limit and shall not be made available for issuance or delivery under the IMAX LTIP; and

iv.Common Shares corresponding to Awards under the IMAX LTIP that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through the issuance of consideration other than Common Shares (including, without limitation, cash) shall not be counted against the IMAX LTIP Limit and shall again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right.

c.Special Limits:  Anything to the contrary in Section 5(a) above notwithstanding, but subject to adjustment under Section 13, the following special limits shall apply to Common Shares available for Awards under the IMAX LTIP:

i.the maximum number of Common Shares that may be subject to Options and Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal one million (1,000,000) Common Shares; and

ii.the maximum value of Awards (other than those Awards set forth in Section 5(c)(i)) that may be awarded to any Eligible Individual in any calendar year is five million dollars ($5,000,000) measured as of the date of grant (with respect to Awards denominated in cash) or two million (2,000,000) Common Shares measured as of the date of grant (with respect to Awards denominated in Common Shares).

d.To the extent not prohibited by applicable laws, rules and regulations, any Common Shares underlying Substitute Awards shall not be counted against the number of Common Shares remaining for issuance and shall not be subject to Section 5(c).

6.	Awards in General

a.Types of Awards; Exercise:  Awards under the IMAX LTIP may consist of Options, Restricted Shares, Restricted Share Units, Stock Appreciation Rights, Performance Stock, Performance Stock Units, Cash Performance Units and Other Awards. Any Award described in Sections 7 through 11 may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Subject to Section 6(g), Awards under the IMAX LTIP may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity. Subject to the provisions of the IMAX LTIP and the applicable Award Document, the Committee shall determine the permissible methods of exercise for any Award.

b.Terms Set Forth in Award Document:  The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which Award Document shall contain terms and conditions not inconsistent with the IMAX LTIP. Notwithstanding the foregoing, and subject to applicable laws, rules and regulations and except to the extent otherwise not permitted under the IMAX LTIP (including without limitation pursuant to Sections 6(d) and 6(l)), the Committee may at any time following grant:  (i) accelerate the vesting, exercisability, lapse of restrictions, settlement or payment of any Award; (ii) eliminate the restrictions and conditions applicable to an Award; or (iii) extend the post-termination exercise period of an outstanding Award (subject to the limitations of Section 409A of the Code). The terms of Awards may vary among Participants, and the IMAX LTIP does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

c.Termination of Employment:  The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Affiliates for any reason, including the Participant’s death, Disability or following the achievement of the Service Factor. Subject to applicable laws, rules and regulations and except to the extent otherwise not permitted under the IMAX LTIP (including without limitation pursuant to Sections 6(d) and 6(l)), in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions or conditions applicable to, or extend the post-termination exercise period of an outstanding Award (subject to the limitations of Section 409A of the Code). Such provisions may be specified in the applicable Award Document or determined at a subsequent time.

d.	Change in Control:

i.Subject to the terms and conditions as provided in an Award Document and other provisions of the IMAX LTIP, including Section 6(d)(ii), the following provisions shall apply in the event of a Change in Control:

1.To the extent the successor company (or a subsidiary or parent thereof) assumes the Award, with appropriate adjustments pursuant to Section 13 to preserve the value of the Award, or provides a substitute for the Award on substantially the same terms and conditions, the existing vesting schedule will continue to apply.

2.To the extent (x) the successor company (or a subsidiary or parent thereof) does not assume or provide a substitute for an Award on substantially the same terms and conditions or (y) the successor company (or a subsidiary or parent thereof) assumes the Award as provided in Section 6(d)(i)(1) above and the Participant’s employment or service relationship is terminated without Cause or with Good Reason within twenty-four (24) months following the Change in Control:

(A)any and all Options and Stock Appreciation Rights outstanding as of the effective date of the Change in Control shall become immediately exercisable, and shall remain exercisable until the earlier of the expiration of their initial term or the second (2nd) anniversary of the Participant’s termination of employment with the Company;

(B)any restrictions imposed on Restricted Shares and Restricted Share Units outstanding as of the effective date of the Change in Control shall lapse;

(C)the Performance Targets with respect to all Performance Units, Performance Stock and other performance-based Awards granted pursuant to Sections 6(g) or 10 outstanding as of the effective date of the Change in Control shall be deemed to have been attained at the specified target level of performance; and

(D)the vesting of all Awards denominated in Common Shares outstanding as of the effective date of the Change in Control shall be accelerated.

ii.Subject to the other terms of the IMAX LTIP and to applicable laws, rules and regulations, the Board or the Committee shall, at any time prior to, coincident with or after the effective time of a Change in Control, take such actions as it may consider appropriate, including, without limitation:  (A) provide for the acceleration of any vesting or exercisability of an Award, (B) provide for the adjustment of any performance conditions as the Committee deems necessary or appropriate to reflect the Change in Control or for the deemed attainment of performance conditions relating to an Award, (C) provide for the lapse of restrictions relating to an Award, (D) provide for the assumption, substitution, replacement or continuation of any Award by a successor or surviving corporation (or a parent or subsidiary thereof) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof), (E) provide that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Committee, or (F) terminate or cancel any outstanding Award in exchange for a cash payment (including, if as of the date of the Change in Control, the Committee determines that no amount would have been realized upon the exercise of the Award, then the Award may be cancelled by the Company without payment of consideration). Notwithstanding the foregoing or anything herein to the contrary, neither the Board nor the Committee shall take any of the actions described in clauses (A), (B), (C) or (F) of the preceding sentence in respect of an Award solely due to the occurrence of a Change in Control, except to the extent that the successor company in the Change in Control (or a subsidiary or parent thereof) does not assume or provide a substitute for the Award on substantially the same terms and conditions.

iii.Notwithstanding any other provision of the IMAX LTIP or any Award Document, the provisions of this Section 6(d) may not be terminated, amended, or modified following a Change in Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant.

iv.Notwithstanding any other provision of the IMAX LTIP or any Award Document, the payment or settlement of any Award that is considered to provide for a deferral of compensation subject to Section 409A of the Code shall not accelerate upon a Change in Control unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

e.Dividends and Dividend Equivalents:  The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award to recognize the Participant’s services in the year, which payments can either be paid currently or deemed to have been reinvested in Common Shares, and can be made in Common Shares, cash or a combination thereof, as the Committee shall determine; provided, however, that:  (i) dividends or dividend equivalents with respect to Performance Stock and Performance Stock Units shall be accumulated until, and shall be paid only to the extent that, such Award is earned and vested based on the satisfaction of the applicable performance measures and time-based vesting restrictions, (ii) dividends or dividend equivalents with respect to Awards that are subject to time-based vesting restrictions shall be accumulated until, and shall be paid only to the extent that, such Awards vest in accordance with their terms, and (iii) the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Cash Performance Units, Options or Stock Appreciation Rights.

f.Rights of a Shareholder:  A Participant shall have no rights as a shareholder with respect to Common Shares covered by an Award (including voting rights) until the date the Participant or his nominee becomes the holder of record of such Common Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13.

g.Performance-Based Awards:

i.The Committee may determine whether any Award under the IMAX LTIP is intended to be “performance-based compensation”. Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets. The Performance Targets may include one or more of the following performance criteria:  net income; cash flow or cash flow on investment; operating cash flow; pre-tax or post-tax profit levels or earnings; profit in excess of cost of capital; operating earnings; return on investment; free cash flow; free cash flow per share; earnings per share; return on assets; return on net assets; return on equity; return on capital; return on invested capital; return on sales; sales growth; growth in managed assets; operating margin; operating income; total shareholder return or stock price appreciation; EBITDA; EBITA; revenue; net revenues; market share, market penetration; productivity improvements; inventory turnover measurements; reduction of losses, loss ratios or expense ratios; reduction in fixed costs; operating cost management; cost of capital; and debt reduction.

ii.The Performance Targets shall be determined in accordance with generally accepted accounting principles (subject to adjustments and modifications approved by the Committee in advance) consistently applied on a business unit, divisional, Subsidiary or consolidated basis or any combination thereof.

iii.The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, business unit, or region and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, business unit, or region) or measured relative to selected peer companies or a market index.

iv.The Participants will be designated, and the applicable Performance Targets will be established, by the Committee within ninety (90) days following the commencement of the applicable Performance Period. Each Participant will be assigned a Target Amount payable if Performance Targets are achieved. Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. The Committee may determine, at the time of grant, that if performance exceeds the specified Performance Targets, the Award may be settled with payment greater than the Target Amount, but in no event may such payment exceed the limits set forth in Section 5(c). The Committee retains the right to reduce any Award notwithstanding the attainment of the Performance Targets.

v.The Committee may also grant Awards not intended to qualify as “performance-based compensation”. With respect to such Awards, the Committee may establish Performance Targets based on any criteria as it deems appropriate.

h.Repricing of Options and Stock Appreciation Rights:  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin off, combination, or exchange of Common Shares), the terms of outstanding Awards may not be amended, without shareholder approval, to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for (i) cash or other property, (ii) Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights or (iii) other Awards.

i.Recoupment:  Notwithstanding anything in the IMAX LTIP to the contrary, all Awards granted under the IMAX LTIP, any payments made under the IMAX LTIP and any gains realized upon exercise or settlement of an Award shall be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.

j.Minimum Grant or Exercise Price:  In no event shall the exercise price per Common Share of an Option or the grant price per Common Share of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant; provided, however, that the exercise price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

k.Term of Options and Stock Appreciation Rights:  An Option or Stock Appreciation Right shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Award. The Committee may extend the term of an Option or Stock Appreciation Right after the time of grant; provided, however, that the term of an Option or Stock Appreciation Right may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Award.

l.Minimum Vesting Period:  Notwithstanding anything herein to the contrary and subject to Sections 6(c) and (d) hereof, no Awards granted after the Effective Date may vest in full prior to the first anniversary of the date of grant, except in the case of a Substitute Award made in replacement of an Award that is already fully vested or scheduled to vest in full in less than one year from the date of grant of such Substitute Award. Notwithstanding the foregoing, for Awards other than Awards that are (i) not Full-value Awards and were granted prior to the Effective Date or (ii) accelerated based on satisfaction of the Service Factor, Awards covering an aggregate of no more than 5% of the total number of Common Shares authorized for issuance under the Plan pursuant to Section 5(a) may be granted pursuant to Awards that provide for vesting in full less than one year following the date of grant.

7.	Terms and Conditions of Options

a.General:  The Committee, in its discretion, may grant Options to Eligible Individuals and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

b.Payment of Exercise Price:  Subject to the provisions of the applicable Award Document and Company policy in effect from time to time, the exercise price of an Option may be paid (i) in cash or cash equivalents, (ii) by actual delivery or attestation to ownership of freely transferable Common Shares already owned by the person exercising the Option, (iii) by a combination of cash and Common Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Common Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Committee from time to time that permits Participants to exercise Options by delivering irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or such other procedures determined by the Company from time to time.

c.Incentive Stock Options: The exercise price per Common Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant. No Incentive Stock Option may be issued pursuant to the IMAX LTIP to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Common Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. No Incentive Stock Option may be granted under the IMAX LTIP after the tenth anniversary of the Effective Date. The terms of any Incentive Stock Option granted under the IMAX LTIP shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.

8.	Terms and Conditions of Restricted Shares and Restricted Share Units

a.Restricted Shares:  The Committee, in its discretion, may grant or sell Restricted Shares to Eligible Individuals. An Award of Restricted Shares shall consist of one or more Common Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the IMAX LTIP and established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Shares may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

b.Restricted Share Units:  The Committee, in its discretion, may grant Restricted Share Units to Eligible Individuals. A Restricted Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the IMAX LTIP and the applicable Award Document, one or more Common Shares. Restricted Share Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. If and when the cancellation provisions lapse, the Restricted Share Units shall become Common Shares owned by the applicable Participant or, at the sole discretion of the Committee, cash, or a combination of cash and Common Shares, with a value equal to the Fair Market Value of the Common Shares at the time of payment.

9.	Stock Appreciation Rights

The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. The Committee may grant Stock Appreciation Rights in tandem with Options or as stand-alone Awards. Each Stock Appreciation Right shall be subject to the terms, conditions and restrictions set forth in the IMAX LTIP and established by the Committee in connection with the Award and specified in the applicable Award Document. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value of a Common Share on the exercise date of the number of Common Shares for which the Stock Appreciation Right is exercised over the per Common Share grant price for such Stock Appreciation Right specified in the applicable Award Document. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Common Shares, as determined by the Committee on or following the date of grant.

10.	Terms and Conditions of Performance Stock, Performance Stock Units and Cash Performance Units

a.Performance Stock or Performance Stock Units:  The Committee may grant Performance Stock or Performance Stock Units to Eligible Individuals. An Award of Performance Stock or Performance Stock Units shall consist of, or represent a right to receive, a Target Amount of Common Shares granted to an Eligible Individual based on the achievement of Performance Targets over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the IMAX LTIP and established by the Committee in connection with the Award and specified in the applicable Award Document. Payments to a Participant in settlement of an Award of Performance Stock or Performance Stock Units may be made in cash or Common Shares, as determined by the Committee on or following the date of grant.

b.Cash Performance Units:  The Committee, in its discretion, may grant Cash Performance Units to Eligible Individuals. A Cash Performance Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the IMAX LTIP and established by the Committee in connection with the Award and specified in the applicable Award Document, a Target Amount of cash based upon the achievement of Performance Targets over the applicable Performance Period. Payments to a Participant in settlement of an Award of Cash Performance Units may be made in cash or Common Shares, as determined by the Committee on or following the date of the grant.

11.	Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the IMAX LTIP and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Shares, for the acquisition or future acquisition of Common Shares, or any combination thereof.

12.	Certain Restrictions

a.Transfers:  No Award shall be transferable other than pursuant to a beneficiary designation approved by the Company, by last will and testament or by the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

b.Award Exercisable Only by Participant:  During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 12(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

13.	Recapitalization or Reorganization

a.Authority of the Company and Shareholders:  The existence of the IMAX LTIP, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

b.Change in Capitalization:  Notwithstanding any provision of the IMAX LTIP or any Award Document, the number and kind of Common Shares authorized for issuance under Section 5, including the maximum number of Common Shares available under the special limits provided for in Section 5(c), shall be equitably adjusted in the manner deemed necessary by the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary stock or cash dividend, split-up, spin-off, combination, exchange of Common Shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Common Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the IMAX LTIP. In addition, upon the occurrence of any of the foregoing events, the number and kind of Common Shares subject to any outstanding Award and the exercise price per Common Share (or the grant price per Common Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted in the manner deemed necessary by the Committee (including by payment of cash to a Participant) in order to preserve the benefits or potential benefits intended to be made available to Participants. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject (subject to the limitations of Section 409A of the Code).

14.	Term of the IMAX LTIP

Unless earlier terminated pursuant to Section 15, the IMAX LTIP shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the IMAX LTIP after the tenth (10th) anniversary of the Effective Date.

15.	Amendment and Termination

Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the IMAX LTIP; provided, however, that no termination, amendment, modification or suspension (i) will be effective without the approval of the shareholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of the NYSE and such other securities exchanges, if any, as may be designated by the Board from time to time, and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the IMAX LTIP without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the IMAX LTIP or any Award under the IMAX LTIP without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, or take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b)) or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company.

16.	Miscellaneous

a.Tax Withholding:  The Company or an Affiliate, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Common Shares, the Company or an Affiliate, as appropriate, may permit or require a Participant to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Common Shares that would otherwise be received by such individual or to repurchase Common Shares that were issued to the Participant to satisfy the tax withholding obligations in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time, up to the maximum rate. The Company or an Affiliate, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

b.No Right to Awards or Employment:  No person shall have any claim or right to receive Awards under the IMAX LTIP. Neither the IMAX LTIP, the grant of Awards under the IMAX LTIP nor any action taken or omitted to be taken under the IMAX LTIP shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any of its Affiliates, or to interfere with or to limit in any way the right of the Company or any of its Affiliates to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the IMAX LTIP shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and its Affiliates, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

c.Securities Law Restrictions:  An Award may not be exercised or settled, and no Common Shares may be issued in connection with an Award, unless the issuance of such shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable foreign securities laws. The Committee may require each Participant purchasing or acquiring Common Shares pursuant to an Award under the IMAX LTIP to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Common Shares for investment purposes and not with a view to the distribution thereof. All certificates for Common Shares delivered under the IMAX LTIP shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any exchange upon which the Common Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

d.Section 16 of the Exchange Act:  Notwithstanding anything contained in the IMAX LTIP or any Award Document under the IMAX LTIP to the contrary, if the consummation of any transaction under the IMAX LTIP, or the taking of any action by the Committee in connection with a Change in Control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

e.Section 409A of the Code:  To the extent that the Committee determines that any Award granted under the IMAX LTIP is subject to Section 409A of the Code, the Award Document evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the IMAX LTIP and Award Documents shall be interpreted in accordance with Section 409A of the Code and interpretive guidance issued thereunder. Notwithstanding any contrary provision in the IMAX LTIP or an Award Document, if the Committee determines that any provision of the IMAX LTIP or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, the Committee may modify or amend such provision of the IMAX LTIP or Award Document without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the IMAX LTIP shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code.

f.Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States:  To the extent that Awards under the IMAX LTIP are awarded to Eligible Individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

g.References to Termination of Employment:  References to “termination of employment” shall also mean termination of any other service relationship of the Participant with the Company, as applicable.

h.No Limitation on Corporate Actions:  Nothing contained in the IMAX LTIP shall be construed to prevent the Company or any Affiliate from taking any corporate action, whether or not such action would have an adverse effect on any Awards made under the IMAX LTIP. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

i.Unfunded Plan:  The IMAX LTIP is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Common Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.

j.Successors:  All obligations of the Company under the IMAX LTIP with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

k.Application of Funds:  The proceeds received by the Company from the sale of Common Shares pursuant to Awards will be used for general corporate purposes.

l.Satisfaction of Obligations:  Subject to applicable laws, rules and regulations, the Company may apply any cash, Common Shares, securities or other consideration received upon exercise of settlement of an Award to any obligations a Participant owes to the Company and its Affiliates in connection with the IMAX LTIP or otherwise.

m.Award Document:  In the event of any conflict or inconsistency between the IMAX LTIP and any Award Document, the IMAX LTIP shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

n.Headings:  The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the IMAX LTIP.

o.Severability:  If any provision of this IMAX LTIP is held unenforceable, the remainder of the IMAX LTIP shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the IMAX LTIP.

p.Governing Law:  Except as to matters of federal law, the IMAX LTIP and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.

8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com Security Class COMMON SHARES Holder Account Number Fold Form of Proxy Annual and Special Meeting of IMAX Corporation to be held on June 3, 2020 This Form of Proxy is solicited by and on behalf of Management. Fold CONTROL NUMBER Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 10:00 a.m., Eastern Time, on June 1, 2020. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK To Vote Using the Telephone To Vote Using the Internet To Receive Documents Electronically Call the number listed BELOW from a touch tone telephone. Go to the following web site: www.investorvote.com Smartphone Scan the QR code to vote now. You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com and clicking at the bottom of the page. To Virtually Attend the Meeting • You can attend the meeting virtually by visiting the URL provided on the back of this proxy 1-866-732-VOTE (8683) Toll Free If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER

Appointment of Proxyholder The undersigned common shareholder of IMAX Corporation (the “Company”) hereby appoints Richard L. Gelfond, failing whom, Robert D. Lister, failing whom, Kenneth I. Weissman OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. Note If completing the appointment box above YOU MUST go to https www.computershare.com IMAX and provide Computershare with the name and email address of the person you are appointing. Computershare will use this information ONLY to provide the appointee with a user name to gain entry to the online meeting. as my our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of IMAX Corporation to be held online at https web.lumiagm.com 205601388 on June 3, 2020 at 10:00 a.m., Eastern Time, and at any adjournment thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors 01. Neil S. Braun For Withhold 04. Richard L. Gelfond 02. Eric A. Demirian For Withhold 05. David W. Leebron 03. Kevin Douglas For Withhold 06. Michael MacMillan 07. Dana Settle 08. Darren Throop 09. Bradley J. Wechsler Fold 2. Appointment of Auditors Note: Voting Withhold is the equivalent to voting Abstain. In respect of the appointment of Pricewat erhouseCoopers LLP as auditors of the Company and authorizing the directors to fix their remuneration 3. Advisory Vote on Named Executive Officer Compensation Note: Voting Abstain is the equivalent to voting Withhold. Advisory resolution to approve the compensation of the Company’s Named Executive Officers as set forth in the accompanying Proxy Circular and Proxy Statement. For Against 4. Second Amended and Restated Long Term Incentive Plan Note: Voting Withhold is the equivalent to voting Abstain. In respect of the approval of the Second Amended and Restated Long-Term Incentive Plan as set forth in Appendix A to the Proxy Circular and For Against Withhold Abstain Authorized Signature(s) This section must be completed for your instructions to be executed. I We authorize you to act in accordance with my our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. Signature(s) Date Interim Financial Statements Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com mailinglist. MM DD YY Fold